Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

----------------------------------------------------	x
:
In re	: Chapter 11
:
HALCÓN RESOURCES	: Case No. 16-11724 (BLS)
CORPORATION, et al.,	:
: Jointly Administered
Debtors.(1)	: Re: Docket Nos. 7, 17, 185, and 187
----------------------------------------------------	x

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) APPROVING
THE DEBTORS’ (A) DISCLOSURE STATEMENT PURSUANT TO SECTIONS
1125 AND 1126(b) OF THE BANKRUPTCY CODE, (B) SOLICITATION OF
VOTES AND VOTING PROCEDURES, AND (C) FORMS OF BALLOTS, AND
(II) CONFIRMING THE AMENDED JOINT PREPACKAGED CHAPTER 11
PLAN OF HALCÓN RESOURCES CORPORATION, ET AL.
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Halcón Resources Corporation (“Holdings”) and its affiliated debtors in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), as debtors and debtors in possession (collectively, the “Debtors”), having proposed and filed:

(A)                               that certain Joint Prepackaged Plan of Halcón Resources Corporation, Et Al. Under Chapter 11 of the Bankruptcy Code, dated June 20, 2016 (ECF No. 16) and filed with the United States Bankruptcy Court for the District of Delaware (the “Court”) on July 27, 2016, as amended on September 2, 2016 (ECF No. 185 (as supplemented by the Plan Supplement (as defined below), and as otherwise modified, amended or supplemented in accordance with the terms thereof and this Order, the “Plan(2)”), annexed hereto as Exhibit A;

(1)  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Halcón Resources Corporation (0684); Halcón Holdings, Inc. (5102); HK Resources, LLC (9194); The 7711 Corporation (4003); Halcón Gulf States, LLC (2976); Halcón Louisiana Operating, L.P. (9727); Halcón Field Services, LLC (0280); Halcón Energy Properties, Inc. (5292); Halcón Operating Co., Inc. (3588); Halcón Williston I, LLC (9550); Halcón Williston II, LLC (9676); Halcón Resources Operating, Inc. (4856); HRC Energy Louisiana, LLC (1433); HRC Energy Resources (WV), Inc. (2713); HRC Production Company (3501); Halcón Energy Holdings, LLC (0538); HRC Energy, LLC (5010); HK Energy, LLC (8956); HK Louisiana Operating, LLC (4549); HK Oil & Gas, LLC (0502); HK Energy Operating, LLC (8107); HRC Operating, LLC (5129).  The Debtors’ mailing address is 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(2)  Capitalized terms used but not otherwise herein defined shall have the meanings ascribed to such terms in the Plan.

(B)                               that certain supplement to the Plan, dated and filed with the Court on September 2, 2016 (ECF No. 187) (as the documents contained therein have been or may be further amended, modified or supplemented from time to time, the “Plan Supplement”);

(C)                               that certain Disclosure Statement for Joint Prepackaged Plan of Halcón Resources Corporation, Et Al. Under Chapter 11 of the Bankruptcy Code, dated June 20, 2016 (ECF No. 17) and filed with the Court on July 27, 2016 (the “Disclosure Statement”); and

(D)                               appropriate ballots (the “Ballots”) for voting on the Plan, in the forms attached as Exhibits “B-1” through “B-7” to the Debtors’ Motion for Entry of an Order (i) Scheduling Combined Hearing on (a) Adequacy of Disclosure Statement and (b) Confirmation of Prepackaged Plan; (ii) Fixing Deadline to Object to Disclosure Statement and Prepackaged Plan; (iii) Approving Prepetition Solicitation Procedures and Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline; (iv) Conditionally (a) Directing the United States Trustee not to Convene Section 341 Meeting of Creditors and (b) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (v) Granting Related Relief, dated July 27, 2016 (ECF No. 7) (the “Scheduling Motion”), with such Ballots having been duly transmitted to the holders of Claims and Interests in compliance with the procedures (the “Solicitation Procedures”) set forth in the Scheduling Motion and conditionally approved by the Court pursuant to the Scheduling Order (as defined below), as evidenced by that certain Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC, Regarding Service of Solicitation Packages and Tabulation of Ballots Cast on Joint Prepackaged Plan of Reorganization of Halcón Resources Corporation, et al. Under Chapter 11 of the Bankruptcy Code, dated July 27, 106 (ECF No. 18) (the “Voting Certification”);

and the Court having entered the Order (i) Scheduling Combined Hearing on (a) Adequacy of Disclosure Statement and (b) Confirmation of Prepackaged Plan; (ii) Fixing Deadline to Object to Disclosure Statement and Prepackaged Plan; (iii) Approving Prepetition Solicitation Procedures and Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline; (iv) Conditionally (a) Directing the United States Trustee not to Convene Section 341 Meeting of Creditors and (b) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (v) Granting Related Relief, on July 29, 2017 (ECF No. 50) (the “Scheduling Order”), which, among other things, conditionally

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approved the Solicitation Procedures and scheduled the combined hearing to approve the Disclosure Statement and consider confirmation of the Plan for September 8, 2016 (the “Combined Hearing”); and due and proper notice of the Combined Hearing (the “Combined Notice”) having been given to holders of Claims against and Interests in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedures (the “Bankruptcy Rules”), the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Scheduling Order, and the Solicitation Procedures, as established by the affidavits of service, mailing, and/or publication filed with the Court, including (i) the Affidavit of Service of Forrest Kuffer regarding the service of the Combined Notice, dated August 9, 2016 (ECF No. 93), (ii) the Certificate of Publication—Houston Chronicle, dated August 12, 2016 (ECF No. 103), and (iii) Certificate of Publication —USA Today, dated August 12, 2016 (ECF No. 104) (such affidavits, collectively, the “Notice Affidavits”), and such notice being sufficient under the circumstances and no further notice being required; and due and proper notice of the Plan Supplement having been given to holders of Claims against and Interests in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, as established by the Affidavit of Service of Cassandra Murray, dated September 7, 2016 (ECF No. 195]), and such filings and notices thereof being sufficient under the circumstances and no further notice being required; and based upon and after full consideration of the entire record of the Combined Hearing, including (i) the Disclosure Statement, (i) the Plan (including the Plan Supplement), (iii) the Voting Certification, and (iv) the Declaration of Stephen W. Herod in Support of Debtors’ Request for (i) Approval of Debtors’ Disclosure Statement, (ii) Final Approval of Solicitation Procedures, (iii) Confirmation

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of Amended Joint Prepackaged Plan of Halcón Resources Corporation, Et Al. Under Chapter 11 of the Bankruptcy Code and (iv) Omnibus Reply to Confirmation Objections, dated September 2, 2016 (ECF No. 189) (the “Confirmation Declaration”); and any objections or responses to the approval of the Disclosure Statement and/or confirmation of the Plan all having been withdrawn, resolved or otherwise overruled by the Court; and the Court being familiar with the Disclosure Statement and the Plan and other relevant factors affecting the Chapter 11 Cases; and the Court being familiar with, and having taken judicial notice of, the entire record of the Chapter 11 Cases; and upon the arguments of counsel and the evidence proffered and adduced at the Combined Hearing; and the Court having found and determined that the Disclosure Statement should be approved and the Plan should be confirmed as reflected by the Court’s rulings made herein and at the Combined Hearing; and after due deliberation and sufficient cause appearing therefor; the Court hereby FINDS, DETERMINES, AND CONCLUDES that:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.                                    Findings and Conclusions.  The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.                                    Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)).  The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated February 29, 2012.  Approval of the Disclosure Statement and

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confirmation of the Plan are core proceedings pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto.  The Debtors are eligible debtors under section 109 of the Bankruptcy Code.  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.  The Debtors are proper plan proponents under section 1121(a) of the Bankruptcy Code.

C.                                    Chapter 11 Petitions.  On July 27, 2016 (the “Petition Date”), each Debtor commenced with this Court a voluntary case under chapter 11 of the Bankruptcy Code.  The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code.  No statutory committee of unsecured creditors has been appointed pursuant to section 1102 of the Bankruptcy Code.  Further, in accordance with an order of this Court, the Debtors’ cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

D.                                    Judicial Notice.  The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

E.                                     Burden of Proof.  Each of the Debtors has met the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

F.                                      Adequacy of Disclosure Statement.  The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy law, including the Securities Act of 1933, as amended (the “Securities Act”),

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(b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions set forth therein, and (c) is approved in all respects.

G.                                    Voting.  As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law.

H.                                   Solicitation.  Prior to the Petition Date, the Plan, the Disclosure Statement, the Ballots, and a cover letter from the Debtors, and, subsequent to the Petition Date, the Combined Notice (collectively, the “Solicitation and Notice Materials”), were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, and the Scheduling Order.  The forms of the Ballots adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for holders of Claims and Interests in Class 5 (Third Lien Note Claims), Class 6 (Unsecured Note Claims), Class 7 (Convertible Note Claims), and Class 11 (Preferred Stock Interests) — the Classes of Claims and Interests entitled under the Plan to vote to accept or reject the Plan.  The period during which the Debtors solicited acceptances to the Plan was a reasonable period of time for holders to make an informed decision to accept or reject the Plan.  The Debtors were not required to solicit votes from the holders of Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 3 (Revolving Credit Agreement Claims), Class 4 (Second Lien Note Claims), Class 8 (General Unsecured Claims), Class 9 (Intercompany Claims), and Class 10 (Intercompany Interests) as each such class is Unimpaired under the Plan.  The Debtors also were not required to solicit votes from the holders of Class 12 (Existing Equity Interests) and Class 13 (Section 510(b)

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Claims), as such Classes were not entitled to receive any recoveries under the Plan and are deemed to reject the Plan.  As described in and as evidenced by the Voting Certification and the Notice Affidavits, the transmittal and service of the Plan, the Disclosure Statement, the Ballots, the Combined Notice, and publication of such Combined Notice (all of the foregoing, the “Solicitation”) was timely, adequate, and sufficient under the circumstances.  The Solicitation of votes on the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and any other applicable rules, laws and regulations.  The Released Parties are entitled to the protection of section 1125(e) of the Bankruptcy Code.

I.                                        Notice.  As is evidenced by the Voting Certification and the Notice Affidavits, the transmittal and service of the Solicitation and Notice Materials was adequate and sufficient under the circumstances, and all parties required to be given notice of the Combined Hearing (including the deadline for filing and serving objections to the adequacy of the Disclosure Statement and confirmation of the Plan) have been given appropriate and satisfactory notice in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law and such parties have had an opportunity to appear and be heard with respect thereto.  No other or further notice is required.

J.                                        Plan Supplement.  On September 2, 2016, the Debtors filed the Plan Supplement containing the following documents: (i) the Amended Organizational Documents; (ii) the Amended Revolving Credit Agreement; (iii) the New Warrants; (iv) the Management

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Incentive Plan; and (v) the members of the New Board and information required to be disclosed in connection with section 1129(a)(5) of the Bankruptcy Code.

K.                                    Modifications and Amendments to the Plan.  On September 2, 2016, the Debtors filed the Amended Joint Prepackaged Plan of Halcón Resources Corporation, Et Al. Under Chapter 11 of the Bankruptcy Code (ECF No. 185).  Modifications, amendments, and supplements made to the Plan since the Solicitation (i) complied in all respects with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and (ii) do not require re-solicitation of votes with respect to the Plan.  Adequate and sufficient notice of such modifications, amendments and supplements has been given, no further notice is or shall be required, and such modifications, amendments, and supplements are approved in full.  The votes cast to accept the Plan are deemed to have been cast with respect to the Plan as so modified, amended, and supplemented.

Compliance with the Requirements of Section 1129 of the Bankruptcy Code

L.                                     Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Plan is dated and identifies the Debtors as proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(a)                                 Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)).  In addition to Administrative Expense Claims, Fee Claims, and Priority Tax Claims, which need not be classified, Sections 3 and 4 of the Plan classify ten (10) Classes of Claims against, and three (3) Classes of Interests in, the Debtors.  The Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class.  Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between

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holders of Claims and Interests.  The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b)                                 Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Sections 3 and 4 of the Plan specify that Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 3 (Revolving Credit Agreement Claims), Class 4 (Second Lien Note Claims), Class 8 (General Unsecured Claims), Class 9 (Intercompany Claims), and Class 10 (Intercompany Interests) are unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)                                  Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Sections 3 and 4 of the Plan designate Class 5 (Third Lien Note Claims), Class 6 (Unsecured Note Claims), Class 7 (Convertible Note Claims), Class 11 (Preferred Equity Interests), Class 12 (Existing Equity Interests), and Class 13 (Section 510(b) Claims) as impaired within the meaning of section 1124 of the Bankruptcy Code and specify the treatment of the Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d)                                 No Discrimination (11 U.S.C. § 1123(a)(4)).  The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e)                                  Implementation of the Plan (11 U.S.C. § 1123(a)(5)).  The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including, without limitation, (i) the Amended Revolving Credit Agreement, (ii) the authorization, issuance and delivery of the New Common Shares and New Warrants, (iii)

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the exercise of Existing Warrants, (iv) the cancellation of certain existing security interests, including, without limitation, the Third Lien Notes, the Third Lien Note Indenture, the Unsecured Notes, the Unsecured Note Indentures, the Convertible Note Purchase Agreement, the Preferred Stock Certificate of Designation, the Existing Equity Interests, the Existing Warrants and all options and other entitlements to purchase and/or receive Existing Equity Interests or Existing Warrants, (v) the composition of the board of directors and list of officers of each Reorganized Debtor, (vi) the cancellation of liens securing certain Secured Claims, (vii) the Management Incentive Plan, and (viii) the taking of all necessary or appropriate actions by the Debtors or Reorganized Debtors, as applicable, to effectuate the Restructuring under and in connection with the Plan.

(f)                                   Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. § 1123(a)(6)).  The Amended Organizational Documents prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.  The issuance of the New Common Shares complies with section 1123(a)(6) of the Bankruptcy Code.  On the Effective Date, the boards of directors of each Reorganized Debtor shall be deemed to have adopted the Amended Organizational Documents.

(g)                                  Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)).  The Plan Supplement and Section 5.6 of the Plan contain provisions with respect to the manner of selection of directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.  The Debtors have identified the directors and officers of each Reorganized Debtor in the Plan Supplement.

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(h)                                 Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1)).  Pursuant to Sections 3 and 4 of the Plan, as set forth in section 1123(b)(1) of the Bankruptcy Code, (a) Class 1 (Oher Priority Claims), Class 2 (Other Secured Claims), Class 3 (Revolving Credit Agreement Claims), Class 4 (Second Lien Note Claims), Class 8 (General Unsecured Claims), Class 9 (Intercompany Claims) and Class 10 (Intercompany Interests) are unimpaired, and (b) Class 5 (Third Lien Note Claims), Class 6 (Unsecured Note Claims), Class 7 (Convertible Note Claims), Class 11 (Preferred Stock Interests), Class 12 (Existing Equity Interests), and Class 13 (Section 510(b) Claims) are impaired.

(i)                                     Assumption and Rejection (11 U.S.C. § 1123(b)(2)).  Section 8 of the Plan addresses the assumption and rejection of executory contracts and unexpired leases, and meets the requirements of section 365(b) of the Bankruptcy Code.  There have been no objections to the Debtors’ assumption of executory contracts and unexpired leases pursuant to Section 8 of the Plan.

(j)                                    Retention of Causes of Action and Reservation of Rights (11 U.S.C. § 1123(b)(3)).  Except as otherwise provided in the Plan, including Sections 10.5, 10.6, 10.7 and 10.8 of the Plan, pursuant to section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any Person without the approval of the Court, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives; and (ii) the turnover of any property of the Debtors’ estates; provided, however

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that the Reorganized Debtors shall not retain any Claims or Causes of Action against the Released Parties (other than Claims or Causes of Action arising out of or relating to any act or omission of a Released Party that is a criminal act or constitutes fraud, gross negligence and willful misconduct, which Claims or Causes of Action are hereby preserved).  The Reorganized Debtors or their successor(s) may pursue such retained claims, rights, or causes of action, suits or proceedings, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

(k)                                 Unaffected Rights of Holders of Classes of Claims (11 U.S.C. § 1123(b)(5)).  The Plan leaves unaffected the rights of holders of Claims and Interests in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 3 (Revolving Credit Agreement Claims), Class 4 (Second Lien Note Claims), Class 8 (General Unsecured Claims), Class 9 (Intercompany Claims), and Class 10 (Intercompany Interests).  Thus, the Plan complies with section 1123(b)(5) of the Bankruptcy Code.

(l)                                     Additional Plan Provisions (11 U.S.C. § 1123(b)(6)).  The provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

(m)                             Cure of Defaults (11 U.S.C. § 1123(d)).  Section 8.2 of the Plan provides for the satisfaction of default claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  All Cure amounts will be determined in accordance with the underlying agreements and applicable non-bankruptcy law.  Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

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M.                                 The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Debtors have complied with the applicable provisions of the Bankruptcy Code.  Specifically:

(a)                                 Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code; and

(b)                                 The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and in transmitting the Plan, the Plan Supplement, the Disclosure Statement, the Ballots, and related documents and notices, including the Combined Notice, and in soliciting and tabulating the votes on the Plan, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy law, the Scheduling Order, and all other applicable law.

N.                                    Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Debtors have proposed the Plan (and all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, and the record of the Combined Hearing, and other proceedings held in these Chapter 11 Cases.  The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to effectuate a successful reorganization of the Debtors.  The Plan (including all documents necessary to effectuate the Plan) was negotiated at arm’s length among representatives of the Debtors, the Consenting Creditors, and their respective professionals.  Each of the Consenting Creditors, and those holders of Second Lien Notes (the “Consenting Second Lien Noteholders”) party to that certain Lock-Up Agreement,

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dated as of July 22, 2016 (the “Second Lien Support Agreement”), supports confirmation of the Plan.  Further, the Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful reorganization.

O.                                    Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).

(a)                                 Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with their Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

(b)                                 As part of the negotiated terms on which the Debtors and the Consenting Creditors agreed to proceed with the consensual, prepackaged restructuring reflected in the Plan, the Debtors have agreed to pay reasonable and documented out-of-pocket fees, costs and expenses incurred by each of the Revolving Credit Agreement Agent and each of the Consenting Creditors, and expenses of their respective legal and financial advisors (but no more than one legal counsel, one local counsel in each appropriate jurisdiction and one financial advisor for each of the Revolving Credit Agreement Agent and the Consenting Third Lien Noteholders, and the Consenting Unsecured Noteholders, the Convertible Noteholder, and the Consenting Preferred Holders) (collectively, the “Restructuring Expenses”).

P.                                      Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.  The identity and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors

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upon the Effective Date of the Plan have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Interests in the Debtors and with public policy.  The composition of the boards of directors and list of officers for each of the Reorganized Debtors has been disclosed in the Plan Supplement prior to the Combined Hearing.  Each such member will serve in accordance with the terms and subject to the conditions of the Amended Organizational Documents, as applicable.

Q.                                    No Rate Changes (11 U.S.C. § 1129(a)(6)).  The Plan does not provide for rate changes by any of the Reorganized Debtors.  Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

R.                                    Best Interest of Creditors (11 U.S.C. § 1129(a)(7)).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The liquidation analysis provided in the Disclosure Statement and other evidence proffered or adduced at the Combined Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

S.                                      Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).  Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 3 (Revolving Credit Agreement Claims), Class 4 (Second Lien Note Claims), Class 8 (General Unsecured Claims), Class 9 (Intercompany Claims) and Class 10 (Intercompany Interests) are Classes of Unimpaired Claims and Interests that are conclusively presumed to have accepted the Plan in accordance with section 1126(f) of

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the Bankruptcy Code.  Class 12 (Existing Equity Interests) and Class 13 (Section 510(b) Claims) are Classes of Impaired Claims and Interests that are conclusively presumed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code.  Class 5 (Third Lien Note Claims), Class 6 (Unsecured Note Claims), Class 7 (Convertible Note Claims), and Class 11 (Preferred Stock Interests) have voted to accept the Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, without regard to the votes of insiders of the Debtors.

T.                                     Reinstatement of Second Lien Notes.  The Plan does not alter the legal, equitable, and contractual rights of the holders of Claims in Class 4 (Second Lien Note Claims).  Accordingly, Reinstatement of such Claims is fair and equitable under the circumstances.

U.                                    Treatment of Administrative Expense Claims, Fee Claims and Priority Tax Claims (11 U.S.C. § 1129(a)(9)).  The treatment of Allowed Administrative Expense Claims and Fee Claims pursuant to Sections 2.1 and 2.2, respectively, of the Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code.  The treatment of Priority Tax Claims pursuant to Section 2.3 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.  The treatment of Other Priority Claims pursuant to Section 4.1 of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code.  Pursuant to the Plan, no holder of an Administrative Expense Claim other than a holder of a Fee Claim is required to file a proof of claim or request for payment of administrative expenses under section 503(b) of the Bankruptcy Code.

V.                                    Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)).  Class 5 (Third Lien Note Claims), Class 6 (Unsecured Note Claims), Class 7 (Convertible Note Claims), and Class 11 (Preferred Stock Interests) have voted to accept the Plan by the requisite majorities,

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determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

W.                                 Feasibility (11 U.S.C. § 1129(a)(11)).  The information in the Disclosure Statement, the Confirmation Declaration, and the evidence proffered or adduced at the Combined Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and their business in the ordinary course and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

X.                                    Payment of Fees (11 U.S.C. § 1129(a)(12)).  All fees currently payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to Section 12.1 of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

Y.                                    Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)).  Section 8.4 of the Plan provides that all material employee compensation and Benefit Plans of the Debtors in effect as of June 1, 2016, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed under the Plan, as may be amended as provided in the Restructuring Support Agreement; provided, however, notwithstanding the foregoing, on the Effective Date, the First Amended and Restated 2012 Long-Term Incentive Plan and the Equity-Based Incentive Policy shall be terminated and any restricted shares of common stock of Holdings issued thereunder shall be treated as Existing Equity Interests as provided in Section 4.12 of the Plan.

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Z.                                     No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)).  The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation.  Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

AA.                           Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)).  The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

BB.                           No Applicable Non-Bankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)).  The Debtors are each a moneyed, business, or commercial corporation, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

CC.                           No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)).  Class 12 (Existing Equity Interests) and Class 13 (Section 510(b) Claims) are deemed to have rejected the Plan.  Based upon the evidence proffered, adduced, and presented by the Debtors at the Combined Hearing, the Plan does not discriminate unfairly with respect to and is fair and equitable with respect the aforementioned Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no holder of any interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior interest, and no holder of a Claim or Interest in a Class senior to such Classes is receiving more than 100% recovery on account of its Claim or Interest.  Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by these Classes.

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DD.                           Only One Plan (11 U.S.C. § 1129(c)).  The Plan is the only plan filed in each of these Chapter 11 Cases, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

EE.                             Principal Purpose of the Plan (11 U.S.C. § 1129(d)).  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and no governmental entity has objected to the confirmation of the Plan on any such grounds.  The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

FF.                               Good Faith Solicitation (11 U.S.C. § 1125(e)).  Based on the record before the Court in these Chapter 11 Cases, including evidence presented at the Combined Hearing, the Released Parties (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein as Exculpated Parties, the exculpation provisions set forth in Section 10.8 of the Plan.

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GG.                           Satisfaction of Confirmation Requirements.  Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

HH.                         Implementation.  The Definitive Documents and all other relevant and necessary documents have been negotiated in good faith and at arm’s length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements that are not in conflict with any federal or state law.

II.                                   Injunction, Releases, and Exculpation.  The Court has jurisdiction under 28 U.S.C. §§ 1334(b) and 1334 (b) to approve the injunction, releases, and exculpation set forth in Sections 10.3, 10.4, 10.5, 10.6, 10.7, and 10.8 of the Plan, respectively.  Section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases set forth in Sections 10.6 and 10.7 of the Plan, respectively, if, as has been established here, based upon the record in the Chapter 11 Cases and the evidence presented at the Combined Hearing, such provisions (i) were integral to the agreement among the various parties in interest, as reflected in the Restructuring Support Agreement, and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ Estates, (iii) are fair, equitable, and reasonable, and (iv) are in the best interests of the Debtors, their estates, and parties in interest.  The release contained in Section 10.7 of the Plan was disclosed and explained on the Ballots, in the Disclosure Statement, in the Plan, and the Combined Notice.  The release provision contained in Section 10.7 of the Plan is consensual because the releases therein are provided only by (i) holders of all Claims or Interests who voted to accept the Plan, (ii) holders of Claims or Interests that are Unimpaired under the Plan, (iii) holders of Claims or Interest whose vote to accept or reject the Plan was solicited but who did

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not vote either to accept or to reject the Plan, and (iv) holders of Claims or Interests who voted to reject the Plan but did not opt out of granting the releases set forth in the Plan.  See In re Indianapolis Downs, LLC, 486 B.R. 286, 303 (Bankr. D. Del. 2013).  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the injunction, releases, and exculpation set forth in the Plan and implemented by this Order are fair, equitable, reasonable, and in the best interests of the Debtors and the Reorganized Debtors and their Estates, creditors, and equity holders.  The releases of non-Debtors under the Plan is fair to holders of Claims and Interests and are necessary to the proposed reorganization, thereby satisfying the applicable standards contained in In re Indianapolis Downs, 486 B.R. at 303 and are otherwise appropriate under In re W.R. Grace & Co., 475 B.R. 34, 107 (D. Del. 2012).  Such releases are given in exchange for and are supported by fair, sufficient, and adequate consideration provided by each and all of the parties providing such releases.  The record of the Combined Hearing and these Chapter 11 Cases is sufficient to support the injunction, releases, and exculpation provided for in Sections 10.3, 10.4, 10.5, 10.6, 10.7, and 10.8 of the Plan.  Accordingly, based upon the record of these Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Combined Hearing, this Court finds that the injunction, releases, and exculpation set forth in Section 10 of the Plan are consistent with the Bankruptcy Code and applicable law.  The failure to implement the injunction, releases, and exculpation would seriously impair the Debtors’ ability to confirm the Plan.

JJ.                                   Settlement.  Except as otherwise provided in the Plan and this Order, the Plan represents a settlement between and among the Debtors and their creditors and equity holders of all Claims and Interests and litigation against the Debtors, pending or threatened, or that was or could have been commenced against the Debtors prior to the date of entry of this

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Order (other than the Reorganized Debtors’ ability to prosecute objections to Claims and other retained causes of action to the extent preserved under the Plan, including, without limitation, pursuant to section 10.9 of the Plan).

KK.                           Good Faith.  The Debtors and the Released Parties will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers set forth therein and (ii) take the actions authorized and directed by this Order.

LL.                             Indenture Trustees and Revolving Credit Agreement Agent.  Based upon a review of the record, the Second Lien Note Trustee, the Third Lien Note Trustee, the Unsecured Note Trustee, the Revolving Credit Agreement Agent, and the DIP Agent each, diligently and in good faith, discharged its duties and obligations pursuant to the Second Lien Note Indenture, Third Lien Note Indenture, Unsecured Note Indentures, and the Revolving Credit Agreement, as applicable, and otherwise conducted itself with respect to all matters in any way relating to the Second Lien Note Indenture, Third Lien Note Indenture, Unsecured Note Indentures, and the Revolving Credit Agreement, as applicable, with the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.  Accordingly, the Second Lien Note Trustee, the Third Lien Note Trustee, the Unsecured Note Trustee, and the Revolving Credit Agreement Agent each has discharged its duties fully in accordance with the Second Lien Note Indenture, Third Lien Note Indenture, Unsecured Note Indentures, and the Revolving Credit Agreement, as applicable.

MM.                     Valuation.  Notwithstanding the distributions contemplates under the Plan to Class 12 (Existing Equity Interests), pursuant to the valuation analysis set forth in the Disclosure Statement, the enterprise value of the Debtors is insufficient to support a distribution to holders of Existing Equity Interests under absolute priority principles.

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NN.                           Retention of Jurisdiction.  The Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Section 11 of the Plan and section 1142 of the Bankruptcy Code.

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1.                                      Findings of Fact and Conclusions of Law.  The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014.  To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

2.                                      Notice of the Combined Hearing.  Notice of the Combined Hearing complied with the terms of the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.  The mailing of the Combined Notice to holders of Claims and Interests in Classes that were not entitled to vote to accept or reject the Plan, in accordance with the terms of the Scheduling Order, in lieu of sending such non-voting Creditors and Interest holders copies of the Disclosure Statement and the Plan constitutes good and sufficient notice of the Combined Hearing under the circumstances of these Chapter 11 Cases and, except to the extent necessary to comply with Local Rule 3017-1(c), the requirements under the Bankruptcy Rules or the Local Rules, including Bankruptcy Rule 3017(d), to transmit copies

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of the Disclosure Statement and Plan to such non-voting Creditors and Interest holders are hereby waived with respect to the holders of such Claim and Interests.

3.                                      Solicitation.  The solicitation of votes on the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law.  The Solicitation and Notice Materials are hereby approved on a final basis.

4.                                      Ballots.  The forms of Ballots annexed to the Scheduling Motion are in compliance with Bankruptcy Rule 3018(c), conform to Official Form Number 14, and are approved in all respects.

5.                                      Plan Modifications and Amendments.  On September 2, 2016, the Debtors filed the Amended Joint Prepackaged Plan of Halcón Resources Corporation, Et Al. Under Chapter 11 of the Bankruptcy Code (ECF No. 185).  The modifications, amendments and supplements made to the Plan following the solicitation of votes thereon constitute technical changes and do not material adversely affect or change the treatment of any Claims or Interests.  Accordingly, such modifications do not require additional disclosure or re-solicitation of votes under sections 1125, 1126 or 1127 of the Bankruptcy Code or Bankruptcy Rule 3019, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.  Holders of Claims of Interests who voted to accept the solicitation version of the Plan are deemed to accept the Plan as modified.

6.                                      The Disclosure Statement.  The Disclosure Statement (i) contains adequate information of a kind generally consistent with the disclosure requirements of applicable non-bankruptcy law, including the Securities Act, (ii) contains “adequate information” (as such term

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is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (iii) is approved in all respects.  To the extent that the Debtors’ solicitation of acceptances of the Plan is deemed to constitute an offer of new securities, the Debtors are exempt from the registration requirements of the Securities Act (and of any equivalent state securities or “blue sky” laws) with respect to such solicitation under section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.  Section 4(a)(2) exempts from registration under the Securities Act all “transactions by an issuer not involving any public offering.”  15 U.S.C. § 77d(2).  The Debtors have complied with the requirements of section 4(a)(2) of the Securities Act and Regulation D thereunder, as the prepetition solicitation of acceptances would constitute a private placement of securities.  The solicitation of Third Lien Noteholders and Unsecured Noteholders was made only to those noteholders who are “Accredited Investors” as defined in Regulation D under the Securities Act, as such noteholders were required to certify on their Ballots that they were “Accredited Investors.”

7.                                      Confirmation of the Plan.  The Plan and each of its provisions shall be, and hereby is, CONFIRMED under section 1129 of the Bankruptcy Code.  The documents contained in the Plan Supplement are authorized and approved.  The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Order.

8.                                      Objections.  All Objections, responses to, and statements and comments, if any, in opposition to, the Plan and/or the Disclosure Statement, respectively, other than those resolved on the record or withdrawn with prejudice in their entirety prior to, or on the record at, the Combined Hearing, shall be, and hereby are, overruled in their entirety for the reasons stated on the record.

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9.                                      No Action.  Pursuant to the appropriate provisions of the General Corporation Law of the State of Delaware, other applicable non-bankruptcy law, and section 1142(b) of the Bankruptcy Code, no action of the respective stockholders, members, general or limited partners or directors of any of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan.

10.                               Binding Effect.  On or after entry of this Order and subject to the occurrence of the Effective Date, the provisions of the Plan shall bind the Debtors, the Reorganized Debtors, all holders of Claims and Interests of the Debtors (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted or are deemed to have accepted the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in the Chapter 11 Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

11.                               Implementation of the Plan.  On and after the Effective Date, the Reorganized Debtors and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan, including the documents set forth in the Plan Supplement, and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need

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for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

12.                               Amended Revolving Credit Agreement.  On the Effective Date, the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents shall be executed and delivered, and the Reorganized Debtors shall be authorized and directed to execute, deliver and enter into the Amended Revolving Credit Agreement and the Amended Revolving Credit Facility Loan Documents in connection with the distribution to holders of Class 3 Revolving Credit Agreement Claims and to perform all obligations under the Amended Revolving Credit Facility Loan Documents, including without limitation, payment of all fees and expenses required thereunder, without the need for any further corporate action and without further action by the holders of Claims or Interests. The Plan further provides for the entry into, and the Debtors and Reorganized Debtors, as the case may be, are hereby authorized to enter into and execute all amendments and modifications to the Amended Revolving Credit Facility and any agreements, instruments, certificates or documents, including the Amended Revolving Credit Facility Loan Documents, or transactions related thereto or contemplated thereby. The Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents were proposed in good faith, are fair, reasonable and critical to the success and feasibility of the Plan and are necessary and appropriate for the consummation of the Plan, and entry into the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents are in the best interests of the Debtors, their estates and their creditors and the Reorganized Debtors. The Debtors have disclosed all material facts regarding the Reorganized Debtors’ obligations under the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents and have exercised reasonable business judgment in

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determining to enter into the foregoing and have provided sufficient and adequate notice thereof. The Amended Revolving Credit Agreement and the Amended Revolving Credit Facility Loan Documents are hereby approved and are or will be, and are hereby deemed to be, binding and enforceable against the Debtors, the Reorganized Debtors and their affiliates party thereto in accordance with their terms. The Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents (including, without limitation, any and all terms, conditions and covenants thereof) have been negotiated in good faith and at arm’s length among the Debtors and the applicable agents and lenders under the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents (the agent and the lenders for the Amended Revolving Credit Agreement are collectively referred to herein as the “Exit Financing Lenders”), and any credit extended, letters of credit issued for the account of, any swap or hedging transactions entered into pursuant to or in connection with the Amended Revolving Credit Agreement, or loans made to the Reorganized Debtors by the Exit Financing Lenders pursuant to the Amended Revolving Credit Agreement or Amended Revolving Credit Facility Loan Documents shall be deemed to have been extended, issued, and made in good faith and for legitimate business purpose. All Liens and security interests granted pursuant to the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents, including without limitation, any documents required in connection with the creation or perfection of the liens securing the Amended Revolving Credit Agreement are (a) hereby approved in their entirety, (b) valid, binding, perfected, enforceable, Liens and security interests in the personal and real property described in and subject to such documents, and (c) not subject to avoidance, recharacterization or subordination under any applicable law.  On the Effective Date, (a) upon the granting of liens and the continuation of existing liens in accordance

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with the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents, the lenders thereunder shall have valid, binding and enforceable liens on the collateral specified in the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents and related guarantee and collateral documentation; and (b) upon the granting of guarantees, mortgages, pledges, liens and other security interests and the continuation of existing guarantees, mortgages, pledges, liens and other security interests in accordance with the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents, the guarantees, mortgages, pledges, liens and other security interests granted and continued to secure the obligations arising under the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents shall be granted and continued in good faith, for good and valuable consideration and for legitimate business purposes as an inducement to the lenders thereunder to convert to revolving exit loans and extend credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance or recharacterization, and the priorities of such liens and security interests shall be as set forth in the Amended Revolving Credit Agreement and Amended Revolving Credit Facility Loan Documents and related guarantee and collateral documentation.  All Liens, mortgages and security interests securing the obligations arising under the Amended Revolving Credit Agreement and the other Amended Revolving Credit t Facility Loan Documents that were shared collateral securing the Revolving Credit Agreement Claims and the Second Lien Note Claims as of the Petition Date are unaltered by this Plan, and all such liens, mortgages and security interests are created and perfected with respect to the Amended Revolving Credit Facility Obligations to the same extent, in the same manner and on the same terms and priorities as they were with respect to the Revolving Credit

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Agreement Claims.  For purposes of all mortgages and deposit account control agreements that secured the obligations arising under the Revolving Credit Agreement and the DIP Credit Agreement, the Amended Revolving Credit Agreement is deemed an amendment and restatement of the Revolving Credit Agreement and the DIP Credit Agreement, and such mortgages and control agreements shall survive the Effective Date, shall not be cancelled and shall continue to secure the Amended Revolving Credit Facility Obligations.  The Amended Revolving Credit Facility Obligations constitute Priority Lien Obligations as defined in, and for all purposes under, the Intercreditor Agreement and the Amended Revolving Credit Agreement constitutes a Priority Credit Agreement as defined in, and for all purposes under, the Intercreditor Agreement.

13.                               Authorization and Issuance of Plan Securities.  The Debtors or Reorganized Debtors, as applicable, are authorized to issue all plan-related securities and documents, including, without limitation, the New Common Shares and New Warrants and any options or entitlements to purchase such plan-related securities, without the need for any further corporate, partnership or limited liability company action.  The Boards of Directors of the Debtors and the Reorganized Debtors and Reorganized Holdings shall each use their reasonable best efforts to have the New Common Shares and New Warrants listed on a nationally recognized exchange, as soon as practicable subject to meeting applicable listing requirements following the Effective Date.

14.                               Reinstatement of the Second Lien Notes.  Pursuant to the Plan, the Debtors are authorized and directed to Reinstate the Second Lien Notes.  Pursuant to the Second Lien Support Agreement, the Reorganized Debtors shall, on or reasonably practicable following the Effective Date (but in no event later than thirty (30) days following the Effective Date),

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commence an exchange solicitation consistent with the Second Lien Support Agreement and pay, as required, the Consent Fees (as defined in the Second Lien Support Agreement).  Notwithstanding anything to the contrary in this Plan, the Intercreditor Agreement, the Second Lien Notes and the liens, mortgages, and security interests securing the obligations arising thereunder remain in full force and effect after the Effective Date and after giving effect to the consummation of the Plan, and the Second Lien Notes and all obligations arising thereunder shall remain subject to and bound by the Intercreditor Agreement as Second Lien Obligations (as defined in the Intercreditor Agreement) thereunder with the same force, priority and effect as existed prior to the Petition Date.

15.                               Exercise Existing Warrants.  Pursuant to the Plan, holders of Existing Warrants had until the Warrant Record Date to exercise their respective rights under the Existing Warrants to purchase common stock of the Debtors and to have such common stock interests treated as Existing Equity Interests under the Plan.  To the extent a holder of Existing Warrants does not exercise its Existing Warrants prior to the Warrant Record Date, such Existing Warrants shall be cancelled on the Effective Date and the holders of such Existing Warrants shall not receive or retain any value under the Plan on account of such non-exercised Existing Warrants.

16.                               Cancellation of Existing Securities and Agreements.  Except as expressly provided herein and in the Plan, on the Effective Date, all notes, instruments, certificates evidencing debt of or interests in, the Debtors, including, without limitation, the Third Lien Notes, the Third Lien Note Indenture, the Unsecured Notes, the Unsecured Note Indentures, the Convertible Note Purchase Agreement, the Preferred Stock Certificate of Designation, the Existing Equity Interests, the Existing Warrants and all options and other entitlements to purchase and/or receive Existing Equity Interests or Existing Warrants, shall be deemed

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surrendered and cancelled and obligations of the Debtors thereunder shall be discharged; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, the Third Lien Note Indenture, the Unsecured Note Indentures, and the Convertible Note Purchase Agreement shall continue in effect solely for purposes of enabling holders of Allowed Claims and Interests to receive distributions under the Plan; provided further, however, that the cancellation of the Third Lien Notes and the Third Lien Note Indenture and the Unsecured Notes and the Unsecured Note Indentures hereunder shall not in any way affect or diminish either (i) the rights and duties of the Third Lien Note Trustee and Unsecured Note Trustee to make distributions pursuant to the Plan to the Third Lien Noteholders and Unsecured Noteholders in accordance with the Third Lien Note Indenture and Unsecured Note Indentures, as applicable, (ii) the rights of the Third Lien Note Trustee to assert the Third Lien Note Trustee Charging Lien and the Unsecured Note Trustee to assert the Unsecured Note Trustee Charging Lien, as applicable, with respect to such distributions, (iii) the right of the Third Lien Note Trustee and the Unsecured Note Trustee to enforce any obligation owed to it under the Plan, or (iv) the right of the Third Lien Note Trustee and the Unsecured Note Trustee to appear in the Chapter 11 Cases or in any proceedings in the Bankruptcy Court or any other court.

17.                               Compliance with Section 1123(a)(6) of the Bankruptcy Code.  The Amended Organizational Documents, and the terms governing the issuance of the New Common Shares and New Warrants, comply in all respects with section 1123(a)(6) of the Bankruptcy Code, and are hereby approved.  The adoption and filing of the Amended Organizational Documents are hereby authorized, ratified, and approved.  The Debtors have complied in all respects, to the extent necessary, with section 1123(a)(6) of the Bankruptcy Code.

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18.                               Exemption from Securities Law.  The issuance of and the distribution under the Plan of the New Common Shares and New Warrants (and the New Common Shares to be issued upon exercise thereof) issued to holders of Allowed Third Lien Note Claims, Allowed Unsecured Note Claims, Allowed Convertible Note Claims and Allowed Existing Equity Interests each shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.  These securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code.  In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.  The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

19.                               Other Transactions.  Prior to, or on the Effective Date, the Debtors may to the extent that such transaction would not affect the respective recoveries of the Requisite Creditors under the Plan, (a) cause any or all of the Debtor Affiliates to be liquidated or merged into one or more of the other Debtor Affiliates or any other subsidiaries of the Debtors or dissolved, (b) cause the transfer of assets between or among the Debtor Affiliates, (c) cause any or all of the Amended Organizational Documents of any Reorganized Debtor Affiliates to be implemented, effected or executed, (d) use the proceeds of the Amended Revolving Credit Agreement, plus Cash on hand, to pay all Restructuring Expenses, (e) change the name of one or more of the Reorganized Debtors to such name that may be determined in accordance with

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applicable law and (f) engage in any other transaction in furtherance of the Plan.  Any such transactions may be effective as of the Effective Date pursuant to this Order without any further action by the stockholders, members, general or limited partners or directors of any of the Debtors or the Debtors in Possession.

20.                               Cancellation of Liens.  Except as otherwise specifically provided herein and in the Plan, upon the occurrence of the Effective Date, any Lien securing any Secured Claim shall be deemed released, and the holder of such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.  Notwithstanding the foregoing, the liens, mortgages, and other instruments evidencing the DIP Loans, which were assigned by the Revolving Credit Agreement Lenders for the benefit of the DIP Lenders pursuant to Paragraph 6(d) of the DIP Financing Orders, shall be assigned under the Amended Revolving Credit Agreement for the benefit of the lenders thereunder.

21.                               Directors and Officers of the Reorganized Debtors.  Upon the Effective Date, the terms of the current members of the board of directors of Holdings shall expire and, in accordance with the Plan, the persons designated to become members of the New Board as set forth in Plan Supplement or otherwise identified prior to the Effective Date shall be appointed to the New Board, without the need for any further corporate action.  Except as otherwise provided in the Plan Supplement, the officers of the respective Debtors immediately before the Effective Date shall serve as the initial officers of each of the corresponding Reorganized Debtors upon the Effective Date and in accordance with any employment agreement with the Reorganized Debtors

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and applicable non-bankruptcy law, as may be amended as contemplated by the Restructuring Support Agreement. After the Effective Date, the selection of officers of the Reorganized Debtors shall be as provided by their respective organizational documents. Except as otherwise provided in the Plan Supplement, the members of the board of directors for each of the Debtor Affiliates immediately before the Effective Date shall serve as the members of the board of directors of each of the corresponding Reorganized Debtor Affiliates on or after the Effective Date and thereafter shall be determined as set forth in their respective organizational documents.  The Amended Organizational Documents shall be in full force and effect on the Effective Date.

22.                               Management Incentive Plan.  Pursuant to the Plan, 10% of the New Common Shares shall be reserved for issuance as awards under a post-Restructuring Management Incentive Plan, as described in the Plan, and as set forth in further detail in the Plan Supplement.  All awards issued under the Management Incentive Plan shall be dilutive of all other New Common Shares issued pursuant to the Plan.

23.                               Withholding and Reporting Requirements.  In connection with Section 5.10 of the Plan and all instruments issued in connection therewith and distributed thereon, the Debtors shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim or Allowed Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any Governmental Unit, including income, withholding and other tax obligations, on account of such distribution.  The Debtors have the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to any issuing or

35

disbursing party for payment of any such tax obligations.  The Debtors may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim complete and return a Form W-8 or W-9, as applicable to each such holder.  If the Debtors make such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim or Interest in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

24.                               Exemption From Certain Transfer Taxes.  Pursuant to section 1146 of the Bankruptcy Code and Section 5.11 of the Plan, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant of collateral under the Amended Revolving Credit Agreement and (e) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, this Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax or other similar tax or

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governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to this Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

25.                               Restructuring Transactions.  On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, amendments, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, subject, in each case, to the Amended Organizational Documents and the requirements hereof and under the Plan.

26.                               Distributions under the Plan.  The provisions of Section 6 of the Plan, including, without limitation, the provisions governing distributions, are fair and reasonable and

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are approved.  Notwithstanding anything to the contrary in the Plan, the Disclosure Statement or this Order, Section 6.11 of the Plan and the corresponding provisions of the Disclosure Statement regarding allocation of distributions between principal and interest shall be deleted in their entirety and of no force and effect.

27.                               Disputed Claims.  The provisions of Section 7 of the Plan, including, without limitation, the provisions governing procedures for resolving Disputed Claims, are fair and reasonable and are approved.  On and after the Effective Date, except as otherwise provided herein and in the Plan, all Claims and Interests will be paid in the ordinary course of business of the Reorganized Debtors.  Except for any proofs of claims asserting damages arising out of the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to Section 8.3 of the Plan and Paragraph 29 of this Order, upon the Effective Date, all proofs of claim filed against the Debtors, regardless of the time of filing, and including claims filed after the Effective Date, shall be deemed withdrawn.  To the extent not otherwise provided for in this Order or in the Plan, the deemed withdrawal of a proof of claim is without prejudice to such claimant’s rights, if any, under Section 7.1 of the Plan to assert their claims in any forum as though the Debtors’ cases had not been commenced.

28.                               Assumption of Contracts and Leases.  Pursuant to Section 8.1 of the Plan, as of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed, except for an executory contract or unexpired lease that (a) previously has been assumed or rejected pursuant to Final Order of the Court, (b) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts attached as Exhibit B to the Plan, as may be amended or amended and restated in the Plan Supplement, with the reasonable consent of the Requisite Third

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Lien Noteholders, or (c) is the subject of a separate (i) assumption motion filed by the Debtors or (ii) rejection motion filed by the Debtors under section 365 of the Bankruptcy Code before the Effective Date.  The Reorganized Debtors shall pay any Cure amounts owed, if any, under each such executory contract or unexpired lease as provided in the Plan.  Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any subsequent order of the Court, or applicable law.  This Order shall constitute an order of the Court under sections 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

29.                               Rejection Claims.  This Order shall constitute the Court’s approval of the rejection of all the leases and contracts identified in the Schedule of Rejected Contracts.  In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a timely filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors no later than thirty (30) days after the later of (1) the Confirmation Date or (2) the effective date of rejection of such executory contract or unexpired lease.  Any such Claims, to the extent Allowed, shall be classified as Class 8 General Unsecured Claims.  For the avoidance of doubt, Claims for rejection damages shall be subject in all respects, to the extent applicable, to the limitations set forth in section 502(b) of the Bankruptcy Code.

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30.                               Royalty Interests.  Notwithstanding anything herein to the contrary, holders of valid royalty interests in the Debtors’ oil and gas properties will receive, in the ordinary course of business according to ordinary payment terms and practices, any revenue payments held for distribution to them by the Debtors under applicable law.  All proofs of claim filed on account of any such ordinary course revenue payments held for distribution by the Debtors shall be deemed satisfied and expunged from the official claims register to the extent such revenue payments have been distributed to the Person that filed such proof of claim without any further notice or action, order or approval of the Bankruptcy Court, as of the later of the entry of the Confirmation Order or the date of distribution of the applicable revenue payment.

31.                               The Lease Amendments.  Notwithstanding anything herein or in the Plan to the contrary, except as provided in this Paragraph 31, the leases that are the subject of the Lease Amendments filed as a part of the Plan Supplement are hereby assumed, as amended by the Lease Amendments, in accordance with and on the terms set forth in each of the respective Lease Amendments.

(a)                                 The real property lease between Holdings and 1000 Louisiana, LP, dated January 25, 2012 (as thereafter amended, modified or supplemented from time to time, the “Wells Fargo Lease”) is hereby conditionally assumed by the Debtors and Reorganized Debtors, subject to the terms of that certain Second Amendment to Office Lease set forth in the Plan Supplement (the “Second Amendment”); provided, that, in the event the “Effective Date,” as defined in the Second Amendment, has not occurred by 5:00 p.m.  (Prevailing Central Time) on September 16, 2016 (the “Execution Deadline”), the Debtors shall schedule a subsequent hearing

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on appropriate notice to the applicable parties to consider the rejection of the Wells Fargo Lease.  For the avoidance of doubt to the extent the “Effective Date” of the Second Amendment does not occur as set forth in the immediately preceding sentence, there shall be no claims or damages arising from the Second Amendment.  Notwithstanding the foregoing, neither the Landlord nor the Tenant under the Second Amendment may alter the terms of the Second Amendment until and unless the Effective Date does not occur prior to the Execution Deadline.

(b)                                 The real property lease between Holdings and Cathexis Holding DE, LLC pertaining to Wells Fargo Plaza, Suite 6600 (as thereafter amended, modified or supplemented from time to time, the “Houston Sublease”) is hereby conditionally assumed by the Debtors and Reorganized Debtors, subject to the terms of that certain First Amendment to Sublease as executed by Subtenant as of September 7, 2016 (the “Houston Sublease Amendment”); provided, that, in the event the “Effective Date,” as defined in the Houston Sublease Amendment, has not occurred by 5:00 p.m. (Prevailing Central Time) on September 16, 2016 (the “Sublease Execution Deadline”), the Debtors shall schedule a subsequent hearing on appropriate notice to the applicable parties to consider the rejection of the Houston Sublease.  For the avoidance of doubt to the extent the “Effective Date” of the Houston Sublease Amendment does not occur as set forth in the immediately preceding sentence, there shall be no claims or damages arising from the Houston Sublease Amendment.  Notwithstanding the

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foregoing, neither the Sublandlord nor the Subtenant under the Houston Sublease Amendment may alter the terms of the Houston Sublease Amendment until and unless the Effective Date does not occur prior to the Sublease Execution Deadline.

32.                               Survival of the Debtors’ Indemnification Obligations.  Any obligations of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements or other organizational documents to indemnify current and former officers, directors, members, managers, partners, agents and/or employees with respect to all present and future actions, suits and proceedings against the Debtors or such officers, directors, members, managers, partners, agents and/or employees, based upon any act or omission for or on behalf of the Debtors shall not be discharged or impaired by confirmation of the Plan provided that the Reorganized Debtors shall not indemnify directors of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission that is a criminal act unless such director had no reasonable cause to believe its conduct was unlawful, or for any other acts or omissions that are excluded under the terms of the foregoing organizational documents.  All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors.  Any claim based on the Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.  In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of June 1, 2016, and all officers, directors, members and partners of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such

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policy regardless of whether such officer, directors, members and/or partners remain in such positions after the Effective Date.

33.                               Compensation and Benefit Plans.  All material employee compensation and Benefit Plans of the Debtors in effect as of June 1, 2016, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed under the Plan, as may be amended as provided in the Restructuring Support Agreement unless rejected pursuant to Paragraphs 28 and 29 above or by agreement of the Debtors and each affected employee; provided, however, notwithstanding the foregoing, on the Effective Date, the First Amended and Restated 2012 Long-Term Incentive Plan and the Equity-Based Incentive Policy shall be terminated and any restricted shares of common stock of Holdings issued thereunder shall be treated as Existing Equity Interests as provided in Section 4.12 of the Plan.

34.                               US Specialty Insurance.  Notwithstanding anything else in the Plan or this Order to the contrary, the indemnity agreement(s) between the Debtors and US Specialty Insurance Company (“US Specialty”) are hereby assumed, and any obligations owed to US Specialty with respect thereto shall be Allowed Administrative Expense Claims under the Plan without the need for filing further proofs of claim or objecting to any proposed cure amounts and any liens and/or claims of US Specialty on collateral pursuant to such agreements and/or related agreements, including but not limited to any prepetition or post-petition letters of credit, shall not be released pursuant to the Plan or this Order. In addition, any Claim of US Specialty against HK TMS,LLC shall not be released pursuant to the Plan or this Order.  Further, to the extent that US Specialty pays any Claim of a third-party on account of its obligations as surety and subrogates to such Claim, such Claim shall not be disallowed pursuant to any provision of the Plan or this Order.

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35.                               Federal Lease Interests.  The United States Department of the Interior (“Interior”) consents to the Reorganized Debtors’ assumption of the Debtors’ interests in their federal oil and/or gas leases (collectively, “Federal Lease Interests”), including Indian oil and/or gas leases administered by the United States, subject to the following acknowledgments pertaining to the Federal Lease Interests, which are hereby made by the Debtors.  The Debtors are not abandoning or otherwise rejecting any Federal Lease Interests pursuant to the Plan.  The Plan does not assign any Federal Lease Interest to any entity other than the Reorganized Debtors and no purported assignment of a Federal Lease Interest under the Plan shall be effective without the express prior consent of the United States and the Indian mineral owner, if applicable.  The Reorganized Debtors (including any transferee) shall, on or after the Effective Date, assume and succeed to all financial assurance, bonding, maintenance, plugging and abandonment, and other regulatory obligations in connection with the Federal Lease Interests assumed pursuant to the Plan and United States’ consent.  Nothing in the Plan or any document implementing the Plan shall be interpreted to set cure amounts, nor limit or waive Interior’s right to such cure amounts.  However, notwithstanding the foregoing, any undisputed amounts owed to the United States as of the Effective Date of the Plan under any Federal Lease Interests shall be paid in full by the later of: (1) the Effective Date of the Plan; or (2) due date in the ordinary course.  The undisputed amount paid under this provision shall be the amount determined by Interior by the Effective Date of the Plan, subject to revision pending further discussion with the Debtors and/or the Reorganized Debtors.  The Reorganized Debtors retain all rights of the Debtors to contest any amounts owed, other than those defenses arising from bankruptcy; provided, however, that any challenge based on a defense must be raised in the United States’ administrative review process.  As preliminarily determined, as of September 1, 2016, the undisputed amount owed is

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$210,842.50.  Notwithstanding any other provision in the Plan or any document implementing the Plan, Interior shall retain the right to perform any audit and/or compliance review on the Federal Lease Interests, and if appropriate, collect from the Reorganized Debtors any additional monies owed by the Debtors on the Federal Lease Interests, without those rights being adversely affected by these bankruptcy proceedings.  Such rights shall be preserved in full as if this bankruptcy had not occurred.  The Reorganized Debtors will retain all defenses, other than defenses arising from the bankruptcy; provided, however, that any challenge based on a defense must be raised in the United States’ administrative review process.

36.                               Reservation of Rights in Favor of Governmental Units.  Nothing in the Plan, this Order or the related Definitive Documents discharges or releases the Debtors or any other entity from any debt, obligation, claim, liability or cause of action of any Governmental Unit (as that term is defined in section 101(27) if the Bankruptcy Code) or impairs the ability of any Governmental Unit to pursue any debt, obligation, claim, liability or cause of action against any Debtor, Reorganized Debtor or non-Debtor.  All claims, liabilities, or causes of action of, or to, any Governmental Unit shall survive the Chapter 11 Cases as if the cases had not been commenced and be paid and determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced.  Without limiting the foregoing, for the avoidance of doubt: (1) Governmental Units shall not be required to file any claims in the Debtors’ Chapter 11 Cases; (2) nothing shall affect or impair the ability of any Governmental Unit to make demand on, be paid by, or otherwise pursue any sureties that are jointly and severally liable with the Debtors and/or the Reorganized Debtors for any debt owed to a Governmental Unit; (3) nothing shall affect or impair the exercise of any Governmental Unit’s police and regulatory powers against

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the Debtors and/or the Reorganized Debtors; and (4) nothing shall affect or impair any Governmental Unit’s rights to assert setoff and recoupment, including contingent or unliquidated rights, against the Debtors and/or the Reorganized Debtors.  For the avoidance of any doubt, Governmental Unit shall include State taxing authorities.

37.                               GeoResources Action.  Notwithstanding anything herein, in the Plan or in the Chapter 11 Cases to the contrary, nothing in this Order, the Plan or the Chapter 11 Cases shall impair or otherwise waive, release or discharge any rights, claims, appeals or defenses arising out of or relating to the action titled Warberg, et al. v. GeoResources, Inc., Case No. 652332/12 pending before the Supreme Court of the State of New York (the “GeoResources Action”) or the underlying facts and circumstances that form the basis of the GeoResources Action and all rights, claims, appeals and defenses of all of the parties to the GeoResources Action are hereby preserved and deemed unimpaired, including without limitation all rights related to the bond filed in the GeoResources Action as Docket No. 642 on or about March 24, 2016.

38.                               Vodenichar Action.  Notwithstanding anything herein or in the Plan to the contrary, nothing in this Order (except as specifically provided in this paragraph) or in the Plan shall impair, modify, stay, enjoin, exculpate, or otherwise waive, release or discharge any claims or defenses of the representative plaintiffs, the defendants/crossclaimants MORASCYZK & POLOCHAK, Attorneys at Law and CO-EXPRISE, INC., d/b/a CX-Energy, the Class (as defined in the Stipulated Settlement Agreement (the “SSA”) dated July 6, 2016 between the parties to the Vodenichar Action), or the Debtors arising out of or relating to the action titled Jeffry S. Vodenichar, et al., v. Halcón Energy Properties, Inc., et al., Case No. 2013-512 pending before the Court of Common Pleas of Mercer County, Pennsylvania (the “Vodenichar Action”)

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or the underlying facts and circumstances that form the basis of the Vodenichar Action.  All causes of action, rights, claims and defenses of the representative plaintiffs, the defendants/crossclaimants MORASCYZK & POLOCHAK, Attorneys at Law and CO-EXPRISE, INC., d/b/a CX-Energy, the Class (as defined in the SSA), and the Debtors in the Vodenichar Action, including those contained in the SSA, are hereby preserved as if the Chapter 11 cases had never been commenced.  Subject to the occurrence of the Effective Date, the Vodenichar Action is not subject to any stay or injunction and the parties thereto are authorized to take any and all steps or actions in or related to the Vodenichar Action.  Further, once the contemplated Settlement Order (as defined in the SSA) is final and non-appealable, the Debtors, on behalf of themselves, their estates, and their successors, assigns, and designees, including without limitation the Reorganized Debtors, hereby waive all rights to challenge the Settlement (as defined in the SSA), and release any claims or causes of action seeking to challenge the Settlement (as defined in the SSA) or seeking disgorgement or avoidance of any Settlement Benefits (as defined in the SSA), except in connection with a breach of obligations under the Settlement or the Settlement Order.

39.                               Conditions Precedent to Effective Date.  The Plan shall not become effective unless and until the conditions set forth in Section 9.1 of the Plan have been satisfied or waived pursuant to Section 9.2 of the Plan.

40.                               Administrative Expenses.  Except to the extent that a holder of an Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors agrees to different treatment, and subject to Paragraph 41 below with respect to Fee Claims, the Debtors (or the Reorganized Debtors, as the case may be) shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on, or as soon thereafter as is reasonably

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practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

41.                               Professional Compensation.  All entities seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred on or after the Petition Date through the Effective Date by professional Persons retained by the Debtors or any statutory committee appointed in the Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code in the Chapter 11 Cases shall (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, (b) shall be paid in full from the Debtors’ or Reorganized Debtors’ Cash on hand in such amounts as are Allowed by the Court (i) upon the later of (A) the Effective Date and (B) the date upon which the order relating to any such Allowed Fee Claim is entered or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors.  The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Court approval.

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42.                               Vesting of Assets.  On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ estates shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges and other interests, except as provided pursuant to the Plan, this Order, or the Amended Revolving Credit Agreement. The Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided in the Plan.  From and after the Effective Date, the Reorganized Debtors may operate each of their businesses and use, acquire, or dispose of assets free of any restrictions imposed by the Bankruptcy Code, the Court, or the U.S. Trustee (except for quarterly operating reports and fees associated therewith until the closing of the applicable Chapter 11 Cases).

43.                               Discharge.  Except as otherwise provided here and in the Plan, effective as of the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge and release of all claims and interests of any nature whatsoever, including any interest accrued on such claims from and after the Petition Date, against the Debtors or any of their assets, property or estates; (b) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all entities shall be precluded from asserting against the Debtors, the Debtors’ estates, the Reorganized Debtors, their successors and assigns and their assets and properties any other Claims or Interests based upon any documents, instruments or any act or

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omission, transaction or other activity of any kind or nature that occurred before the Effective Date.

44.                               Injunction Against Interference with Plan.  From and after the Effective Date, all entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to the Plan or this Order.

45.                               Releases by the Debtors.  As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Plan or in this Order, the Released Parties shall be deemed forever released and discharged, to the maximum extent permitted by law, by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the

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purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Restructuring Support Agreement, and the Plan and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes fraud, gross negligence or willful misconduct.  For the avoidance of doubt, for purposes of Paragraphs 46 and 47 of this Order and Sections 10.6 and 10.7 of the Plan, “Definitive Documents” shall include the Revolving Credit Agreement and the payoff thereof.

46.                               Releases by Holders of Claims and Interests.  As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Plan or in this Order, the Released Parties shall be deemed forever released and discharged, to the maximum extent permitted by law, by (i) the holders of all Claims or Interests who vote to accept the Plan, (ii) the holders of Claims or Interests that are Unimpaired under the Plan, (iii) the holders of Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan, and (iv) the holders of Claims or Interests who vote to reject the Plan but do not opt out of granting the releases set

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forth herein, in each case from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Restructuring Support Agreement, and the Plan and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that constitutes fraud, gross negligence or willful misconduct.  For the avoidance of doubt, nothing in this Order or in the releases set forth in Sections 10.6 or 10.7 of the Plan shall release or discharge the rights of any Claim or Interest holder to receive a payment or distribution provided for under the Plan.

47.                               Exculpation.  To the maximum extent permitted by applicable law, upon the Effective Date, no Exculpated Party will have or incur, and each Exculpated Party is hereby

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released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the Disclosure Statement, the Restructuring Support Agreement, the Restructuring Transactions, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding of the Plan; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan; the issuance of securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing; except for fraud, gross negligence or willful misconduct. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

48.                               Corporate and Limited Liability Action.  Upon the Effective Date, all actions contemplated by the Plan and this Order shall be deemed authorized and approved in all respects, including (a) subject to the provisions of Section 8.5 of the Plan, the assumption of all employee compensation and Benefit Plans of the Debtors as in effect as of June 1, 2016, as may be amended as provided in the Restructuring Support Agreement, (b) the selection of the directors and officers for the Reorganized Debtors, (c) the entry into the Amended Revolving Credit Agreement, (d) the issuance and distribution of the New Common Shares and New Warrants, and (e) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date), in each case in accordance with and subject to the terms hereof.  All matters provided for in the Plan and this Order involving the corporate, limited liability company or partnership structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company or partnership action required by the Debtors or the Reorganized Debtors in

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connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, officers, members or partners of the Debtors or the Reorganized Debtors.  On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including with limitation, the Amended Revolving Credit Agreement and any and all other agreements, documents, securities and instruments relating thereto.  The authorizations and approvals contemplated by Section 10.13 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

49.                               Payment of Statutory Fees.  All fees payable pursuant to 28 U.S.C. § 1930, shall be paid as and when due or otherwise pursuant to an agreement between the Reorganized Debtors and the U.S. Trustee, until such time as a chapter 11 case for a Debtor shall be closed.

50.                               Payment of Consenting Creditors’ and Revolving Credit Agreement Agent’ Fees.  On the Effective Date, the Reorganized Debtors shall pay in Cash all reasonable and documented Restructuring Expenses of the Revolving Credit Agreement Agent and each of the Consenting Creditors, as set forth in the Restructuring Support Agreement.

51.                               Trustee Fees and Expenses.  On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall pay in Cash all Third Lien Note Trustee Fees and Expenses and Unsecured Note Fees and Expenses, without the need for the Third Lien Note Trustee or Unsecured Note Trustee to file fee applications or any other applications with the Bankruptcy Court, and from and after the Effective Date, the Reorganized Debtors shall pay in Cash all Third Lien Note Trustee Fees and Expenses and Unsecured Note Trustee Fees and

54

Expenses.  Nothing in this Order or the Plan shall in any way affect or diminish the right of the Third Lien Note Trustee to assert the Third Lien Note Trustee Charging Lien or the Unsecured Note Trustee to assert the Unsecured Note Trustee Charging Lien against any distribution to Third Lien Noteholders with respect to any unpaid Third Lien Note Trustee Fees and Expenses or other amounts payable to the Third Lien Note Trustee under the Third Lien Note Indenture or to Unsecured Noteholders with respect to any unpaid Unsecured Note Trustee Fees and Expenses or other amounts payable to the Unsecured Note Trustee under the Unsecured Note Indentures, as applicable.

52.                               Reversal/Stay/Modification/Vacatur of Order.  Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur.  Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order, the Plan, the Definitive Documents, or any amendments or modifications to the foregoing.

53.                               Retention of Jurisdiction.  Notwithstanding the entry of this Order or the occurrence of the Effective Date, pursuant to sections 105 and 1142 of the Bankruptcy Code, this Court, except as otherwise provided in the Plan, the Definitive Documents, or this Order, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases

55

to the fullest extent as is legally permissible, including, but not limited to, jurisdiction over the matters set forth in Section 11 of the Plan.

54.                               Modifications.  The Plan and the Definitive Documents may be amended, modified, or supplemented by the Debtors, subject to the rights of the Consenting Creditors set forth in the Restructuring Support Agreement, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Court.  In addition, after the entry of this Order, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims and Interests pursuant to the Plan, the Debtors, subject to the rights of Consenting Creditors set forth in the Restructuring Support Agreement, may remedy any defect or omission or reconcile any inconsistencies in the Plan, the Definitive Documents, or this Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan, and any holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan and Definitive Documents as so amended, modified, or supplemented.  Notwithstanding anything herein to the contrary, prior to the Effective Date, the Debtors, subject to the rights of the Consenting Creditors set forth in the Restructuring Support Agreement, may make appropriate technical adjustments and modifications to the Plan and Definitive Documents without further order or approval of the Court; provided, that such technical adjustments and modifications do not adversely affect in any material way the treatment of holders of Claims or Interests under the Plan.

55.                               Cure/Assumption Objections.  The objections filed by (i) Seismic Exchange Inc. (ECF No. 178), (ii) Geophysical Pursuit, Inc. (ECF No. 179), and (iii) Seitel Data, Ltd., Seitel Data Corp., Seitel Offshore Corp., and Seitel Canada Ltd. (ECF No. 182)

56

(collectively, the “Cure/Assumption Objections” and the parties thereto, the “Cure/Assumption Objectors”) are hereby withdrawn solely as to confirmation of the Plan and approval of the Disclosure Statement; provided, that (1) no data owned and licensed by, or otherwise licensed by, any of the Cure/Assumption Objectors shall be transferred, sold, or assigned pursuant to the Plan or this Order; (2) no modification to any of the Cure/Assumption Objectors’ respective contracts or agreements is being affected by this Order or confirmation of the Plan; and (3) neither the Plan nor this Order shall effectuate an assumption or assumption and assignment of any of the Cure/Assumption Objectors’ respective contracts or agreements to the Debtors, the Reorganized Debtors or any other party with such Cure/Assumption Objections to be resolved in accordance with the procedures set forth in Section 8.2 of the Plan and all rights of the Cure/Assumption Objectors and the Debtors and Reorganized Debtors, as applicable, are hereby reserved with respect to thereto; provided, further, that, until such time as a resolution of the Cure/Assumption Objections is reached by the respective parties or otherwise ordered by the Bankruptcy Court, each of the Cure/Assumption Objectors, the Debtors and Reorganized Debtors shall continue to perform under their respective contracts and agreements in accordance with the respective terms and conditions thereof.

56.                               Provisions of Plan and Order Nonseverable and Mutually Dependent.  The provisions of the Plan and this Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

57.                               Governing Law.  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced

57

in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

58.                               Applicable Non-Bankruptcy Law.  Pursuant to section 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Order, the Plan, the Definitive Documents, and any other related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

59.                               Waiver of Filings and Section 341 Meeting.  Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee), including, without limitation, any requirement that the Debtors file statements of financial affairs and schedules of assets and liabilities, is hereby waived as to any such list, schedule, or statement not filed as of the entry of this Order.  Additionally, the requirement that the Debtors convene a meeting of creditors pursuant to 341(a) of the Bankruptcy Code is hereby waived.

60.                               Governmental Approvals Not Required.  This Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan and Disclosure Statement, any documents, instruments, or agreements (including the Definitive Documents), and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

61.                               Notice of Order.  In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Order, substantially in the form annexed hereto as Exhibit B, to all parties who hold

58

a Claim or Interest in these cases and the U.S. Trustee.  Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Order.

62.                               Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

63.                               Inconsistency.  To the extent of any inconsistency between this Order and the Plan, this Order shall govern.

64.                               No Waiver.  The failure to specifically include any particular provision of the Plan in this Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by this reference.

65.                               Waiver of Stay.  The stay of this Order provided by any Bankruptcy Rule (including Bankruptcy Rules 3020(e) and 6004(h)), whether for fourteen (14) days or otherwise, is hereby waived, and this Order shall be effective and enforceable immediately upon its entry by the Court

Dated:	, 2016
Wilmington, Delaware

THE HONORABLE BRENDAN L. SHANNON
CHIEF UNITED STATES BANKRUPTCY JUDGE

59

Exhibit A

The Plan

EXECUTION COPY

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
Halcón Resources Corporation, et al.,(1))		Case No. 16-11724 (BLS)
)
Debtors.	)	Jointly Administered
)

AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION OF HALCÓN RESOURCES CORPORATION, ET AL. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP Gary T. Holtzer, Esq. Joseph H. Smolinsky, Esq. 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007	YOUNG CONAWAY STARGATT & TAYLOR, LLP Robert S. Brady, Esq. Rodney Square 100 North King Street Wilmington, Delaware 19801 Telephone: (302) 571-6600 Facsimile: (302) 571-1253

Counsel for the Debtors and Debtors in Possession	Counsel for the Debtors and Debtors in Possession

Dated: September 2, 2016
Wilmington, Delaware

(1)  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Halcón Resources Corporation (0684); Halcón Holdings, Inc. (5102); HK Resources, LLC (9194); The 7711 Corporation (4003); Halcón Gulf States, LLC (2976); Halcón Louisiana Operating, L.P. (9727); Halcón Field Services, LLC (0280); Halcón Energy Properties, Inc. (5292); Halcón Operating Co., Inc. (3588); Halcón Williston I, LLC (9550); Halcón Williston II, LLC (9676); Halcón Resources Operating, Inc. (4856); HRC Energy Louisiana, LLC (1433); HRC Energy Resources (WV), Inc. (2713); HRC Production Company (3501); Halcón Energy Holdings, LLC (0538); HRC Energy, LLC (5010); HK Energy, LLC (8956); HK Louisiana Operating, LLC (4549); HK Oil & Gas, LLC (0502); HK Energy Operating, LLC (8107); HRC Operating, LLC (5129).  The Debtors’ mailing address is 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

1.30.	Claim	4

1.31.	Class	4

1.32.	Confirmation	4

1.33.	Confirmation Date	4

1.34.	Confirmation Hearing	4

1.35.	Confirmation Order	4

1.36.	Consenting Creditors	4

1.37.	Consenting Preferred Holders	4

1.38.	Consenting Third Lien Noteholders	4

1.39.	Consenting Unsecured Noteholders	4

1.40.	Consummation	4

1.41.	Convertible Note	4

1.42.	Convertible Note Claim	4

1.43.	Convertible Note Purchase Agreement	4

1.44.	Convertible Noteholder	5

1.45.	Convertible Noteholder Cash Distribution	5

1.46.	Convertible Noteholder New Common Shares	5

1.47.	Convertible Noteholder New Warrants	5

1.48.	Cure	5

1.49.	Debtor Affiliates	5

1.50.	Debtors	5

1.51.	Debtors in Possession	5

1.52.	Definitive Documents	5

1.53.	DIP Agent	6

1.54.	DIP Credit Agreement or DIP Financing Facility	6

1.55.	DIP/Exit Commitment Letter	6

1.56.	DIP Financing Orders	6

1.57.	DIP Lenders	6

1.58.	Disclosure Statement	6

1.59.	Disbursing Agent	6

1.60.	Disputed Claim	6

1.61.	Distribution Record Date means the Effective Date of the Plan	6

1.62.	DTC	6

1.63.	Effective Date	7

1.64.	Estate or Estates	7

1.65.	Equity-Based Incentive Grant Policy	7

1.66.	Exculpated Parties	7

1.67.	Existing Equity Interests	7

1.68.	Existing Warrants	7

1.69.	Fee Claim	7

1.70.	Final Order	7

1.71.	First Amended and Restated 2012 Long-Term Incentive Plan	8

1.72.	Franklin	8

1.73.	General Unsecured Claim	8

1.74.	Governmental Unit	8

1.75.	Holdings	8

1.76.	Holdings Certificate of Incorporation	8

1.77.	Impaired	8

1.78.	Intercompany Claim	8

1.79.	Intercompany Interest	8

1.80.	Intercreditor Agreement	8

1.81.	Interests	8

1.82.	Lease Amendments	8

1.83.	Lien	9

1.84.	Management Incentive Plan	9

1.85.	New Board	9

1.86.	New Common Shares	9

1.87.	New Common Shares Allocation Schedule	9

1.88.	New Warrant Agreement	9

1.89.	New Warrants	9

1.90.	Other Priority Claim	9

1.91.	Other Secured Claim	9

1.92.	Person	9

1.93.	Petition Date	9

1.94.	Plan	9

1.95.	Plan Supplement	9

1.96.	Preferred Holder	10

1.97.	Preferred Stock	10

1.98.	Preferred Stock Cash Distribution	10

1.99.	Preferred Stock Certificate of Designation	10

1.100.	Preferred Stock Interests	10

1.101.	Priority Tax Claim	10

1.102.	Pro Rata	10

1.103.	Registration Rights Parties	10

1.104.	Reinstate, Reinstated or Reinstatement	10

1.105.	Rejecting Class	11

1.106.	Released Parties	11

1.107.	Reorganized Debtors	11

1.108.	Reorganized Debtor Affiliates	11

1.109.	Reorganized Holdings	11

1.110.	Requisite Creditors	11

1.111.	Requisite Preferred Holders	11

1.112.	Requisite Third Lien Noteholders	11

1.113.	Requisite Unsecured Noteholders	11

1.114.	Restructuring	12

1.115.	Restructuring Expenses	12

1.116.	Restructuring Support Agreement	12

1.117.	Revolving Credit Agreement or Revolving Credit Facility	12

1.118.	Revolving Credit Agreement Agent	12

1.119.	Revolving Credit Agreement Claims	12

1.120.	Revolving Credit Agreement Lenders	12

1.121.	Second Lien Note Claims	12

1.122.	Second Lien Note Indentures	12

1.123.	Second Lien Note Trustee	12

1.124.	Second Lien Notes	12

1.125.	Section 510(b) Claim	13

1.126.	Secured Claim	13

1.127.	Schedule of Rejected Contracts	13

1.128.	Subsidiary Interests	13

1.129.	Tax or Taxes	13

1.130.	Tax Return	13

1.131.	Term Sheet	13

1.132.	Third Lien Note Claims	13

1.133.	Third Lien Note Indenture	13

1.134.	Third Lien Noteholder New Common Shares	13

	1.135.	Third Lien Note Collateral Agent	14

	1.136.	Third Lien Note Trustee	14

	1.137.	Third Lien Note Trustee Charging Lien	14

	1.138.	Third Lien Note Trustee Fees and Expenses	14

	1.139.	Third Lien Noteholder	14

	1.140.	Third Lien Noteholder Cash Distribution	14

	1.141.	Third Lien Notes	14

	1.142.	Third Lien Security Agreement	14

	1.143.	Unimpaired	14

	1.144.	Unsecured Note Claims	14

	1.145.	Unsecured Note Indentures	14

	1.146.	Unsecured Note Trustee	14

	1.147.	Unsecured Note Trustee Charging Lien	14

	1.148.	Unsecured Note Trustee Fees and Expenses	15

	1.149.	Unsecured Noteholder	15

	1.150.	Unsecured Noteholder Cash Distribution	15

	1.151.	Unsecured Noteholder New Common Shares	15

	1.152.	Unsecured Noteholder New Warrants	15

	1.153.	Unsecured Notes	15

	1.154.	Voting Deadline	15

	1.155.	Voting Record Date	15

	1.156.	Warrant Record Date	15

B.	Interpretation; Application of Definitions and Rules of Construction		16

C.	Reference to Monetary Figures		16

D.	Controlling Document		16

Section 2.	ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS		16

	2.1.	Administrative Expense Claims	16

	2.2.	Fee Claims	17

	2.3.	Priority Tax Claims	17

Section 3.	CLASSIFICATION OF CLAIMS AND INTERESTS		17

	3.1.	Summary of Classification	17

	3.2.	Special Provision Governing Unimpaired Claims	18

	3.3.	Elimination of Vacant Classes	18

Section 4.	TREATMENT OF CLAIMS AND INTERESTS		18

	4.1.	Other Priority Claims (Class 1)	18

v

	4.2.	Other Secured Claims (Class 2)	19

	4.3.	Revolving Credit Agreement Claims (Class 3)	19

	4.4.	Second Lien Note Claims (Class 4)	20

	4.5.	Third Lien Note Claims (Class 5)	20

	4.6.	Unsecured Note Claims (Class 6)	20

	4.7.	Convertible Note Claims (Class 7)	21

	4.8.	General Unsecured Claims (Class 8)	22

	4.9.	Intercompany Claims (Class 9)	22

	4.10.	Intercompany Interests (Class 10)	22

	4.11.	Preferred Stock Interests (Class 11)	22

	4.12.	Existing Equity Interests (Class 12)	23

	4.13.	Section 510(b) Claims (Class 13)	24

Section 5.	MEANS FOR IMPLEMENTATION		24

	5.1.	Compromise and Settlement of Claims, Interests and Controversies	24

	5.2.	Amended Revolving Credit Agreement; Intercreditor Agreement	24

	5.3.	Authorization and Issuance of Plan Securities	25

	5.4.	Exercise of Existing Warrants	25

	5.5.	Cancellation of Existing Securities and Agreements	26

	5.6.	Reorganized Holdings	26

	5.7.	Other Transactions	27

	5.8.	Cancellation of Liens	27

	5.9.	Management Incentive Plan	27

	5.10.	Withholding and Reporting Requirements	28

	5.11.	Exemption From Certain Transfer Taxes	29

	5.12.	Restructuring Transactions	29

	5.13.	Effectuating Documents; Further Transactions	29

	5.14.	Trustee Fees and Expenses	30

Section 6.	DISTRIBUTIONS		30

	6.1.	Distribution Record Date	30

	6.2.	Date of Distributions	30

	6.3.	Disbursing Agent	30

	6.4.	Powers of Disbursing Agent	31

	6.5.	Surrender of Instruments	31

	6.6.	Delivery of Distributions	31

	6.7.	Manner of Payment Under Plan	31

	6.8.	Fractional Shares and Minimum Cash Distributions	31

	6.9.	Setoffs	32

	6.10.	Distributions After Effective Date	32

Section 7.	PROCEDURES FOR DISPUTED CLAIMS AND INTERESTS		32

	7.1.	Disputed Claims/Process	32

	7.2.	Objections to Claims and Interests	32

	7.3.	Estimation of Claims and Interests	33

	7.4.	No Distributions Pending Allowance	33

	7.5.	Distributions After Allowance	33

Section 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES		33

	8.1.	General Treatment	33

	8.2.	Payments Related to Assumption of Contracts and Leases	34

	8.3.	Rejection Claims	34

	8.4.	Survival of the Debtors’ Indemnification Obligations	35

	8.5.	Compensation and Benefit Plans	35

	8.6.	Insurance Policies	35

	8.7.	Federal Lease Interests	36

	8.8.	Reservation of Rights in Favor of Governmental Units	36

	8.9.	Reservation of Rights	37

Section 9.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		37

	9.1.	Conditions Precedent to the Effective Date	37

	9.2.	Waiver of Conditions Precedent	38

Section 10.	EFFECT OF CONFIRMATION		38

	10.1.	Subordinated Claims	38

	10.2.	Vesting of Assets	38

	10.3.	Discharge of Claims and Termination of Interests	38

	10.4.	Term of Injunctions or Stays	39

	10.5.	Injunction Against Interference with Plan	39

	10.6.	Releases by the Debtors	39

	10.7.	Releases By Holders of Claims and Interests	39

	10.8.	Exculpation	40

	10.9.	Retention of Causes of Action/Reservation of Rights	40

	10.10.	Solicitation of the Plan	41

	10.11.	Section 1145 Exemption	41

	10.12.	Plan Supplement	42

	10.13.	Corporate and Limited Liability Company Action	42

	10.14.	Registration Rights	42

Section 11.	RETENTION OF JURISDICTION		43

Section 12.	MISCELLANEOUS PROVISIONS		45

	12.1.	Payment of Statutory Fees	45

	12.2.	Substantial Consummation	45

	12.3.	Request for Expedited Determination of Taxes	45

	12.4.	Amendments	45

	12.5.	Effectuating Documents and Further Transactions	45

	12.6.	Revocation or Withdrawal of the Plan	46

	12.7.	Severability of Plan Provisions upon Confirmation	46

	12.8.	Governing Law	46

	12.9.	Time	46

	12.10.	Immediate Binding Effect	46

	12.11.	Successor and Assigns	47

	12.12.	Entire Agreement	47

	12.13.	Notices	47

Exhibit A	Restructuring Support Agreement
Exhibit B	Schedule of Executory Contracts to be Rejected

Each of Halcón Resources Corporation; Halcón Holdings, Inc.; HK Resources, LLC; The 7711 Corporation; Halcón Gulf States, LLC; Halcón Louisiana Operating, L.P.; Halcón Field Services, LLC; Halcón Energy Properties, Inc.; Halcón Operating Co., Inc.; Halcón Williston I, LLC; Halcón Williston II, LLC; Halcón Resources Operating Inc.; HRC Energy Louisiana, LLC; HRC Energy Resources (WV), Inc.; HRC Production Company; Halcón Energy Holdings, LLC; HRC Energy, LLC; HK Energy, LLC; HK Louisiana Operating, LLC; HK Oil & Gas, LLC; HK Energy Operating, LLC; and HRC Operating, LLC propose the following joint prepackaged chapter 11 plan of reorganization for each of the Debtors pursuant to section 1121(a) of the Bankruptcy Code.  Capitalized terms used herein shall have the meanings set forth in Section 1.A.

SECTION 1.                            DEFINITIONS AND INTERPRETATION.

A.                                    Definitions.

1.1.         8.625% Second Lien Note Indenture means that certain indenture, dated as of May 1, 2015, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee, as amended, modified, or otherwise supplemented from time to time.

1.2.         8.875% Senior Unsecured Note Claim means any Claim arising from, or related to, the 8.875% Senior Unsecured Notes.

1.3.         8.875% Senior Unsecured Note Indenture means that certain indenture, dated as of November 6, 2012, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee, as amended, modified, or otherwise supplemented from time to time.

1.4.         8.875% Senior Unsecured Notes means the 8.875% Senior Unsecured Notes due 2021 issued pursuant to the 8.875% Senior Unsecured Note Indenture in the aggregate outstanding principal amount of $287,193,000 plus all accrued prepetition interest, fees, and other amounts due under the 8.875% Senior Unsecured Notes.

1.5.         9.25% Senior Unsecured Note Claim means any Claim arising from, or related to, the 9.25% Senior Unsecured Notes.

1.6.         9.25% Senior Unsecured Note Indenture means that certain indenture dated as of August 13, 2013, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee, as amended, modified, or otherwise supplemented from time to time.

1.7.         9.25% Senior Unsecured Notes means the 9.25% Senior Unsecured Notes due 2022 issued pursuant to the 9.25% Senior Unsecured Note Indenture in the aggregate outstanding principal amount of $37,194,000 plus all accrued prepetition interest, fees, and other amounts due under the 9.25% Senior Unsecured Notes.

1.8.         9.75% Senior Unsecured Note Claim means any Claim arising from, or related to, the 9.75% Senior Unsecured Notes.

1.9.         9.75% Senior Unsecured Note Indenture means that certain indenture dated as of July 16, 2012, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee, as amended, modified, or otherwise supplemented from time to time.

1.10.       9.75% Senior Unsecured Notes means the 9.75% Senior Unsecured Notes due 2020 issued pursuant to the 9.75% Senior Unsecured Note Indenture in the aggregate outstanding principal amount of $315,535,000.00 plus all accrued prepetition interest, fees, and other amounts due under the 9.75% Senior Unsecured Notes.

1.11.       12.0% Second Lien Note Indenture means that certain indenture dated as of December 21, 2015, by and among Holdings, each of the guarantors named therein, and U.S. Bank National Association, as trustee, as amended, modified, or otherwise supplemented from time to time.

1.12.       Administrative Expense Claim means any Claim for costs and expenses of administration during the Chapter 11 Cases pursuant to sections 328, 330, 363, 364(c)(1), 365, 503(b) or 507(a)(2) of the Bankruptcy Code, including, (a) the actual and necessary costs and expenses incurred from and after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) Fee Claims; (c) Restructuring Expenses; and (d) all fees and charges assessed against the Estates pursuant to section 1911 through 1930 of chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1-1401.

1.13.       Allowed means, with reference to any Claim or Interest, (a) any Claim or Interest arising on or before the Effective Date (i) as to which no objection to allowance has been interposed in accordance with Section 7.2 hereof, or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court or (c) any Claim or Interest expressly allowed hereunder; provided, however, that notwithstanding the foregoing, the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

1.14.       Amended Revolving Credit Agreement or Amended Revolving Credit Facility means the credit agreement in the form attached as Exhibit D to the DIP/Exit Commitment Letter with aggregate maximum revolving loan commitments of not less than $600,000,000 thereunder.  The Amended Revolving Credit Agreement shall be in form and substance (a) reasonably satisfactory to the Requisite Unsecured Noteholders, and (b) satisfactory to the Requisite Third Lien Noteholders.

1.15.       Amended Revolving Credit Facility Agent means JPMorgan Chase Bank, N.A. in its capacity as administrative and collateral agent for the Amended Revolving Credit Facility Lenders. together with its successors and assigns.

1.16.       Amended Revolving Credit Facility Lenders means each lender and issuing bank party to the Amended Revolving Credit Agreement and together with all other Secured Parties (as defined in the Amended Revolving Credit Agreement).

1.17.       Amended Revolving Credit Facility Loan Documents means the Amended Revolving Credit Agreement, the DIP/Exit Commitment Letter, the Secured Swap Agreements (as defined in the Amended Revolving Credit Agreement) and all other loan and security documents, instruments, mortgages, control agreements and other agreements to be entered into pursuant to the Amended Revolving Credit Agreement.

1.18.       Amended Revolving Credit Facility Obligations means all obligations of the Reorganized Debtors or any other loan party under the Amended Revolving Credit Facility Loan Documents, including all Secured Obligations (as defined in the Amended Revolving Credit Agreement).

2

1.19.       Amended Organizational Documents means the forms of certificate of formation, certification of incorporation, limited liability company agreement, and other forms of organizational documents and bylaws for the Reorganized Debtors reasonably satisfactory to the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder and consistent with section 1123(a)(6) of the Bankruptcy Code, if applicable.  To the extent such Amended Organizational Documents reflect material changes to the Debtors’ existing forms of organizational documents and bylaws, substantially final forms of such Amended Organizational Documents will be included in the Plan Supplement.

1.20.       Ares means Ares Management LLC together with any funds or managed accounts affiliated with, or managed by, Ares Management LLC or an affiliate.

1.21.       Ballot means the form of ballot approved by the Bankruptcy Court and distributed to holders of Impaired Claims and Interests entitled to vote on the Plan on which such holders shall indicate the acceptance or rejection of the Plan.

1.22.       Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.23.       Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases.

1.24.       Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

1.25.       Benefit Plans means all benefit plans, policies and programs sponsored by the Debtors, including all savings plans and health and welfare plans.

1.26.       Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in Wilmington, Delaware are required or authorized to close by law or executive order.

1.27.       Cash means legal tender of the United States of America.

1.28.       Causes of Action means any action, claim, cause of action, controversy, demand, right, lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law.  Cause of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

1.29.       Chapter 11 Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on July 27, 2016, in the Bankruptcy Court and styled In re Halcón Resources Corporation, et. al., Case No. 16–11724 (BLS).

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1.30.       Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.31.       Class means any group of Claims or Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.32.       Confirmation means the entry on the docket of the Chapter 11 Cases of the Confirmation Order.

1.33.       Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.34.       Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.35.       Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be consistent in all respects with this Plan and otherwise in form and substance reasonably satisfactory to the Debtors and the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder.

1.36.       Consenting Creditors means the Consenting Third Lien Noteholders, the Consenting Unsecured Noteholders, the Convertible Noteholder and the Consenting Preferred Holders.

1.37.       Consenting Preferred Holders means the Preferred Holders that are party to the Restructuring Support Agreement together with their respective successors and permitted assigns and any subsequent Preferred Holder that becomes party to the Restructuring Support Agreement prior to the Voting Deadline in accordance with the terms of the Restructuring Support Agreement.

1.38.       Consenting Third Lien Noteholders means the Third Lien Noteholders that are party to the Restructuring Support Agreement together with their respective successors and permitted assigns and any subsequent Third Lien Noteholder that becomes party to the Restructuring Support Agreement prior to the Voting Deadline in accordance with the terms of the Restructuring Support Agreement.

1.39.       Consenting Unsecured Noteholders means the Unsecured Noteholders that are party to the Restructuring Support Agreement together with their respective successors and permitted assigns and any subsequent Unsecured Noteholder that becomes party to the Restructuring Support Agreement prior to the Voting Deadline in accordance with the terms of the Restructuring Support Agreement.

1.40.       Consummation means the occurrence of the Effective Date for the Plan.

1.41.       Convertible Note means the 8.0% Senior Unsecured Convertible Note due 2020 issued on February 8, 2012, pursuant to the Convertible Note Purchase Agreement.

1.42.       Convertible Note Claim means any Claim arising under or in connection with the Convertible Note.

1.43.       Convertible Note Purchase Agreement means that certain Securities Purchase Agreement, effective December 21, 2011, by and between Halcón Resources LLC (now HALRES LLC) and RAM Energy Resources, Inc. (now Holdings), as amended, modified or otherwise supplemented from time to time prior to the date hereof.

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1.44.       Convertible Noteholder means the holder of the Convertible Note.

1.45.       Convertible Noteholder Cash Distribution means Cash in the amount of $15,000,000 to be distributed, in accordance with Section 4.7 below, to the holder of the Allowed Convertible Note Claims.

1.46.       Convertible Noteholder New Common Shares means New Common Shares, representing, after giving effect to the Restructuring, in the aggregate, 4.0% of the total outstanding shares of common stock of Reorganized Holdings (subject to dilution by the Management Incentive Plan and, to the extent applicable, the exercise of the New Warrants), to be distributed to the Convertible Noteholder in accordance with, and subject to the limitations set forth in, Section 4.7 below.

1.47.       Convertible Noteholder New Warrants means warrants to purchase New Common Shares representing 1.0% of the total issued and outstanding New Common Shares on the Effective Date (including New Common Shares issuable upon full exercise of the New Warrants but excluding any New Common Shares issued or reserved pursuant to the Management Incentive Plan), subject to dilution by the Management Incentive Plan, exercisable for a four (4) year period commencing on the Effective Date at a per share exercise price of $14.04, which amount is equal to $1,330,000,000 divided by the total number of issued and outstanding New Common Shares on the Effective Date (including New Common Shares issuable upon full exercise of the New Warrants but excluding any New Common Shares issued or reserved pursuant to the Management Incentive Plan), as more fully set forth in the New Warrant Agreement, to be distributed in accordance with, and subject to the limitations set forth in, Section 4.7 below.  For example, if, on the Effective Date, nine hundred and ninety thousand (990,000) New Common Shares are issued (exclusive of any New Common Shares issuable upon exercise of the New Warrants and any New Common Shares issued pursuant to the Management Incentive Plan), the number of New Common Shares to be reserved for issuance upon exercise of the Convertible Noteholder New Warrants shall be ten thousand (10,000) New Common Shares.

1.48.       Cure means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (b) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

1.49.       Debtor Affiliates means the Debtors, other than Holdings.

1.50.       Debtors means Holdings, Halcón Holdings, Inc., HK Resources, LLC, The 7711 Corporation, Halcón Gulf States, LLC, Halcón Louisiana Operating, L.P., Halcón Field Services, LLC, Halcón Energy Properties, Inc., Halcón Operating Co., Inc., Halcón Williston I, LLC, Halcón Williston II, LLC, Halcón Resources Operating Inc., HRC Energy Louisiana, LLC, HRC Energy Resources (WV), Inc., HRC Production Company, Halcón Energy Holdings, LLC, HRC Energy, LLC, HK Energy, LLC, HK Louisiana Operating, LLC, HK Oil & Gas, LLC, HK Energy Operating, LLC, and HRC Operating, LLC.

1.51.       Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.52.       Definitive Documents means the documents prepared by or for the benefit of the Debtors (including any related orders, agreements, instruments, schedules or exhibits) that are contemplated herein and that are otherwise necessary or desirable to implement, or otherwise relate to the Restructuring, including the Plan, the Plan Supplement, the Disclosure Statement (together with any

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voting and solicitation related materials), any motion seeking the approval thereof, the Confirmation Order, any documents relating to the New Common Shares and the New Warrants (including the New Warrant Agreement) (as applicable), the DIP Financing Facility and the DIP Credit Agreement, any exit financing, and definitive documentation relating to the use of cash collateral, the Amended Revolving Credit Agreement, Amended Organizational Documents, advisory or management services agreements, the Management Incentive Plan, shareholder and member related agreements or other related documents, each of which shall contain terms and conditions consistent in all respects with the Plan and shall otherwise be reasonably satisfactory in form and substance to the Debtors and the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder (except for the definitive loan agreements with respect to the DIP Financing Facility and Amended Revolving Credit Agreement, which also must be satisfactory to Requisite Third Lien Noteholders).

1.53.       DIP Agent has the meaning ascribed to such term in the DIP Financing Orders.

1.54.       DIP Credit Agreement or DIP Financing Facility means $600 million reserve based revolving credit facility provided pursuant to the DIP Financing Orders.

1.55.       DIP/Exit Commitment Letter means the $600 million Senior Secured Debtor-in-Possession and Exit Reserve-Based Revolving Facility Commitment Letter, dated as of July 26, 2016, among Holdings, each of the other Debtors and each of the financial institutions party thereto.

1.56.       DIP Financing Orders means, collectively, the interim (ECF No. 46) and final orders (ECF No. 130) (i) authorizing the Debtors to enter into, and borrow under, the DIP Credit Agreement, (ii)  authorizing the use of prepetition collateral and cash collateral, and (iii) granting adequate protection to the Revolving Credit Agreement Lenders, the Second Lien Noteholders and the Third Lien Noteholders on terms reasonably satisfactory to the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder.

1.57.       DIP Lenders has the meaning ascribed to such term in the DIP Financing Orders.

1.58.       Disclosure Statement means the disclosure statement for the Plan, in form and substance reasonably satisfactory to the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder, which is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018 and/or other applicable law.

1.59.       Disbursing Agent means any entity (including any applicable Debtor if it acts in such capacity) in its capacity as a disbursing agent under Section 6.3 hereof.

1.60.       Disputed Claim means with respect to a Claim or Interest, any such Claim or Interest (a) to the extent neither Allowed nor disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503 or 1111 of the Bankruptcy Code, or (b) for which a proof of claim or interest for payment has been made, to the extent the Debtors or any party in interest has interposed a timely objection or request for estimation before the Confirmation Date in accordance with the Plan, which objection or request for estimation has not been withdrawn or determined by a Final Order.

1.61.       Distribution Record Date means the Effective Date of the Plan.

1.62.       DTC means The Depository Trust Company.

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1.63.       Effective Date means the date on which all conditions to the effectiveness of the Plan set forth in Section 9 hereof have been satisfied or waived in accordance with the terms of the Plan and the Plan is consummated.

1.64.       Estate or Estates means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.65.       Equity-Based Incentive Grant Policy means the policy established by the compensation committee of Holdings, which sets forth the timing of equity awards to employees of Holdings and the procedures for making awards and, in the case of stock options and stock appreciation rights, for determining the exercise price or grant value, respectively, of the award.

1.66.       Exculpated Parties means collectively: (a) the Debtors; (b) the Revolving Credit Agreement Agent; (c) the Revolving Credit Agreement Lenders; (d) the other Secured Parties under and as defined in the Revolving Credit Agreement; (e) the Consenting Third Lien Noteholders; (f) the Consenting Unsecured Noteholders; (g) the Convertible Noteholder; (h) the Consenting Preferred Holders; (i) the Third Lien Note Trustee and Third Lien Note Collateral Agent; (j) the Unsecured Note Trustee; (k) the DIP Agent and DIP Lenders; (l) the Amended Revolving Credit Facility Agent and Amended Revolving Credit Facility Lenders; and (m) with respect to each of the foregoing entities in clauses (a) through (l), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such Persons’ respective heirs, executors, estates, servants and nominees, in each case in their capacity as such.

1.67.       Existing Equity Interests means any Interests held in Holdings (other than the Preferred Stock Interests or Existing Warrants), including common stock or units.

1.68.       Existing Warrants means any warrants or other options to purchase or rights to acquire common stock or units or any other Interests in any of the Debtors, including, without limitation, those certain five year warrants to purchase 7.3 million shares of Holdings’ common stock issued to HALRES LLC pursuant to the Securities Purchase Agreement.

1.69.       Fee Claim means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Effective Date by professional Persons retained by the Debtors or any statutory committee appointed in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b) or 1103 of the Bankruptcy Code in the Chapter 11 Cases.

1.70.       Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the

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Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

1.71.       First Amended and Restated 2012 Long-Term Incentive Plan means the First Amended and Restated 2012 Long-Term Incentive Plan of Holdings (as modified, amended or supplemented in accordance with the terms thereof).

1.72.       Franklin means Franklin Advisers, Inc. as investment manager on behalf of certain funds and accounts.

1.73.       General Unsecured Claim means any unsecured Claim against any Debtor (other than an Unsecured Note Claim, a Convertible Note Claim or an Intercompany Claim) that is not entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court.

1.74.       Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.75.       Holdings means Halcón Resources Corporation.

1.76.       Holdings Certificate of Incorporation means the Amended and Restated Certificate of Incorporation of Holdings dated May 6, 2015 (as amended, modified or otherwise supplemented from time to time prior to the date hereof).

1.77.       Impaired means, with respect to a Claim, Interest or Class of Claims or Interests, “impaired” within the meaning of section 1123(a)(4) and 1124 of the Bankruptcy Code.

1.78.       Intercompany Claim means any Claim against a Debtor held by another Debtor.

1.79.       Intercompany Interest means an Interest in a Debtor held by another Debtor or an Interest in a Debtor held by an affiliate of a Debtor (other than any Preferred Stock Interest or Equity Interest in Holdings).

1.80.       Intercreditor Agreement means that certain Intercreditor Agreement, dated as of May 1, 2015, between the Revolving Credit Agreement Agent and the Second Lien Note Trustee (as amended, modified or otherwise supplemented from time to time including by the Priority Confirmation Joinder dated as of September 10, 2015, between and among, the Revolving Credit Agreement Agent, the Second Lien Trustee, and the Third Lien Trustee, and including by the Priority Confirmation Joinder dated as of December 21, 2015, between and among the Revolving Credit Agreement Agent and the Second Lien Trustee).

1.81.       Interests means any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all common stock or units, preferred stock or units or other instruments evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interests in a Debtor that existed immediately before the Effective Date.

1.82.       Lease Amendments means those certain amendments, letters of intent and/or other documents and agreements (including any schedules and exhibits thereto) modifying or amending certain real property leases to be assumed by the Debtors, as amended or modified by the terms of the Lease Amendments, pursuant to Section 8.1 of the Plan, and to be filed as a part of the Plan Supplement.

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1.83.       Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.84.       Management Incentive Plan means a post-Restructuring management incentive plan, substantially in the form to be filed as a part of the Plan Supplement, under which 10% of the New Common Shares will be reserved for issuance as awards under the Management Incentive Plan in accordance with Section 5.9 of the Plan.

1.85.       New Board means the board of directors of Reorganized Holdings.

1.86.       New Common Shares means the shares of common stock, par value $0.0001 per share, in Reorganized Holdings that shall be issued on the Effective Date and shall also refer to the shares of common stock reserved for issuance under the New Warrants and the Management Incentive Plan.

1.87.       New Common Shares Allocation Schedule means the allocation schedule summarizing the pro forma equity ownership of Reorganized Holdings to be filed as a part of the Plan Supplement.

1.88.       New Warrant Agreement means the warrant agreement that will govern the terms of the New Warrants, the form of which shall be included in the Plan Supplement, and which will be in form and substance reasonably acceptable to the Debtors and the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder.

1.89.       New Warrants means the Unsecured Noteholder New Warrants and the Convertible Noteholder New Warrants.

1.90.       Other Priority Claim means any Claim against any of the Debtors other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

1.91.       Other Secured Claim means a Secured Claim, other than an Administrative Expense Claim, a Priority Tax Claim, a Revolving Credit Agreement Claim, a Second Lien Note Claim or a Third Lien Note Claim.

1.92.       Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit or other entity.

1.93.       Petition Date means the date on which each of the respective Debtors files its voluntary petition for reorganization relief under chapter 11 of the Bankruptcy Code.

1.94.       Plan means this joint prepackaged chapter 11 plan of reorganization, including the exhibits hereto (including the Plan Supplement), which shall be consistent with the Restructuring Support Agreement and otherwise reasonably satisfactory in form and substance to the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder, as the same may be amended or modified from time to time in accordance with the terms hereof and of the Restructuring Support Agreement.

1.95.       Plan Supplement means a supplemental appendix to the Plan containing, among other things, substantially final forms of the Amended Organizational Documents, the Amended Revolving Credit Agreement, the New Warrant Agreement, the Management Incentive Plan, the Lease Amendments, the New Common Shares Allocation Schedule, and, to the extent known, with respect to

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the members of the New Board, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code that will be filed with the Bankruptcy Court no later than five (5) Business Days before the Confirmation Hearing; provided, that through the Effective Date, the Debtors shall have the right to amend documents contained in, and exhibits to, the Plan Supplement provided that the documents constituting the Plan Supplement (as may be amended) shall be consistent with the Restructuring Support Agreement and Plan in all respects and otherwise in form and substance reasonably satisfactory in all respects to the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders, and the Convertible Noteholder; provided, further if the Plan Supplement contains documents related to the Amended Revolving Credit Agreement or DIP Financing Facility, such documents shall be satisfactory to Requisite Third Lien Noteholders.

1.96.       Preferred Holder means any holder of Preferred Stock Interests.

1.97.       Preferred Stock means the 5.75% Convertible Series A Perpetual Preferred Stock issued by Holdings pursuant to the Preferred Stock Certificate of Designation.

1.98.       Preferred Stock Cash Distribution means Cash in the amount of $11,100,000, to be distributed, in accordance with, and subject to the limitations set forth in, Section 4.11 below, on a Pro Rata basis to holders of Allowed Preferred Stock Interests.  For the avoidance of doubt, the foregoing monies shall be reserved by the Debtors, or the Reorganized Debtors, as the case may be, but shall not be held in a segregated account.

1.99.       Preferred Stock Certificate of Designation means that certain Certificate of Designations, Preferences, Rights and Limitations of 5.75% Series A Convertible Perpetual Preferred Stock of Holdings, dated as of June 17, 2013.

1.100.     Preferred Stock Interests means an Interest in Preferred Stock.

1.101.     Priority Tax Claim means any secured or unsecured Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.102.     Pro Rata means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class, or the proportion that Allowed Claims or Interests in a particular Class bear to the aggregate amount of Allowed Claims and Disputed Claims or Allowed Interests and Disputed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Class under the Plan.

1.103.     Registration Rights Parties means each recipient of New Common Shares who, together with its affiliates and related funds, receives 10% or more of the New Common Shares.

1.104.     Reinstate, Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim in accordance with section 1124 of the Bankruptcy Code, or (b) if applicable under section 1124 of the Bankruptcy Code: (i) curing all prepetition and postpetition defaults other than defaults relating to the insolvency or financial condition of the applicable Debtor or its status as a debtor under the Bankruptcy Code; (ii) reinstating the maturity date of the Claim; (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a contractual provision or such applicable law allowing the Claim’s acceleration; and (iv) not otherwise altering the legal, equitable or contractual rights to which the Claim entitles the holder thereof.

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1.105.     Rejecting Class means an Impaired Class that does not vote to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

1.106.     Released Parties means collectively:  (a) the Debtors; (b) the Revolving Credit Agreement Agent; (c) the Revolving Credit Agreement Lenders; (d) the other Secured Parties under and as defined in the Revolving Credit Agreement; (e) the Consenting Third Lien Noteholders; (f) the Consenting Unsecured Noteholders; (g) the Convertible Noteholder; (h) the Consenting Preferred Holders; (i) the Third Lien Note Trustee and Third Lien Note Collateral Agent; (j) the Unsecured Note Trustee; (k) the DIP Agent and DIP Lenders; (l) the Amended Revolving Credit Facility Agent and Amended Revolving Credit Facility Lenders; and (m) with respect to each of the foregoing entities in clauses (a) through (l), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such Persons’ respective heirs, executors, estates, servants and nominees.

1.107.     Reorganized Debtors means the Debtors, as reorganized on the Effective Date in accordance with the Plan.

1.108.     Reorganized Debtor Affiliates means the Debtor Affiliates, as reorganized on the Effective Date in accordance with the Plan.

1.109.     Reorganized Holdings means Holdings as reorganized on the Effective Date in accordance with the Plan.

1.110.     Requisite Creditors means, as of the date of determination, each of the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders, the Convertible Noteholder and the Requisite Preferred Holders.

1.111.     Requisite Preferred Holders means as of the date of determination, Consenting Preferred Holders holding at least a majority of the aggregate number of shares of Preferred Stock Interests held by the Consenting Preferred Holders as of such date.

1.112.     Requisite Third Lien Noteholders means as of the date of determination, Consenting Third Lien Noteholders holding at least a majority in aggregate principal amount outstanding of the Third Lien Notes held by the Consenting Third Lien Noteholders as of such date; provided that Requisite Third Lien Noteholders shall include (a) Ares, for so long as it, together with its affiliated funds that are Consenting Third Lien Noteholders, holds greater than 20% in aggregate principal outstanding amount of the Third Lien Notes, and (b) Franklin, for so long as it, together with its affiliated funds that are Consenting Third Lien Noteholders, holds greater than 20% in aggregate principal outstanding amount of the Third Lien Notes.

1.113.     Requisite Unsecured Noteholders means as of the date of determination, Consenting Unsecured Noteholders holding at least a majority in aggregate principal amount outstanding of the Unsecured Notes held by the Consenting Unsecured Noteholders as of such date; provided, that any Unsecured Notes acquired by Ares and Franklin after June 9, 2016 shall not be included in either the numerator or denominator of the foregoing calculation, except for any Unsecured Notes acquired by them from other Consenting Unsecured Noteholders.

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1.114.     Restructuring means the proposed financial restructuring pursuant to, and in accordance with, this Plan and the Definitive Documents.

1.115.     Restructuring Expenses means the reasonable and documented fees and expenses incurred by each of the Revolving Credit Agreement Agent, and each of the Consenting Creditors, and the fees, costs and expenses of their respective legal and financial advisors (but no more than one legal counsel, one local counsel in each appropriate jurisdiction and one financial advisor for each of the Revolving Credit Agreement Agent, the Consenting Third Lien Noteholders, the Consenting Unsecured Noteholders, the Convertible Noteholder, and the Consenting Preferred Holders) without the requirement for the filing of retention applications, fee applications or any other applications in the Chapter 11 Cases, and the Third Lien Note Trustee Fees and Expenses, which, in each case, shall be Allowed in full, payable in accordance herewith and shall not be subject to any offset, defense, counterclaim, reduction or credit of any kind whatsoever.

1.116.     Restructuring Support Agreement means that certain Restructuring Support Agreement, dated as of June 9, 2016, by and among the Debtors, the Consenting Third Lien Noteholders, the Consenting Unsecured Noteholders, the Convertible Noteholder and the Consenting Preferred Holders, as may be amended, supplemented or modified from time to time in accordance with the terms thereof, a copy of which, with individual holdings redacted from the signature pages, is annexed hereto as Exhibit A.

1.117.     Revolving Credit Agreement or Revolving Credit Facility means that certain Senior Revolving Credit Agreement, dated as of February 8, 2012, by and among Holdings, as borrower, each of the guarantors named therein, the Revolving Credit Agreement Agent, Wells Fargo Bank, N.A., as syndication agent, and the lenders party thereto, as amended, modified or otherwise supplemented from time to time.

1.118.     Revolving Credit Agreement Agent means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the Revolving Credit Agreement.

1.119.     Revolving Credit Agreement Claims means all Claims against the Debtors arising under or in connection with the Revolving Credit Agreement and all documents relating thereto, including, without limitation, any Claims against the Debtors arising under or in connection with a roll-up of the Revolving Credit Agreement into the DIP Financing Facility.

1.120.     Revolving Credit Agreement Lenders means the lenders from time to time party to the Revolving Credit Agreement as lenders thereunder, including any applicable assignees and participants thereof.

1.121.     Second Lien Note Claims means all Claims against the Debtors arising under or in connection with the Second Lien Note Indentures.

1.122.     Second Lien Note Indentures means the 8.625% Second Lien Note Indenture and the 12.0% Second Lien Note Indenture.

1.123.     Second Lien Note Trustee means U.S. Bank National Association in its capacity as trustee agent under the Second Lien Notes Indentures, and its successors and assigns.

1.124.     Second Lien Notes means, collectively, (a) the 8.625% Senior Secured Notes due 2020 issued pursuant to the 8.625% Second Lien Note Indenture in the aggregate principal outstanding amount of $700,000,000, and (b) the 12.0% Senior Secured Notes due 2020 issued pursuant to the 12.0%

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Senior Secured Note Indenture in the aggregate principal outstanding amount of $112,800,000, plus all accrued prepetition interest, fees, and other expenses due under the Second Lien Notes.

1.125.     Section 510(b) Claim means a Claim subject to subordination under section 510(b) of the Bankruptcy Code, and any Claim for or that arises from the rescission of a purchase, sale, issuance or offer of a Security of any of the Debtors, or for damages arising from the purchase of sale of such a Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.126.     Secured Claim means a Claim to the extent (a) secured by property of the estate, the amount of which is equal to or less than the value of such property (i) as set forth in the Plan, (i) as agreed to by the holder of such Claim and the Debtors or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.127.     Schedule of Rejected Contracts means the schedule of contracts and leases to be rejected by the applicable Debtor(s), with the reasonable consent of the Requisite Third Lien Noteholders, to be filed as part of the Plan Supplement.

1.128.     Subsidiary Interests means the Interests in the Debtors, other than Holdings.

1.129.     Tax or Taxes means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under §59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any liability under Treasury Regulation § 1.1502-6 or any analogous or similar state, local or non-U.S. law or regulation.

1.130.     Tax Return means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.131.     Term Sheet means the term sheet attached to the Restructuring Support Agreement as Exhibit A including any schedules and exhibits attached thereto and as may be modified in accordance with Section 9 of the Restructuring Support Agreement.

1.132.     Third Lien Note Claims means all Claims against the Debtors arising under or in connection with the Third Lien Note Indenture.

1.133.     Third Lien Note Indenture means that certain indenture, dated as of September 10, 2015, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank, National Association, as trustee, as amended, modified, or otherwise supplemented from time to time.

1.134.     Third Lien Noteholder New Common Shares means New Common Shares representing, after giving effect to the Restructuring, in the aggregate, 76.5% of the total outstanding shares of common stock of Reorganized Holdings (subject to dilution by the Management Incentive Plan and, to the extent applicable, the exercise of the New Warrants), which shall be distributed on a Pro Rata basis to holders of Allowed Third Lien Note Claims in accordance with Section 4.5 below.

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1.135.     Third Lien Note Collateral Agent means U.S. Bank National Association in its capacity as collateral agent under the Third Lien Security Agreement, and any successor collateral agent appointed under, and in accordance with, the Third Lien Note Indenture.

1.136.     Third Lien Note Trustee means Wilmington Savings Funds Society, FSB, in its capacity as successor trustee to U.S. Bank National Association under the Third Lien Note Indenture, and its predecessor, successors and assigns.

1.137.     Third Lien Note Trustee Charging Lien means any Lien or other priority in payment arising prior to the Effective Date to which the Third Lien Note Trustee is entitled, pursuant to the Third Lien Note Indenture, against distributions to be made to Third Lien Noteholders for payment of any Third Lien Note Trustee Fees and Expenses.

1.138.     Third Lien Note Trustee Fees and Expenses means the reasonable and documented compensation, fees, expenses, disbursements, and indemnity claims arising under the Third Lien Note Indenture, including attorneys’ and agents’ fees, expenses and disbursements, incurred under the Third Lien Note Indenture by the Third Lien Note Trustee, whether prior to or after the Petition Date and whether prior to or after the Effective Date.

1.139.     Third Lien Noteholder means a holder of Third Lien Notes.

1.140.     Third Lien Noteholder Cash Distribution means Cash in the amount of $33,825,588 to be distributed, in accordance with Section 4.5 below, on a Pro Rata basis to the holders of Allowed Third Lien Note Claims.

1.141.     Third Lien Notes means the 13.0% Senior Secured Notes due 2022 issued pursuant to the Third Lien Note Indenture, in the aggregate outstanding principal amount of $1,017,970,000, plus all accrued prepetition interest, fees, and other expenses due under the Third Lien Notes.

1.142.     Third Lien Security Agreement means the Third Lien Security Agreement, dated as of September 10, 2015, between and among Holdings, each of the guarantors named therein, and the Third Lien Note Collateral Agent.

1.143.     Unimpaired means, with respect to a Claim, Interest or Class of Claims or Interests, not “impaired” within the meaning of section 1123(a)(4) and 1124 of the Bankruptcy Code.

1.144.     Unsecured Note Claims means any Claim arising under or in connection with the Unsecured Note Indentures.

1.145.     Unsecured Note Indentures means the 8.875% Senior Unsecured Note Indenture, the 9.25% Senior Unsecured Note Indenture, and the 9.75% Senior Unsecured Note Indenture.

1.146.     Unsecured Note Trustee means Delaware Trust Company, as successor trustee to U.S. Bank National Association in its capacity as trustee under each of the Unsecured Note Indentures, and its predecessor, successors and assigns.

1.147.     Unsecured Note Trustee Charging Lien means any Lien or other priority in payment arising prior to the Effective Date to which the Unsecured Note Trustee is entitled, pursuant to the Unsecured Note Indentures, against distributions to be made to Unsecured Noteholders for payment of

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any Unsecured Note Trustee Fees and Expenses, which Lien or other priority in payment shall be deemed a separate right of each Unsecured Note Trustee arising under this Plan.

1.148.     Unsecured Note Trustee Fees and Expenses means the Claims for reasonable and documented compensation, fees, expenses, disbursements, and indemnity claims arising under the Unsecured Note Indentures, including, without limitation, internal default fees, attorneys’, financial advisors’ and agents’ fees, expenses and disbursements, incurred under the Unsecured Note Indentures by the Unsecured Note Trustee, whether prior to or after the Petition Date and whether prior to or after the Effective Date.

1.149.     Unsecured Noteholder means a holder of Unsecured Notes.

1.150.     Unsecured Noteholder Cash Distribution means Cash in the amount of $37,595,657 plus the Unsecured Note Trustee Fees and Expenses to be distributed, in accordance with, and subject to the limitations set forth in, Section 4.6 below, on a Pro Rata basis to the holders of Allowed Unsecured Note Claims.

1.151.     Unsecured Noteholder New Common Shares means New Common Shares, representing, after giving effect to the Restructuring, in the aggregate, 15.5% of the total outstanding shares of common stock of Reorganized Holdings (subject to dilution by the Management Incentive Plan and, to the extent applicable, the exercise of the New Warrants), to be distributed on a Pro Rata basis to holders of Allowed Unsecured Note Claims in accordance with, and subject to the limitations set forth in, Section 4.6 below.

1.152.     Unsecured Noteholder New Warrants means warrants to purchase New Common Shares representing 4.0% of the total issued and outstanding New Common Shares on the Effective Date (including New Common Shares issuable upon full exercise of the New Warrants but excluding any New Common Shares issued pursuant to the Management Incentive Plan), subject to dilution by the Management Incentive Plan, exercisable for a four (4) year period commencing on the Effective Date at a per share exercise price of $14.04, which amount is equal to $1,330,000,000 divided by the total number of issued and outstanding New Common Shares on the Effective Date (including New Common Shares issuable upon full exercise of the New Warrants but excluding any New Common Shares issued pursuant to the Management Incentive Plan), as more fully set forth in the New Warrant Agreement, which shall be distributed in accordance with, and subject to the limitations set forth in, Section 4.6 below.  For example, if, on the Effective Date, nine hundred and sixty thousand (960,000) New Common Shares are issued (exclusive of any New Common Shares issuable upon exercise of the New Warrants and any New Common Shares issued pursuant to the Management Incentive Plan), the number of New Common Shares to be reserved for issuance upon exercise of the Unsecured Noteholder New Warrants shall be forty thousand (40,000) New Common Shares.

1.153.     Unsecured Notes means the 8.875% Senior Unsecured Notes, the 9.25% Senior Unsecured Notes, and the 9.75% Senior Unsecured Notes.

1.154.     Voting Deadline means 5:00 p.m. Eastern Time on July 20, 2016

1.155.     Voting Record Date means 5:00 p.m. Eastern Time on June 13, 2016.

1.156.     Warrant Record Date means 5:00 p.m. Eastern Time on June 13, 2016.

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B.                                    Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived or modified from time to time.  The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained therein.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or on those terms and conditions, and in each case shall include any amendment, restatement or other modification made in accordance herewith; (3) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (4) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (5) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C.                                    Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

D.                                    Controlling Document.

Following the commencement of the Chapter 11 Cases, in the event of an inconsistency between the Plan and Disclosure Statement, the terms of the Plan shall control in all respects.  In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document).  The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

SECTION 2.                            ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1.         Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors agrees to different treatment, the Debtors (or the Reorganized Debtors, as the case may be) shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors in the ordinary course of business, consistent

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with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

2.2.         Fee Claims.

All entities seeking an award by the Bankruptcy Court of Fee Claims (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, (b) shall be paid in full from the Debtors’ or Reorganized Debtors’ Cash on hand in such amounts as are Allowed by the Bankruptcy Court (i) upon the later of (A) the Effective Date and (B) the date upon which the order relating to any such Allowed Fee Claim is entered or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors.  The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3.         Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors or the Reorganized Debtors, with the reasonable consent of the Requisite Third Lien Noteholders, (a) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years after the date of assessment of such Allowed Priority Tax Claim; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option.  All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business or under applicable non-bankruptcy law as such obligations become due.

SECTION 3.                            CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1.         Summary of Classification.

The following table designates the Classes of Claims against and Interests in each of the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code and (c) presumed to accept or deemed to reject the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in this Section 3.  The classification of Claims and Interests set forth herein shall apply separately to each of the Debtors.  All of the potential Classes for the Debtors are set forth herein.  Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section 3.3.

Class	Designation	Treatment	Entitled to Vote
1	Other Priority Claims	Unimpaired	No (presumed to accept)
2	Other Secured Claims	Unimpaired	No (presumed to accept)
3	Revolving Credit Agreement Claims	Unimpaired	No (presumed to accept)

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4	Second Lien Note Claims	Unimpaired	No (presumed to accept)
5	Third Lien Note Claims	Impaired	Yes
6	Unsecured Note Claims	Impaired	Yes
7	Convertible Note Claims	Impaired	Yes
8	General Unsecured Claims	Unimpaired	No (presumed to accept)
9	Intercompany Claims	Unimpaired	No (presumed to accept)
10	Intercompany Interests	Unimpaired	No (presumed to accept)
11	Preferred Stock Interests	Impaired	Yes
12	Existing Equity Interests	Impaired	No (deemed to reject)
13	Section 510(b) Claims	Impaired	No (deemed to reject)

3.2.         Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.3.         Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

SECTION 4.                            TREATMENT OF CLAIMS AND INTERESTS.

4.1.         Other Priority Claims (Class 1).

(a)           Classification:  Class 1 consists of Other Priority Claims.

(b)           Treatment:  Except to the extent that a holder of an Allowed Other Priority Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each such holder shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, in each case, or as soon as reasonably practical thereafter.

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(c)           Voting:  Class 1 is Unimpaired, and the holders of Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Priority Claims are not entitled to vote to accept or reject the Plan.

4.2.         Other Secured Claims (Class 2).

(a)           Classification:  Class 2 consists of the Other Secured Claims.  To the extent that Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2.

(b)           Treatment:  Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors or the Reorganized Debtors with the reasonable consent of the Requisite Third Lien Noteholders, either (i) payment in full in Cash in full and final satisfaction of such claim, payable on the later of the Effective Date and the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, or, in each case, as soon as reasonably practical thereafter, (ii) Reinstatement pursuant to section 1124 of the Bankruptcy Code, or (iii) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

(c)           Voting:  Class 2 is Unimpaired, and the holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Plan.

4.3.         Revolving Credit Agreement Claims (Class 3).

(a)           Classification:  Class 3 consists of the Revolving Credit Agreement Claims.

(b)           Allowance:  The Revolving Credit Agreement Claims shall be Allowed as Secured Claims with respect to funded loans and the face amount of undrawn letters of credit as of the Effective Date in the approximate aggregate principal (or face) amount of $450,000,000 as of the Effective Date (which amount shall be reduced by any portion of the Revolving Credit Agreement Claims that are repaid or otherwise “rolled up” into the DIP Financing Facility), plus any unpaid accrued interest, letter of credit fees, other fees, and unpaid reasonable fees and expenses as of the Effective Date, in each case as required under the terms of the Revolving Credit Agreement and to the extent not already paid pursuant to the DIP Financing Orders.

(c)           Treatment:  On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Revolving Credit Agreement Claim shall receive, in full and final satisfaction of such Allowed Revolving Credit Agreement Claim, its Pro Rata share of the commitments and/or loans made pursuant to the Amended Revolving Credit Agreement and shall receive its benefits and be bound by the obligations therein, which shall also provide for the renewal of existing letters of credit and the issuance of new letters of credit on the terms and conditions set forth in the Amended Revolving Credit Agreement.  The terms of the Amended Revolving Credit Agreement shall be (a) in form and substance reasonably satisfactory to the Requisite Unsecured Noteholders, and (b) in form and substance satisfactory to the Debtors and the Requisite Third Lien Noteholders.

(d)           Voting:  Allowed Revolving Credit Agreement Claims are Unimpaired, and the holders of Revolving Credit Agreement Claims are not entitled to vote to accept or reject the Plan.

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4.4.         Second Lien Note Claims (Class 4).

(a)           Classification:  Class 4 consists of Second Lien Note Claims.

(b)           Allowance:  The Second Lien Note Claims are Allowed in the amount of $824,413,181 (including accrued and unpaid interest as of the Effective Date), plus any other amounts and obligations payable under the Second Lien Note Indenture as of the Effective Date, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person.

(c)           Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Second Lien Note Claims are unaltered by the Plan.  On the Effective Date, the holders of Allowed Second Lien Note Claims shall have their Allowed Second Lien Note Claims Reinstated.

(d)           Voting:  Class 4 is Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Second Lien Note Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed Secured Lien Note Claims.

4.5.         Third Lien Note Claims (Class 5).

(a)           Classification:  Class 5 consists of Third Lien Note Claims.

(b)           Allowance:  The Third Lien Note Claims are Allowed in the amount of $1,045,907,621 (including accrued and unpaid interest as of the Petition Date), plus any other amounts and obligations payable under the Third Lien Note Indenture as of the Petition Date, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person.

(c)           Treatment:  On the Effective Date, each holder of an Allowed Third Lien Note Claim shall be entitled to receive, in full and final satisfaction of such Allowed Third Lien Note Claim, its Pro Rata share of: (i) the Third Lien Noteholder New Common Shares; and (ii) the Third Lien Noteholder Cash Distribution.  Distributions to each holder of an Allowed Third Lien Note Claim shall be subject to the rights and terms of the Third Lien Note Indenture and the rights of the Third Lien Note Trustee to assert its Third Lien Note Trustee Charging Lien.

(d)           Voting:  Class 5 is Impaired, and holders of Third Lien Note Claims in Class 5 are entitled to vote to accept or reject the Plan.

4.6.         Unsecured Note Claims (Class 6).

(a)           Classification:  Class 6 consists of Unsecured Note Claims.

(b)           Allowance:  The Unsecured Note Claims are Allowed in the amount of $662,074,303 (including accrued and unpaid interest as of the Petition Date), plus any other amounts and obligations payable under the Unsecured Note Indentures as of the Petition Date, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person.

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(c)           Treatment:  On the Effective Date, each holder of an Allowed Unsecured Note Claim shall be entitled to receive, in full and final satisfaction of such Allowed Unsecured Note Claim, its Pro Rata share  of: (i) the Unsecured Noteholder Cash Distribution; (ii) the Unsecured Noteholder New Common Shares; and (iii) the Unsecured Noteholder New Warrants; provided, however, that if the Unsecured Note Claims Class is a Rejecting Class, then: (1) the Convertible Noteholder New Warrants shall not be issued under the Plan; (2) the New Common Shares that were to be distributed to the holder of Allowed Convertible Note Claims and Allowed Existing Equity Interests shall be reallocated and distributed Pro Rata to the holders of Allowed Third Lien Note Claims on the Effective Date; and (3) if the Debtors elect not to terminate the Restructuring Support Agreement, then the distributions to be received by the holders of Allowed General Unsecured Claims shall be modified so as to comply with section 1129(b) of the Bankruptcy Code, subject to the Consenting Third Lien Noteholders’ rights under Section 9 of the Restructuring Support Agreement.  Distributions to each holder of an Allowed Unsecured Note Claim shall be subject to the rights and terms of the Unsecured Note Indentures and the rights of the Unsecured Note Trustee to assert its Unsecured Note Trustee Charging Lien.

(d)           Voting:  Class 6 is Impaired, and the holders of Unsecured Note Claims are entitled to vote to accept or reject the Plan.

4.7.         Convertible Note Claims (Class 7).

(a)           Classification:  Class 7 consists of Convertible Note Claims.

(b)           Allowance:  The Convertible Note Claims are Allowed in the amount of $297,586,588 (including accrued and unpaid interest as of the Petition Date), plus any other amounts and obligations payable under the Convertible Note Purchase Agreement as of the Petition Date, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person.

(c)           Treatment:  On the Effective Date, the holder of the Allowed Convertible Note Claims shall be entitled to receive, in full and final satisfaction of such Allowed Convertible Note Claims: (i) the Convertible Noteholder Cash Distribution; (ii) the Convertible Noteholder New Common Shares; and (iii) the Convertible Noteholder New Warrants; provided, however, that if the Unsecured Note Claims Class is a Rejecting Class then: (1) the Convertible Noteholder New Warrants shall not be issued under the Plan; (2) the New Common Shares that would have been distributed to the holder of Allowed Convertible Note Claims under the Plan shall be reallocated and distributed Pro Rata to the holders of Allowed Third Lien Note Claims on the Effective Date; and (3) the Cash that was to be distributed to the holder of Allowed Convertible Note Claims pursuant to the Convertible Noteholder Cash Distribution shall remain property of the Debtors and vest in the Reorganized Debtors on the Effective Date; provided, further, however, that if the Unsecured Note Claims Class accepts the Plan and the Convertible Note Claims Class is a Rejecting Class, then: (x) the Convertible Noteholder New Warrants shall not be issued under the Plan; (y) the New Common Shares that would have been distributed to the holder of Allowed Convertible Note Claims under the Plan shall be reallocated and distributed on the Effective Date to the holders of Allowed Third Lien Note Claims and Allowed Unsecured Note Claims pro rata based on their respective holdings of New Common Shares to be distributed to such Classes pursuant to the Plan; and (z) the Cash that was to be distributed to the holder of Allowed Convertible Note Claims pursuant to the Convertible Noteholder Cash Distribution shall remain property of the Debtors and vest in the Reorganized Debtors on the Effective Date.

(d)           Voting:  Class 7 is Impaired, and the holder of the Convertible Note Claims is entitled to vote to accept or reject the Plan.

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4.8.         General Unsecured Claims (Class 8).

(a)           Classification:  Class 8 consists of General Unsecured Claims.

(b)           Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim against any of the Debtors has agreed to less favorable treatment of such Claim, the legal, equitable, and contractual rights of the holders of General Unsecured Claims are unaltered by the Plan.  On and after the Effective Date, except to the extent that a holder of a General Unsecured Claim agrees to different treatment, the Debtors or Reorganized Debtors, as applicable, shall continue to pay or dispute each General Unsecured Claim in the ordinary course of business as if the Chapter 11 Cases had never been commenced; provided, however, that if the Unsecured Note Claims Class is a Rejecting Class then the distributions to be received by the General Unsecured Claims shall be modified so as to comply with section 1129(b) of the Bankruptcy Code, subject to the Consenting Third Lien Noteholders’ rights under Section 9 of the Restructuring Support Agreement.

(c)           Voting: Allowed General Unsecured Claims are Unimpaired. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed General Unsecured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed General Unsecured Claims.

4.9.         Intercompany Claims (Class 9).

(a)           Classification:  Class 9 consists of Intercompany Claims.

(b)           Treatment: On the Effective Date, all Intercompany Claims shall be paid, adjusted, reinstated or discharged to the extent reasonably determined to be appropriate by the Debtors subject to the consent of the Requisite Third Lien Noteholders and Requisite Unsecured Noteholders, which consent shall not be unreasonably withheld.

(c)           Voting:  Pursuant to sections 1126(f) and 1126(g) of the Bankruptcy Code, the holders of Intercompany Claims against the Debtors are not entitled to vote to accept or reject the Plan.

4.10.       Intercompany Interests (Class 10).

(a)           Classification:  Class 10 consists of Intercompany Interests.

(b)           Treatment:  The Intercompany Interests will be Unimpaired under the Plan.

(c)           Voting:  Class 10 is Unimpaired, and the holders of Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

4.11.       Preferred Stock Interests (Class 11).

(a)           Classification:  Class 10 consists of Preferred Stock Interests.

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(b)           Allowance:  The Preferred Stock Interests are Allowed in the amount of $222,454,000, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person.

(c)           Treatment:  On the Effective Date, each holder of an Allowed Preferred Stock Interest shall be entitled to receive, in full and final satisfaction of such Allowed Preferred Stock Interest, its Pro Rata share of the Preferred Stock Cash Distribution; provided, however, that if any of the Unsecured Note Claims, the Convertible Note Claims or the Preferred Stock Interests Classes is a Rejecting Class, then the Preferred Holders shall not receive or retain any value under the Plan and the Cash to be distributed pursuant to the Preferred Stock Cash Distribution shall remain property of the Debtors and shall vest in the Reorganized Debtors on the Effective Date.

(d)           Voting:  Class 11 is Impaired, and the holders of Preferred Stock Interests are entitled to vote to accept or reject the Plan.

4.12.       Existing Equity Interests (Class 12).

(a)           Classification:  Class 12 consists of Existing Equity Interests.

(b)           Treatment:  On the Effective Date, (i) all Existing Equity Interests shall be cancelled, and (ii) the holders of Existing Equity Interests will receive New Common Shares representing, in the aggregate, 4.0% of the total outstanding shares of Reorganized Holdings (subject to dilution by the Management Incentive Plan and, to the extent applicable, the exercise of the New Warrants); provided, however, that if: (i) the Unsecured Note Claims Class is a Rejecting Class, then Existing Equity Interests shall not receive or retain any value under the Plan and the New Common Shares that would have been distributed to Existing Equity Interests under the Plan shall be reallocated and distributed Pro Rata to the holders of Allowed Third Lien Note Claims on the Effective Date; (ii) the Unsecured Note Claims Class accepts the Plan and the Convertible Noteholder Claims is a Rejecting Class, then Existing Equity Interests will not receive or retain any value under the Plan and the New Common Shares that would have been distributed to Existing Equity Interests under the Plan shall be reallocated and distributed on the Effective Date pro rata to the holders of Allowed Third Lien Note Claims and Allowed Unsecured Note Claims based on their respective holdings of New Common Shares to be distributed to such Classes pursuant to the Plan; and (iii) the Unsecured Note Claims and the Convertible Note Claims Classes accept the Plan and the Preferred Stock Interests Class is a Rejecting Class, then Existing Equity Interests shall not receive or retain any value under the Plan and the New Common Shares that would have been distributed to Existing Equity Interests under the Plan will be reallocated and distributed on the Effective Date pro rata to the holders of Allowed Third Lien Note Claims, Allowed Unsecured Note Claims and Allowed Convertible Note Claims based on their respective holdings of New Common Shares to be distributed to such Classes pursuant to the Plan.  Notwithstanding anything herein to the contrary, any restricted shares of common stock of Holdings issued pursuant to the First Amended and Restated 2012 Long-Term Incentive Plan and the Equity-Based Incentive Policy shall vest immediately prior to the Effective Date and be treated as Existing Equity Interests hereunder.

(c)           Voting:  Class 12 is Impaired by the Plan, and holders of Allowed Existing Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Allowed Existing Equity Interests are not entitled to vote to accept or reject the Plan.

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4.13.       Section 510(b) Claims (Class 13).

(a)           Classification:  Class 13 consists of Section 510(b) Claims.

(b)           Treatment:  The holders of Section 510(b) Claims shall not receive or retain any property under the Plan on account of such Section 510(b) Claims and the obligations of the Debtors and the Reorganized Debtors on account of Section 510(b) Claims shall be discharged.

(c)           Voting:  Class 13 is Impaired by the Plan, and holders of Allowed Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, holders of Allowed Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

SECTION 5.                            MEANS FOR IMPLEMENTATION.

5.1.         Compromise and Settlement of Claims, Interests and Controversies.

Pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made on account of such Allowed Claim.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and holders of Claims and Interests and is fair, equitable and reasonable.  In accordance with the provisions of the Plan, pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, prior to the Effective Date, the Debtors (with the consent of the Requisite Third Lien Noteholders) and after the Effective Date, the Reorganized Debtors, may compromise and settle Claims against the Debtors or the Reorganized Debtors, as applicable, and Causes of Action against other entities.

5.2.         Amended Revolving Credit Agreement; Intercreditor Agreement.

On the Effective Date, the Amended Revolving Credit Agreement shall be executed and delivered, and the Reorganized Debtors shall be authorized to execute, deliver and enter into the Amended Revolving Credit Agreement and the other Amended Revolving Credit Facility Loan Documents in connection with the distribution to holders of Class 3 Revolving Credit Agreement Claims, without the need for any further corporate action and without further action by the holders of Claims or Interests.  The form of Amended Revolving Credit Agreement will be filed as part of the Plan Supplement.

All Liens and security interests granted pursuant to the Amended Revolving Credit Agreement are intended to be (a) valid, binding, perfected, enforceable, Liens and security interests in the personal and real property described in and subject to such documents, with the priorities established in respect thereof under applicable non-bankruptcy law and (b) not subject to avoidance, recharacterization or subordination under any applicable law.

All Liens, mortgages and security interests securing the obligations arising under the Amended Revolving Credit Agreement and the other Amended Revolving Credit Loan Documents that were shared collateral securing the Revolving Credit Agreement Claims and the Second Lien Note Claims

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as of the Petition Date are unaltered by this Plan, and all such liens, mortgages and security interests are created and perfected with respect to the Amended Revolving Credit Facility Obligations to the same extent, in the same manner and on the same terms and priorities as they were with respect to the Revolving Credit Agreement Claims.  For purposes of all mortgages and deposit account control agreements that secured the obligations arising under the Revolving Credit Agreement and the DIP Credit Agreement, the Amended Revolving Credit Agreement is deemed an amendment and restatement of the Revolving Credit Agreement and the DIP Credit Agreement, and such mortgages and control agreements shall survive the Effective Date, shall not be cancelled and shall continue to secure the Amended Revolving Credit Facility Obligations.

The Amended Revolving Credit Facility Obligations constitute Priority Lien Obligations as defined in, and for all purposes under, the Intercreditor Agreement and the Amended Revolving Credit Agreement constitutes a Priority Credit Agreement as defined in, and for all purposes under, the Intercreditor Agreement. Notwithstanding anything to the contrary in this Plan, the Intercreditor Agreement remains in full force and effect after the Effective Date and after giving effect to the consummation of the Plan, and the Second Lien Notes and all obligations arising thereunder shall remain subject to and bound by the Intercreditor Agreement as Second Lien Obligations (as defined in the Intercreditor Agreement) thereunder with the same force, priority and effect as existed prior to the Petition Date.

5.3.         Authorization and Issuance of Plan Securities.

The Debtors or Reorganized Debtors, as applicable, are authorized to issue all plan-related securities and documents, including, without limitation, the New Common Shares and New Warrants and any options or entitlements to purchase such plan-related securities, without the need for any further corporate, partnership or limited liability company action.

The Boards of Directors of the Debtors and the Reorganized Debtors and Reorganized Holdings shall each use their reasonable best efforts to have the New Common Shares and New Warrants listed on a nationally recognized exchange, as soon as practicable subject to meeting applicable listing requirements following the Effective Date.

The Debtors intend that all Plan-related securities, including, without limitation, the New Common Shares shall meet the eligibility requirements of DTC, and the Third Lien Note Trustee and the Unsecured Note Trustee shall not be required to distribute any New Common Shares or New Warrants that do not meet the eligibility requirements of DTC.

5.4.         Exercise of Existing Warrants.

The holders of Existing Warrants shall have until the Warrant Record Date to exercise their respective rights under the Existing Warrants to purchase common stock of the Debtors and to have such common stock interests treated as Existing Equity Interests under the Plan.

To the extent a holder of Existing Warrants does not exercise its Existing Warrants prior to the Warrant Record Date, such Existing Warrants shall be cancelled and the holders of such Existing Warrants shall not receive or retain any value under the Plan on account of such non-exercised Existing Warrants.

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5.5.         Cancellation of Existing Securities and Agreements.

Except as expressly provided herein, on the Effective Date, all notes, instruments, certificates evidencing debt of, or interests in, the Debtors, including, without limitation, the Third Lien Notes, the Third Lien Note Indenture, the Unsecured Notes, the Unsecured Note Indentures, the Convertible Note Purchase Agreement, the Preferred Stock Certificate of Designation, the Existing Equity Interests, the Existing Warrants and all options and other entitlements to purchase and/or receive Existing Equity Interests or Existing Warrants, shall be deemed surrendered and cancelled and obligations of the Debtors thereunder shall be discharged; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, the Third Lien Note Indenture, the Unsecured Note Indentures, and the Convertible Note Purchase Agreement shall continue in effect solely for purposes of enabling holders of Allowed Claims and Interests to receive distributions under the Plan; provided further, however, that the cancellation of the Third Lien Notes and the Third Lien Note Indenture and the Unsecured Notes and the Unsecured Note Indentures hereunder shall not in any way affect or diminish (i) the rights and duties of the Third Lien Note Trustee and Unsecured Note Trustee to make distributions pursuant to the Plan to the Third Lien Noteholders and Unsecured Noteholders in accordance with the Third Lien Note Indenture and Unsecured Note Indentures, as applicable, (ii) the rights of the Third Lien Note Trustee to assert the Third Lien Note Trustee Charging Lien and the Unsecured Note Trustee to assert its respective Unsecured Note Trustee Charging Lien, as applicable, with respect to such distributions, (iii) the right of the Third Lien Note Trustee and the Unsecured Note Trustee to enforce any obligation owed to it under the Plan, (iv) the right of the Third Lien Note Trustee and the Unsecured Note Trustee to appear in the Chapter 11 Cases or in any proceedings in the Bankruptcy Court or any other court, or (v) the right of the Third Lien Note Trustee or Unsecured Note Trustee, as applicable, to perform any functions that are necessary to effectuate the foregoing.

5.6.         Reorganized Holdings.

(a)           Board of Directors. Upon the Effective Date, the New Board shall be a nine (9) member board comprised of (i) the Chief Executive Officer, (ii) three (3) directors designated by Ares (provided that one such board selection shall be subject to the written consent of Franklin, which consent shall not be unreasonably withheld), (iii) three (3) directors designated by Franklin, in the cases of clauses (ii) and (iii) for so long as Ares or Franklin, respectively, is included in the definition of “Requisite Third Lien Noteholders,” and, if Ares or Franklin is not a Requisite Third Lien Noteholder, then its three (3) directors shall be designated by Requisite Third Lien Noteholders (and if Franklin is not so included, it shall also lose its consent right to one of Ares’ board selections set forth above), (iv) one (1) director designated by the Requisite Unsecured Noteholders (the “Unsecured Director”), and (v) one (1) existing director of the Debtors designated by the Chief Executive Officer, which shall be reasonably acceptable to the Requisite Unsecured Noteholders and Requisite Third Lien Noteholders.  The New Board shall have a three-tiered structure classified into staggered 3-year terms, with two directors initially serving a one-year term, four directors (including the Unsecured Director) initially serving a two-year term, and three directors initially serving a three-year term.  The members of the New Board shall be identified no later than the Confirmation Hearing or otherwise in accordance with section 1129(a)(5) of the Bankruptcy Code.  On the Effective Date, the terms of the current members of the boards of directors of Holdings shall expire.

(b)           Directors and Officers of the Reorganized Debtor Affiliates. Except as otherwise provided in the Plan Supplement, the officers of the respective Debtors immediately before the Effective Date shall serve as the initial officers of each of the corresponding Reorganized Debtors upon the Effective Date and in accordance with any employment agreement with the Reorganized Debtors and applicable non-bankruptcy law, as may be amended as contemplated by the Restructuring Support Agreement. After the Effective Date, the selection of officers of the Reorganized Debtors shall be as

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provided by their respective organizational documents. Except as otherwise provided in the Plan Supplement, the members of the board of directors for each of the Debtor Affiliates immediately before the Effective Date shall serve as the members of the board of directors of each of the corresponding Reorganized Debtor Affiliates on or after the Effective Date and thereafter shall be determined as set forth in their respective organizational documents.

(c)           Amended Organizational Documents.  The Amended Organizational Documents shall be in full force and effect on the Effective Date.

5.7.         Other Transactions.

Prior to, or on the Effective Date, the Debtors may to the extent that such transaction would not affect the respective recoveries of the Requisite Creditors under the Plan, (a) cause any or all of the Debtor Affiliates to be liquidated or merged into one or more of the other Debtor Affiliates or any other subsidiaries of the Debtors or dissolved, (b) cause the transfer of assets between or among the Debtor Affiliates, (c) cause any or all of the Amended Organizational Documents of any Reorganized Debtor Affiliates to be implemented, effected or executed, (d) use the proceeds of the Amended Revolving Credit Agreement, plus Cash on hand, to pay all Restructuring Expenses, (e) change the name of one or more of the Reorganized Debtors to such name that may be determined in accordance with applicable law and (f) engage in any other transaction in furtherance of the Plan.  Any such transactions may be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders, members, general or limited partners or directors of any of the Debtors or the Debtors in Possession.

5.8.         Cancellation of Liens.

Except as otherwise specifically provided herein, upon the occurrence of the Effective Date, any Lien securing any Secured Claim shall be deemed released, and the holder of such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.

5.9.         Management Incentive Plan.

Pursuant to the Plan, 10% of the New Common Shares (inclusive of all shares issued or reserved for issuance as awards under the Management Incentive Plan) will be reserved for issuance as awards under a post-Restructuring Management Incentive Plan, as described below, and as set forth in further detail in the Plan Supplement.  For example, if, on the Effective Date, nine hundred thousand (900,000) New Common Shares are issued (exclusive of any New Common Shares issued pursuant to the Management Incentive Plan), the number of New Common Shares issued or reserved for issuance under the Management Incentive Plan shall be one hundred thousand (100,000) New Common Shares.  All awards issued under the Management Incentive Plan will be dilutive of all other New Common Shares issued pursuant to the Plan.

•                  Participants: All employees of the Reorganized Debtors and their subsidiaries.

•                  Pool: 10% of the total New Common Shares (as described above) (subject to dilution by the New Warrants to the same extent other New Common Shares are diluted), with: (i) 75.0% of the pool, equivalent to 7.5% of the total New Common Shares (as described above) (“Exit Awards”) to be granted on the first full day of trading of the New Common Shares following the Effective Date

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with such awards to be allocated to employees as determined by the Chief Executive Officer; and (ii) 25% of the pool, equivalent to 2.5% of the total New Common Shares (as described above), to be allocated in such form and with such terms and conditions as determined by the Compensation Committee of the New Board following the Effective Date.

•                  Exit Awards:  Two-thirds (2/3) of the Exit Awards, equivalent to 5% of the total New Common Shares (as described above), will be in the form of stock options (“Options”) granted on the first full day of trading of the New Common Shares following the Effective Date.  The exercise price per share of the Options will be equal to the greater of (1) the per share value based on a Reorganized Debtor equity value of $650.0 million or (2) the weighted average trading price of the New Common Shares for the seven (7) trading days commencing on the first trading day immediately following the Effective Date (assuming the New Common Shares are then publicly traded).  The Options will vest over 3 years in equal annual installments provided the recipient remains employed by the Reorganized Debtors as of the respective annual vesting dates.  One-third (1/3) of the Exit Awards, equivalent to 2.5% of the total New Common Shares (as described above), will be granted in the form of Restricted Stock or Restricted Stock Units (collectively, the “RSUs”) on the first full day of trading of the New Common Shares following the Effective Date.  Of the RSUs, 50% (i.e., 1.25% of the total New Common Shares (as described above) will be vested in full at grant and 50% will vest on the first anniversary of the grant, in each case provided the recipient remains employed by the Reorganized Debtors as of such vesting date.

•                  Accelerated Vesting:  Notwithstanding the foregoing, if, prior to the vesting dates set forth above, any one of the following shall occur, then any Options and/or RSUs (as applicable) granted to an employee as set forth above shall immediately vest in full: (i) with respect to management employees who are party to employment agreements with the Debtors as of June 1, 2016, upon (a) termination of the employee by the Debtors without Cause, (b) resignation by the employee for Good Reason, and (c) the death or disability of the employee; and (ii) with respect to all other employees, upon the death or disability of the employee.  If, prior to the vesting dates set forth above, an employee is terminated with Cause, or resigns without Good Reason, the employee will forfeit any remaining and unvested Options and/or RSUs.  For purposes of the Management Incentive Plan, (a) “Cause” will be defined in a manner that is consistent with its definition under existing management employment agreements, and (b) “Good Reason” will be defined in a manner consistent with its definition under existing management employment agreements, excluding any component of such definition relating to reductions in the budget over which the employee has authority.

5.10.       Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Debtors shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim or Allowed Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any Governmental Unit, including income, withholding and other tax obligations, on account of such distribution.  The Debtors have the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to any issuing or disbursing party for payment of any such tax obligations.  The Debtors may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim complete and return a Form W-8 or W-9, as applicable to each such holder.  If the Debtors make such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized

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Debtor and any Claim or Interest in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

5.11.       Exemption From Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant of collateral under the Amended Revolving Credit Agreement and (e) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

5.12.       Restructuring Transactions.

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, amendments, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, subject, in each case, to the Amended Organizational Documents and the requirements hereof.

5.13.       Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan, the Amended Revolving Credit Agreement, and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

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5.14.       Trustee Fees and Expenses.

On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall pay in Cash all Third Lien Note Trustee Fees and Expenses and Unsecured Note Fees and Expenses, without the need for the Third Lien Note Trustee or Unsecured Note Trustee to file fee applications or any other applications with the Bankruptcy Court, and from and after the Effective Date, the Reorganized Debtors shall pay in Cash all Third Lien Note Trustee Fees and Expenses and Unsecured Note Trustee Fees and Expenses.  Nothing in the Plan shall in any way affect or diminish the right of the Third Lien Note Trustee to assert the Third Lien Note Trustee Charging Lien or the Unsecured Note Trustee to assert the Unsecured Note Trustee Charging Lien against any distribution to Third Lien Noteholders with respect to any unpaid Third Lien Note Trustee Fees and Expenses or other amounts payable to the Third Lien Note Trustee under the Third Lien Note Indenture or to Unsecured Noteholders with respect to any unpaid Unsecured Note Trustee Fees and Expenses or other amounts payable to the Unsecured Note Trustee under the Unsecured Note Indentures, as applicable.

SECTION 6.                            DISTRIBUTIONS.

6.1.         Distribution Record Date.

Except with respect to publicly traded securities, as of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests.  The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of record ownership of the Claims or Interests occurring on or after the Distribution Record Date.

6.2.         Date of Distributions.

Except as otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable.  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.3.         Disbursing Agent.

All distributions hereunder shall be made by Reorganized Holdings (or such other entity designated by Reorganized Holdings), as Disbursing Agent, on or after the Effective Date or as otherwise provided herein; provided, however, that (a) the Revolving Credit Agreement Agent shall be the Disbursing Agent for the Revolving Credit Agreement Claims, (b) the Third Lien Note Trustee shall be the Disbursing Agent for the Third Lien Note Claims in accordance with the Third Lien Note Indenture (and all such distributions shall be subject in all respects to the right of the Third Lien Note Trustee to assert the Third Lien Note Charging Lien against such distributions), and (c) the Unsecured Note Trustee shall be the Disbursing Agent for the Unsecured Note Claims in accordance with the Unsecured Note Indentures (and all such distributions shall be subject in all respects to the right of the Unsecured Note Trustee to assert the Unsecured Note Charging Lien against such distributions).  A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties, and all reasonable fees and expenses incurred by such Disbursing Agents shall be reimbursed by the Reorganized Debtors.

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The Third Lien Note Trustee and the Unsecured Note Trustee may direct the distributions to the Third Lien Noteholders and Unsecured Noteholders, as applicable, under the Plan to be made through DTC, and the Third Lien Notes Trustee and Unsecured Notes Trustee will be entitled to recognize and deal for all purposes under the Plan with Third Lien Noteholders and Unsecured Noteholders to the extent consistent with the customary practices of DTC

6.4.         Powers of Disbursing Agent.

A Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties hereunder, (b) make all distributions contemplated hereby and (c) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.5.         Surrender of Instruments.

As a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee.  Any holder of such instrument or note that fails to (a) surrender such instrument or note, or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent on the Effective Date or as soon as reasonably practicable thereafter shall be deemed to have forfeited all rights, Claims and Interests and may not participate in any distribution hereunder.  Any distribution so forfeited shall become property of the Reorganized Debtors.

6.6.         Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Allowed Interest shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders of Allowed Claims and Allowed Interests.  In the event that any distribution to any holder is returned as undeliverable, no further distributions shall be made to such holder unless and until such Disbursing Agent is notified in writing of such holder’s then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter.  Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtors until such time as a distribution becomes deliverable or holder accepts distribution, or such distribution reverts back to the Debtors or Reorganized Debtors, as applicable, and shall not be supplemented with any interest, dividends or other accruals of any kind.  Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of three (3) months from the Effective Date.  After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the Claim or Interests of any other holder to such property or interest in property shall be discharged and forever barred.

6.7.         Manner of Payment Under Plan.

At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

6.8.         Fractional Shares and Minimum Cash Distributions.

If any distributions of New Common Shares or New Warrants pursuant to the Plan would result in the issuance of a fractional share of New Common Shares, then the number of shares of New

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Common Shares or New Warrants to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share rounded up).  The total number of New Common Shares or New Warrants to be distributed in connection with the Plan shall be adjusted as necessary to account for the rounding provided for in this paragraph.  Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) New Common Share, (1) New Warrant or Fifty Dollars ($50.00) in Cash.  New Common Shares and New Warrants that are not distributed in accordance with this section shall be returned to, and ownership thereof shall vest in, Reorganized Holdings.

6.9.         Setoffs.

Except for Claims that are expressly Allowed hereunder, the Debtors and the Reorganized Debtors may, but shall not be required to, set off against any Claim or Interest (for purposes of determining the Allowed amount of such Claim or Interest on which distribution shall be made), any claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim or Interest; provided, that neither the failure to do so nor the allowance of any Claim or Interest hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim the Debtors or the Reorganized Debtors may have against the holder of such Claim or Interest.

6.10.       Distributions After Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims and Disputed Interests that are not Allowed Claims or Allowed Interests as of the Effective Date but which later become Allowed Claims and Allowed Interests shall be deemed to have been made on the Effective Date.

SECTION 7.                            PROCEDURES FOR DISPUTED CLAIMS AND INTERESTS.

7.1.         Disputed Claims/Process.

On and after the Effective Date, except as otherwise provided herein, all Claims and Interests will be paid in the ordinary course of business of the Reorganized Debtors; provided that the Reorganized Debtors reserve the right to establish a bar date for parties to file Claims and Interests, which bar date will be approved by an order of the Bankruptcy Court.  To the extent a proof of claim is filed, if the Debtors dispute any Claim or Interest, such dispute shall be determined, resolved or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced.  Notwithstanding section 502(a) of the Bankruptcy Code, and considering the Unimpaired treatment of all holders of General Unsecured Claims under the Plan, all proofs of claim filed in these Chapter 11 Cases shall be considered objected to and disputed without further action by the Debtors.  Except for proofs of claim asserting damages arising out of the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to Section 8.3 of the Plan, upon the Effective Date, all proofs of claim filed against the Debtors, regardless of the time of filing, and including claims filed after the Effective Date, shall be deemed withdrawn.  To the extent not otherwise provided in the Plan, the deemed withdrawal of a proof of claim is without prejudice to such claimant’s rights, if any, under this Section 7.1 of the Plan to assert their claims in any forum as though the Debtors’ cases had not been commenced.

7.2.         Objections to Claims and Interests.

Except insofar as a Claim or Interest is Allowed under the Plan, notwithstanding Section 7.1 above, the Debtors, the Reorganized Debtors or any other party in interest shall be entitled to object to Claims and Interests.  Any objections to Claims or Interests shall be served and filed (a) on or before the

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ninetieth (90th) day following the later of (i) the Effective Date and (ii) the date that a proof of Claim or proof of Interest is filed or amended or a Claim or Interest is otherwise asserted or amended in writing by or on behalf of a holder of such Claim or Interest, or (b) such later date as ordered by the Bankruptcy Court upon motion filed by the Reorganized Debtors.

7.3.         Estimation of Claims and Interests.

The Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim or Disputed Interest pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor previously objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Interest at any time during litigation concerning any objection to any Claim or Interest, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim or Disputed Interest, the amount so estimated shall constitute either the Allowed amount of such Claim or Interest or a maximum limitation on such Claim or Interest, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim or Interest, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim or Interest.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims and Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

7.4.         No Distributions Pending Allowance.

If an objection to a Claim or Interest is filed as set forth in Section 7.2, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

7.5.         Distributions After Allowance.

To the extent that a Disputed Claim or Disputed Interest ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the holder of such Allowed Claim or Allowed Interest in accordance with the provisions of the Plan.  As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest unless required under applicable bankruptcy law.

SECTION 8.                            EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1.         General Treatment.

All executory contracts and unexpired leases to which any of the Debtors are parties are hereby assumed, including those unexpired leases identified as leases to be assumed, as amended, in the Plan Supplement, except for an executory contract or unexpired lease that (a) previously has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts attached hereto as Exhibit B, as may be amended or amended and restated in the Plan Supplement, with the reasonable consent of the Requisite Third Lien Noteholders, or (c) is the subject of a separate (i) assumption motion filed by the

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Debtors or (ii) rejection motion filed by the Debtors under section 365 of the Bankruptcy Code before the Effective Date.

8.2.         Payments Related to Assumption of Contracts and Leases.

Any monetary amounts by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors upon assumption thereof.  Any objection by a counterparty to a proposed assumption of an executory contract or unexpired lease or amount of any Cure must be filed, served and actually received by the Debtors on or before thirty (30) days after the Effective Date of the Plan applicable to the Debtor that is the counterparty to the executory contract or unexpired lease.  Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption and assignment of such executory contract or unexpired lease or to the amount of such Cure will be deemed to have assented to such matters and shall be forever barred, stopped and enjoined from asserting such objection against the Debtors.  If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of the Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption, resolution of the Cure amount shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, that the Debtors or the Reorganized Debtors, as applicable (in the case of the Debtors, with the consent of the Requisite Third Lien Noteholders (which consent shall not be unreasonably withheld or delayed)) may settle any dispute regarding the nature or amount of Cure without any further notice to any party or any action, order or approval of the Bankruptcy Court.  If there is a dispute as referred to above, the Debtors reserve the right to reject, or nullify the assumption or assignment of any executory contract or unexpired lease no later than 30 days after a Final Order determining the Cure, any request for adequate assurance of future performance required to assume and assign such executory contract or unexpired lease, and any other matter pertaining to assumption and/or assignment.

Assumption and assignment of any executory contract or unexpired lease pursuant to the Plan (including assumption of those unexpired leases identified as leases to be assumed, as amended, in the Plan Supplement), or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the effective date of assumption and/or assignment.  Any proofs of claim filed with respect to an executory contract or unexpired lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other entity.

8.3.         Rejection Claims.

The Confirmation Order shall constitute the Bankruptcy Court’s approval of the rejection of all the leases and contracts identified in the Schedule of Rejected Contracts.  In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a timely filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors no later than thirty (30) days after the later of (1) the Confirmation Date or (2) the effective date of rejection of such executory contract or unexpired lease.  Any such Claims, to the extent Allowed, shall be classified as Class 8 General Unsecured Claims.

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8.4.         Survival of the Debtors’ Indemnification Obligations.

Any obligations of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements or other organizational documents to indemnify current and former officers, directors, members, managers, partners, agents and/or employees with respect to all present and future actions, suits and proceedings against the Debtors or such officers, directors, members, managers, partners, agents and/or employees, based upon any act or omission for or on behalf of the Debtors shall not be discharged or impaired by confirmation of the Plan provided that the Reorganized Debtors shall not indemnify directors of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission that is a criminal act unless such director had no reasonable cause to believe its conduct was unlawful, or for any other acts or omissions that are excluded under the terms of the foregoing organizational documents.  All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors.  Any claim based on the Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.

In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of June 1, 2016, and all officers, directors, members and partners of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such officer, directors, members and/or partners remain in such positions after the Effective Date.

8.5.         Compensation and Benefit Plans.

All material employee compensation and Benefit Plans of the Debtors in effect as of June 1, 2016, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed under the Plan, as may be amended as provided in the Restructuring Support Agreement unless rejected pursuant to Section 8.1 above or by agreement of the Debtors and each affected employee; provided, however, notwithstanding the foregoing, on the Effective Date, the First Amended and Restated 2012 Long-Term Incentive Plan and the Equity-Based Incentive Policy shall be terminated and any restricted shares of common stock of Holdings issued thereunder shall be treated as Existing Equity Interests as provided in Section 4.12 above.

8.6.         Insurance Policies.

All insurance policies pursuant to which the Debtors have any obligations in effect as of the Effective Date shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect.  All other insurance policies shall revest in the Reorganized Debtors.

To the extent the Debtors plan to extend existing insurance coverage or purchase new insurance coverage covering its current and former officers, directors, members, managers and partners from claims and causes of action of any third party (including without limitation any holder of a claim) that remain unreleased as of the Effective Date, such extended or newly purchased insurance shall be in such amounts, for such terms or periods of time, and placed with such insurers as are determined by the Debtors with the reasonable consent of Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders, and the Convertible Noteholder.

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8.7.         Federal Lease Interests.

The United States Department of the Interior (“Interior”) consents to the Reorganized Debtors’ assumption of the Debtors’ interests in their federal oil and/or gas leases (collectively, “Federal Lease Interests”), including Indian oil and/or gas leases administered by the United States, subject to the following acknowledgments pertaining to the Federal Lease Interests, which are hereby made by the Debtors.  The Debtors are not abandoning or otherwise rejecting any Federal Lease Interests pursuant to the Plan.  The Plan does not assign any Federal Lease Interest to any entity other than the Reorganized Debtors and no purported assignment of a Federal Lease Interest under the Plan shall be effective without the express prior consent of the United States and the Indian mineral owner, if applicable.  The Reorganized Debtors (including any transferee) shall, on or after the Effective Date, assume and succeed to all financial assurance, bonding, maintenance, plugging and abandonment, and other regulatory obligations in connection with the Federal Lease Interests assumed pursuant to the Plan and United States’ consent.  Nothing in the Plan or any document implementing the Plan shall be interpreted to set cure amounts, nor limit or waive Interior’s right to such cure amounts.  However, notwithstanding the foregoing, any undisputed amounts owed to the United States as of the Effective Date of the Plan under any Federal Lease Interests shall be paid in full by the later of: (1) the Effective Date of the Plan; or (2) due date in the ordinary course.  The undisputed amount paid under this provision shall be the amount determined by Interior by the Effective Date of the Plan, subject to revision pending further discussion with the Debtors and/or the Reorganized Debtors.  The Reorganized Debtors retain all rights of the Debtors to contest any amounts owed, other than those defenses arising from bankruptcy; provided, however, that any challenge based on a defense must be raised in the United States’ administrative review process.  As preliminarily determined, as of September 1, 2016, the undisputed amount owed is $210,842.50.

Notwithstanding any other provision in the Plan or any document implementing the Plan, Interior shall retain the right to perform any audit and/or compliance review on the Federal Lease Interests, and if appropriate, collect from the Reorganized Debtors any additional monies owed by the Debtors on the Federal Lease Interests, without those rights being adversely affected by these bankruptcy proceedings.  Such rights shall be preserved in full as if this bankruptcy had not occurred.  The Reorganized Debtors will retain all defenses, other than defenses arising from the bankruptcy; provided, however, that any challenge based on a defense must be raised in the United States’ administrative review process.

8.8.         Reservation of Rights in Favor of Governmental Units.

Nothing in the Plan, the Confirmation Order or the related Definitive Documents discharges or releases the Debtors or any other entity from any debt, obligation, claim, liability or cause of action of any Governmental Unit or impairs the ability of any Governmental Unit to pursue any debt, obligation, claim, liability or cause of action against any Debtor, Reorganized Debtor or non-Debtor.  All claims, liabilities, or causes of action of, or to, any Governmental Unit shall survive the Chapter 11 Cases as if the cases had not been commenced and be paid and determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced.  Without limiting the foregoing, for the avoidance of doubt: (1) Governmental Units shall not be required to file any claims in the Debtors’ Chapter 11 Cases; (2) nothing shall affect or impair the ability of any Governmental Unit to make demand on, be paid by, or otherwise pursue any sureties that are jointly and severally liable with the Debtors and/or the Reorganized Debtors for any debt owed to a Governmental Unit; (3) nothing shall affect or impair the exercise of any Governmental Unit’s police and regulatory powers against the Debtors and/or the Reorganized Debtors; and (4) nothing shall affect or impair any Governmental Unit’s rights to assert setoff and recoupment, including contingent or unliquidated rights, against the Debtors and/or the

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Reorganized Debtors.  For the avoidance of any doubt, Governmental Unit shall include State taxing authorities.

8.9.         Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

Nothing in the Plan will waive, excuse, limit, diminish or otherwise alter any of the defenses, Claims, Causes of Action or other rights of the Debtors and the Reorganized Debtors under any executory or non executory contract or any unexpired or expired lease.

Nothing in the Plan will increase, augment or add to any of the duties, obligations, responsibilities or liabilities of the Debtors or the Reorganized Debtors under any executory or non executory contract or any unexpired or expired lease.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

SECTION 9.                            CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

9.1.         Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of the Plan is subject to the following conditions precedent:

(a)           the Definitive Documents (except as otherwise expressly provided in subparagraph (e) below with respect to the Amended Revolving Credit Agreement) shall contain terms and conditions consistent in all respects with the Plan and the Restructuring Support Agreement and shall otherwise be reasonably satisfactory in all respects to the Requisite Third Lien Noteholder, Requisite Unsecured Noteholders and the Convertible Noteholder;

(b)           the Bankruptcy Court shall have entered the Confirmation Order, such Confirmation Order shall have become a Final Order;

(c)           the Restructuring Support Agreement shall not have been terminated by the Debtors or Requisite Third Lien Noteholders, and shall be in full force and effect;

(d)           all Restructuring Expenses shall have been paid in full in Cash;

(e)           the Amended Revolving Credit Agreement, including all documentation related thereto, shall each be in form and substance (1) reasonably satisfactory to the Requisite Unsecured Noteholders, and (2) satisfactory to the Debtors and the Requisite Third Lien Noteholders, and shall have been consummated, including the funding (or deemed funding) thereunder and the other transactions contemplated therein; and

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(f)            all governmental and third party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on such transactions.

9.2.         Waiver of Conditions Precedent.

Each of the conditions precedent in Section 9.1 may be waived in writing by the Debtors together with the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder.

SECTION 10.                     EFFECT OF CONFIRMATION.

10.1.       Subordinated Claims.

The allowance, classification and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal or equitable subordination relating thereto.

10.2.       Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ estates shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges and other interests, except as provided pursuant to the Plan, the Confirmation Order, or the Amended Revolving Credit Agreement and the other Amended Revolving Credit Facility Loan Documents.  The Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

10.3.       Discharge of Claims and Termination of Interests.

Except as otherwise provided in the Plan, effective as of the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge and release of all claims and interests of any nature whatsoever, including any interest accrued on such claims from and after the Petition Date, against the Debtors or any of their assets, property or estates; (b) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all entities shall be precluded from asserting against the Debtors, the Debtors’ estates, the Reorganized Debtors, their successors and assigns and their assets and properties any other Claims or Interests based upon any documents, instruments or any act or omission, transaction or other activity of any kind or nature that occurred before the Effective Date.

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10.4.       Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5.       Injunction Against Interference with Plan.

From and after the Effective Date, all entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to the Plan or the Confirmation Order.

10.6.       Releases by the Debtors.

As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties will be deemed forever released and discharged, to the maximum extent permitted by law, by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Restructuring Support Agreement, and the Plan and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes fraud, gross negligence or willful misconduct.

10.7.       Releases By Holders of Claims and Interests.

As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties will be deemed forever released and discharged, to the maximum extent permitted by law, by (i) the holders of all Claims or Interests who vote to accept the Plan, (ii) the holders of

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Claims or Interests that are Unimpaired under the Plan, (iii) the holders of Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan, and (iv) the holders of Claims or Interests who vote to reject the Plan but do not opt out of granting the releases set forth herein, in each case from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Restructuring Support Agreement, and the Plan and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that constitutes fraud, gross negligence or willful misconduct.

10.8.       Exculpation.

To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the Disclosure Statement, the Restructuring Support Agreement, the Restructuring Transactions, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding of the Plan; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan; the issuance of securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing; except for fraud, gross negligence or willful misconduct. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

10.9.       Retention of Causes of Action/Reservation of Rights.

(a)           Except as otherwise provided herein, including Sections 10.5, 10.6, 10.7 and 10.8, pursuant to section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any Person without the approval of the Bankruptcy Court, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives; and (ii) the turnover of any property of the Debtors’ estates; provided, however that the Reorganized Debtors shall not retain any Claims or Causes of Action against the Released Parties (other than Claims or Causes of Action arising out of or relating to any act or omission of a Released Party that is a criminal act or constitutes fraud, gross

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negligence and willful misconduct, which Claims or Causes of Action are hereby preserved).  The Reorganized Debtors or their successor(s) may pursue such retained claims, rights, or causes of action, suits or proceedings, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

(b)           Except as otherwise provided herein, including Sections 10.5, 10.6, 10.7 and 10.8, nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff or other legal or equitable defense which the Debtors had immediately before the Petition Date, against or with respect to any Claim left Unimpaired by the Plan; provided, however that the Reorganized Debtors shall not retain any Claims or Causes of Action against the Released Parties (other than Claims or Causes of Action arising out of or relating to any act or omission of a Released Party that is a criminal act or constitutes fraud, gross negligence or willful misconduct, which Claims or Causes of Action are hereby preserved).  The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses which they had immediately before the Petition Date with respect to any Claim left Unimpaired by the Plan as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.10.     Solicitation of the Plan.

As of and subject to the occurrence of the Confirmation Date:  (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

10.11.     Section 1145 Exemption.

The issuance of and the distribution under the Plan of (i) New Common Shares to the Third Lien Noteholders, the Unsecured Noteholders, the Convertible Noteholder and the Existing Equity Interests and (ii) New Warrants to the Unsecured Noteholders and the Convertible Noteholder and the New Common Shares issuable upon exercise thereof under Sections 4.5, 4.6, 4.7 and 4.12 of the Plan shall be exempt from registration under the Securities Act of 1933 or applicable securities laws without further act or action by any Person pursuant to section 1145(a) of the Bankruptcy Code and/or any other applicable exemptions.

In addition, under section 1145 of the Bankruptcy Code, any securities issued under the Plan which are exempt from such registration pursuant to section 1145(a) of the Bankruptcy Code will be freely tradable by the recipients thereof, subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act of 1933; (b) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (c) the restrictions, if any, on the transferability of such securities and instruments; and (d) applicable regulatory approval.

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10.12.     Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court by no later than five (5) Business Days before the Confirmation Hearing.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Documents to be included in the Plan Supplement will be posted at the website of the Debtors’ notice, claims and solicitation agent as they become available, but no later than five Business Days before the Confirmation Hearing.  The Plan Supplement shall contain, among other things, substantially final forms of the Amended Organizational Documents, the Amended Revolving Credit Agreement, the form of Management Incentive Plan, the New Warrant Agreement, the Lease Amendments, the New Common Shares Allocation Schedule, and, to the extent known, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code regarding members of the New Board.

10.13.     Corporate and Limited Liability Company Action.

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (a) subject to the provisions of Section 8.5 above, the assumption of all employee compensation and Benefit Plans of the Debtors as in effect as of June 1, 2016, as may be amended as provided in the Restructuring Support Agreement, (b) the selection of the directors and officers for the Reorganized Debtors, (c) the distribution of the New Common Shares, (d) the entry into the Amended Revolving Credit Agreement, (e) the issuance and distribution of the New Common Shares and New Warrants, and (f) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date), in each case in accordance with and subject to the terms hereof.  All matters provided for in the Plan involving the corporate, limited liability company or partnership structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company or partnership action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, officers, members or partners of the Debtors or the Reorganized Debtors.  On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including with limitation, the Amended Revolving Credit Agreement and any and all other agreements, documents, securities and instruments relating thereto.  The authorizations and approvals contemplated by this Section 10.13 shall be effective notwithstanding any requirements under non-bankruptcy law.

10.14.     Registration Rights

On the Effective Date, the Reorganized Debtors shall enter into a registration rights agreement in form and substance reasonably acceptable to the Registration Rights Parties and the Debtors or Reorganized Debtors, as applicable (“Registration Rights Agreement”).  The Registration Rights Agreement shall provide the Registration Rights Parties with certain demand registration rights and with piggyback registration rights.  The Registration Rights Agreement shall also provide that the Reorganized Debtors shall use reasonable best efforts to file on or before the date that is ninety (90) days after the Effective Date, and shall thereafter use their commercially reasonable efforts to cause to be declared effective as promptly as practicable, a registration statement on Form S-1 (or other appropriate form) for the offer and resale of the New Common Shares held by the Registration Rights Parties.  The Registration Rights Agreement shall contain customary terms and conditions, including, without limitation, provisions with respect to blackout periods.

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SECTION 11.                     RETENTION OF JURISDICTION.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)           to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and the allowance, classification, priority, compromise, estimation or payment of Claims or Interests resulting therefrom;

(b)           to determine any motion, adversary proceeding, application, contested matter and other litigated matter pending on or commenced after the Confirmation Date;

(c)           to ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished as provided herein;

(d)           to consider Claims or Interests or the allowance, classification, priority, compromise, estimation or payment of any Claim or Interest;

(e)           to resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor or Reorganized Debtor is party or with respect to which a Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure amounts pursuant to section 365 of the Bankruptcy Code; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Section 8 of the Plan, any executory contracts or unexpired leases to the Schedule of Rejected Contracts or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

(f)            to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(g)           to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)           to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, the Plan Supplement or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)            to hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred before the Confirmation Date;

(j)            to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Plan Supplement, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument or other document governing or relating to any of the foregoing;

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(k)           to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following consummation;

(l)            to hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar claims pursuant to section 105(a) of the Bankruptcy Code;

(m)          to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)           to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(o)           to adjudicate, decide or resolve any Causes of Actions;

(p)           to adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(q)           to resolve any cases, controversies, suits, disputes or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid;

(r)            to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(s)            to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to the amount of a Cure, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(t)            to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(u)           to enter a final decree closing the Chapter 11 Cases;

(v)           to recover all assets of the Debtors and property of the Debtors’ estates, wherever located; and

(w)          to hear and determine any rights, Claims or causes of action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory.

Notwithstanding anything herein to the contrary in this Section 11, the Amended Revolving Credit Agreement and the other Amended Revolving Credit Facility Loan Documents shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto.

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SECTION 12.                     MISCELLANEOUS PROVISIONS.

12.1.       Payment of Statutory Fees.

On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

12.2.       Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3.       Request for Expedited Determination of Taxes.

The Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.4.       Amendments.

(a)           Plan Modifications.  The Plan may be amended, modified or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code; provided, that such amendments, modifications or supplements shall be reasonably satisfactory in all respects to the Debtors and the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder, and, to the extent any such amendment, modification or supplement reduces the Preferred Stock Cash Distribution or materially adversely affects the rights of the Preferred Holders under the Plan, the Requisite Preferred Holders; provided, further, that, except as otherwise set forth in the Restructuring Support Agreement, Requisite Creditors shall not unreasonably withhold consent to waivers, modifications, amendments and supplements to the Plan, as long as the Plan, as so altered, is consistent with the Term Sheet.

(b)           Other Amendments.  Before the Effective Date, the Debtors may amend, modify or supplement the Plan and the documents contained in the Plan Supplement to cure any non-substantive ambiguity, defect (including any technical defect) or inconsistency without further order or approval of the Bankruptcy Court; provided, that any such amendments, modifications or supplements do not adversely affect the rights, interests or treatment of any Consenting Creditors under such Plan and Disclosure Statement, in each case without such adversely affected Consenting Creditors’ prior written consent; provided, further, that the consent of the Consenting Preferred Holders shall not be required in respect of any amendment, modification or supplement to the Plan or Disclosure Statement that relates solely to matters following the Effective Date.

12.5.       Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable board of directors, members(s) or partners, to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

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12.6.       Revocation or Withdrawal of the Plan.

The Debtors may not revoke or withdraw the Plan before the Effective Date without the consent of the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder; provided, however, that the Debtors may revoke or withdraw the Plan only if it is permitted under the Restructuring Support Agreement.  If the Debtors take such action, the Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed to be a waiver or release of any Claims by or against, or Interests in, the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in further proceedings involving the Debtors.

12.7.       Severability of Plan Provisions upon Confirmation.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors with the reasonable consent of the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be) and the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder; and (c) nonseverable and mutually dependent.

12.8.       Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.9.       Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.10.     Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Released Parties, the Exculpated Parties and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors.

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12.11.     Successor and Assigns.

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or permitted assign, if any, of each Person.

12.12.     Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

12.13.     Notices.

All notices, requests and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a) if to the Debtors:

Halcón Resources Corporation

1000 Louisiana Street
Suite 6700

Houston, Texas 77002

Attn: David S. Elkouri, Esq.

Telephone: (832) 538-0300

Facsimile:  (713) 589-8019

- and -

Young Conaway Stargatt & Taylor, LLP

Robert S. Brady, Esq.

Rodney Square

100 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile:  (302) 571-1253

- and -

Weil, Gotshal & Manges LLP

767 Fifth Avenue
New York, New York 10153

Attn:  Gary T. Holtzer, Esq.

Joseph H. Smolinsky, Esq.

Telephone:  (212) 310-8000

Facsimile:  (212) 310-8007

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(b) if to the Consenting Third Lien Noteholders:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: Richard A. Levy, Esq.

J. Michael Chambers, Esq.

Telephone:  (212) 906-1200

Facsimile:  (212) 751-4864

(c) if to the Consenting Unsecured Noteholders:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn: Andrew N. Rosenberg, Esq.

Samuel E. Lovett, Esq.

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

(f) If to the Convertible Noteholder:

HALRES LLC

3811 Turtle Creek Boulevard, Suite 1000

Dallas, Texas 75219

Attn: Mark A. Welsh IV

Telephone: (214) 599-0800
Facsimile: (214) 599-0200

- and -

Jones Day

2727 North Harwood Street

Dallas, TX  75201

Attn:  Gregory M. Gordon, Esq.

Dan Prieto, Esq.

Telephone:  (214) 969-3759

Facsimile:  (214) 969-5100

After the Effective Date, the Debtors have authority to send a notice to entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Debtors are authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to those entities who have filed such renewed requests.

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Dated:    September 2, 2016

Respectfully submitted,

Halcón Resources Corporation and each of the Debtors

By:	/s/ Floyd C. Wilson

Name: Floyd C. Wilson
Title: Chief Executive Office

SIGNATURE PAGE TO AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION OF HALCÓN

RESOURCES CORPORATION, ET AL. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Exhibit A

Restructuring Support Agreement

EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of June 9, 2016, is entered into by and among (i) Halcón Resources Corporation (“Holdings” and, together with certain of its subsidiaries that are parties hereto and listed on Schedule 1 hereto, the “Company”), (ii) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “Third Lien Noteholders” and, together with their respective successors and permitted assigns and any subsequent Third Lien Noteholder that becomes party hereto in accordance with the terms hereof, the “Consenting Third Lien Noteholders”), of the 13.0% Senior Secured Third Lien Notes due 2022 (the “Third Lien Notes”) issued under that certain Indenture, dated as of September 10, 2015, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as indenture trustee, as amended, modified, or otherwise supplemented from time to time (the “Third Lien Indenture”), (iii) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “Unsecured Noteholders” and, together with their respective successors and permitted assigns and any subsequent Unsecured Noteholder that becomes party hereto in accordance with the terms hereof, the “Consenting Unsecured Noteholders”), of the Unsecured Notes (as defined below) issued under the Unsecured Indentures (as defined below), (iv) the undersigned beneficial holder, or investment advisor or manager for the account of the beneficial holder (together with its successors and permitted assigns and any subsequent holder of the Convertible Note (as defined below) that becomes party hereto in accordance with the terms hereof, the “Convertible Noteholder”), of the 8.0% Senior Unsecured Convertible Note due 2020 (the “Convertible Note”) and (v) the undersigned beneficial holders (the “Preferred Holders” and, together with their respective successors and permitted assigns and any subsequent Preferred Holder that becomes party hereto in accordance with the terms hereof, the “Consenting Preferred Holders,” and together with the Consenting Third Lien Noteholders, the Consenting Unsecured Noteholders and the Convertible Noteholder, the “Consenting Creditors”)) of the 5.75% Series A Convertible Perpetual Preferred Stock (the “Preferred Stock”) issued by Holdings.  The Company, each Consenting Creditor, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred herein as the “Parties” and individually as a “Party.”  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the term sheet attached hereto as Exhibit A (the “Term Sheet,” including any schedules and exhibits attached thereto, which is expressly incorporated herein and made part of this Agreement, and as may be modified in accordance with Section 9 hereof);

WHEREAS, the Parties have agreed to a restructuring of the Company in accordance with the Definitive Documents (the “Restructuring”), which is anticipated to be effected through the Plan (as defined below) through a solicitation of votes for the Plan (the “Solicitation”) pursuant to the Bankruptcy Code (as defined below) (and to the extent required, applicable non-bankruptcy law) and the commencement by the Company of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, as of the date hereof, the Consenting Third Lien Noteholders hold, in the aggregate, 80.2% of the aggregate outstanding principal amount of the Third Lien Notes;

WHEREAS, as of the date hereof, the Consenting Unsecured Noteholders hold, in the aggregate, 56.6% of the aggregate outstanding principal amount of the Unsecured Notes;

WHEREAS, as of the date hereof, the Convertible Noteholder holds 100% of the aggregate outstanding principal amount of the Convertible Note;

WHEREAS, as of the date hereof, the Consenting Preferred Holders hold, in the aggregate, approximately 63.3% of the outstanding Preferred Stock; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in the Term Sheet and hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                                      Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

(a)                                       “8.875% Senior Unsecured Notes” means the 8.875% Senior Unsecured Notes due 2021 issued pursuant to that certain Indenture (as amended, supplemented or otherwise modified from time to time, the “8.875% Senior Unsecured Note Indenture”) dated as of November 6, 2012, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as indenture trustee, as amended, modified, or otherwise supplemented from time to time.

(b)                                       “9.25% Senior Unsecured Notes” means the 9.25% Senior Unsecured Notes due 2022 issued pursuant to the Indenture (as amended, supplemented or otherwise modified from time to time, the “9.25% Senior Unsecured Note Indenture”) dated as of August 13, 2013, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as indenture trustee, as amended, modified, or otherwise supplemented from time to time.

(c)                                        “9.75% Senior Unsecured Notes” means the 9.75% Senior Unsecured Notes due 2020 issued pursuant to the Indenture (as amended, supplemented or otherwise modified from time to time, the “9.75% Senior Unsecured Note Indenture”) dated as of July 16, 2012, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as indenture trustee, as amended, modified, or otherwise supplemented from time to time.

(d)                                       “Bankruptcy Rules” means The Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the

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United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

(e)                                        “Closing” means the consummation of the Plan.

(f)                                         “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan in the Chapter 11 Cases, which order will be in form and substance reasonably satisfactory to the Company and the Requisite Creditors.

(g)                                        “Consenting Class” means the Third Lien Noteholders, the Unsecured Noteholders, the Convertible Noteholder or the Preferred Holders, as applicable.

(h)                                       “Convertible Noteholder New Warrants” means warrants to be issued by Reorganized Holdings and distributed to the Convertible Noteholder on the Effective Date under the Plan.

(i)                                           “Definitive Documents” means the documents (including any related orders, agreements, instruments, schedules or exhibits) that are contemplated by the Term Sheet and/or that are otherwise necessary or desirable to implement, the Restructuring in accordance with the Term Sheet, including the Plan, the agreements and other documents to be filed in the supplement to the Plan (collectively, the “Plan Supplement”), the Disclosure Statement and this Agreement (together with any voting and solicitation related materials), and any motion seeking the approval thereof, the Confirmation Order, any documents relating to the New Common Shares and the New Warrants (as applicable), the DIP Financing, any exit financing, use of cash collateral, organizational documents, shareholder related agreements or other related documents, all of which definitive documents shall contain terms and conditions consistent in all respects with this Agreement and shall otherwise be reasonably satisfactory in form and substance to the Company and the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder (except (i) for the loan agreements with respect to DIP Financing and exit financing, which also must be satisfactory to Requisite Third Lien Noteholders and (ii) as otherwise provided in Section 5(b)(iii)).

(j)                                          “DIP Financing” means funding for the Chapter 11 Cases that the Company may elect to seek, by means of debtor-in-possession financing pursuant to section 364 of the Bankruptcy Code.

(k)                                       “Disclosure Statement” means the disclosure statement in respect of the Plan, in form and substance reasonably satisfactory to the Requisite Creditors, which is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018 and/or other applicable law including, without limitation, all exhibits and schedules thereto, as approved or ratified by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.  References to “Disclosure Statement” hereunder shall include all amendments, restatements and other modifications made thereto following the Commencement Date in accordance with this Agreement.

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(l)                                           “Effective Date” means the date on which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with its terms and the Plan shall have become effective.

(m)                                   “Local Counsel” means Delaware counsel retained by the Third Lien Noteholders, Unsecured Noteholders and Convertible Noteholder.

(n)                                       “New Common Shares” means the common shares, par value $0.0001 per share, of Reorganized Holdings to be issued under the Plan.

(o)                                       “New Warrants” means the Unsecured Noteholder New Warrants and the Convertible Noteholder New Warrants.

(p)                                       “Note Claims” means all claims arising under the Notes.

(q)                                       “Notes” means the Third Lien Notes, the Unsecured Notes and the Convertible Note.

(r)                                          “Noteholder Counsel” means Latham & Watkins LLP, as counsel to the Third Lien Noteholders, Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Unsecured Noteholders and Jones Day, as counsel to the Convertible Noteholder.

(s)                                         “Noteholders Financial Advisors” means Houlihan Lokey Capital, Inc., as financial advisor to the Third Lien Noteholders.

(t)                                          “Plan” means the plan of reorganization for the Company pursuant to sections 1125, 1126 and 1145 of the Bankruptcy Code (as applicable), to be implemented in the Chapter 11 Cases, which Plan will be: (i) consistent in all respects with the Term Sheet and this Agreement; (ii) included in the solicitation package sent with the Disclosure Statement; (iii) filed with the Bankruptcy Court on the Commencement Date; and (iv) otherwise reasonably satisfactory in form and substance to the Requisite Creditors.  References to “Plan” hereunder shall include all amendments, restatements and other modifications made thereto following the Commencement Date in accordance with its terms and this Agreement.

(u)                                       “Reorganized Holdings” means Holdings after giving effect to consummation of the Restructuring under the Plan.

(v)                                       “Requisite Creditors” means, as of the date of determination, each of (i) the Requisite Third Lien Noteholders, (ii) the Requisite Unsecured Noteholders, (iii) the Convertible Noteholder and (iv) the Requisite Preferred Holders.

(w)                                     “Requisite Preferred Holders” means, as of the date of determination, Consenting Preferred Holders holding at least a majority in aggregate liquidation preference value or number of shares of the outstanding Preferred Stock held by the Consenting Preferred Holders as of such date.

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(x)                                       “Requisite Third Lien Noteholders” means, as of the date of determination, Consenting Third Lien Noteholders holding at least a majority in aggregate principal amount outstanding of the Third Lien Notes held by the Consenting Third Lien Noteholders as of such date; provided that Requisite Third Lien Noteholders shall include (i) Ares, for so long as it, together with its affiliated funds that are Consenting Third Lien Noteholders, holds greater than 20% in aggregate principal outstanding amount of the Third Lien Notes, and (ii) Franklin, for so long as it, together with its affiliated funds that are Consenting Third Lien Noteholders, holds greater than 20% in aggregate principal outstanding amount of the Third Lien Notes.

(y)                                       “Requisite Unsecured Noteholders” means, as of the date of determination, Consenting Unsecured Noteholders holding at least a majority in aggregate principal amount outstanding of the Unsecured Notes held by the Consenting Unsecured Noteholders as of such date; provided, that any Unsecured Notes acquired by Ares and Franklin after the date of this Agreement shall not be included in either the numerator or denominator of the foregoing calculation except for any Unsecured Notes acquired by them from other Consenting Unsecured Noteholders.

(z)                                        “Securities Act” means the Securities Act of 1933, as amended.

(aa)                                “Support Effective Date” means the date on which (A) counterpart signature pages to this Agreement shall have been executed and delivered by (i) the Company, (ii) Consenting Third Lien Noteholders holding at least 66 2/3% in aggregate principal amount outstanding of the Third Lien Notes, (iii) Consenting Unsecured Noteholders holding at least 50% in aggregate principal amount outstanding of the Unsecured Notes, (iv) Convertible Noteholder and (v) Consenting Preferred Holders holding at least 50% of the outstanding Preferred Stock and (B) all accrued fees, costs and expenses pursuant to outstanding invoices of each of (i) Noteholder Counsel, (ii) Local Counsel, if applicable, and (iii) Houlihan Lokey Capital, Inc. as financial advisor to the Third Lien Noteholders, under their respective engagement letters or other contractual arrangements have been paid in full in immediately available funds by the Company.

(bb)                                “Support Period” means the period commencing on the Support Effective Date and ending on the earlier of the (i) date on which this Agreement is terminated in accordance with Section 5 hereof and (ii) the Effective Date.

(cc)                                  “Unsecured Indentures” means the 8.875% Senior Unsecured Note Indenture, the 9.25% Senior Unsecured Note Indenture, and the 9.75% Senior Unsecured Note Indenture.

(dd)                                “Unsecured Noteholder New Warrants” means warrants to be issued by Reorganized Holdings and distributed to the Unsecured Noteholders on the Effective Date under the Plan.

(ee)                                  “Unsecured Notes” means the 8.875% Senior Unsecured Notes, the 9.25% Senior Unsecured Notes, and the 9.75% Senior Unsecured Notes.

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2.                                      Bankruptcy Process; Plan of Reorganization

(a)                                 Term Sheet. The Term Sheet is expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein.  The Term Sheet sets forth certain of the material terms and conditions of the Restructuring transactions contemplated by the Plan (the “Restructuring Transactions”), as supplemented by the terms and conditions of this Agreement.  In the event of any inconsistency between the Term Sheet and this Agreement, this Agreement shall control, subject however to the provisions of footnote 5 of the Term Sheet relating to certain Creditor Termination Event dates.

(b)                                 Commencement of the Chapter 11 Cases.  Provided the Support Effective Date has occurred and, unless waived by the Company, (i) the holders of at least 66 2/3% of the outstanding principal amount and greater than one half in number of each of the Third Lien Notes, Unsecured Notes and Convertible Note and (ii) holders of at least 66 2/3% of the outstanding shares of Preferred Stock, that have submitted ballots vote to support the Plan, the Company hereby agrees that, as soon as reasonably practicable, but in no event later than 11:59 p.m. prevailing Eastern Time on August 2, 2016 (the “Outside Petition Date”), the Company shall file with the Bankruptcy Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Cases (the date on which such filing occurs, the “Commencement Date”).

(c)                                  Filing of the Plan.  On the Commencement Date, the Company shall file the Plan along with the Disclosure Statement, each in form and substance reasonably satisfactory to the Requisite Creditors.

(d)                                 Confirmation of the Plan.  The Company shall use reasonable best efforts to obtain confirmation of the Plan as soon as reasonably practicable following the Commencement Date in accordance with the Bankruptcy Code and this Agreement, and each Consenting Creditor shall use its reasonable best efforts to cooperate fully in connection therewith as provided herein.

(e)                                  Amendments and Modifications of the Plan and Disclosure Statement.  The Plan and Disclosure Statement may be amended from time to time following the Commencement Date in accordance with Section 9.  Each of the Parties agrees to negotiate in good faith all amendments and modifications to the Plan and Disclosure Statement as are reasonably necessary to obtain Bankruptcy Court confirmation of the Plan pursuant to a final order of the Bankruptcy Court; provided that the Consenting Creditors shall have no obligation to agree to, or negotiate in good faith with respect to, any modification that (i) is inconsistent with the Plan or the Term Sheet, (ii) creates any new material obligation on any Party that was not reflected in the Plan filed on the Commencement Date, or (iii)  modifies, impairs or otherwise adversely affects the treatment or rights of such Party under the Plan and other Definitive Documents (it being agreed that, for the avoidance of doubt, any change to the Plan that results in actual or potential diminution of the value of the property to be received by a Consenting Class under the Plan shall be deemed to adversely affect such Consenting Class) whether such change is made directly to the treatment of a Consenting Class or to the treatment of another Consenting Class or otherwise; provided, further, that the consent of the Consenting Preferred Holders shall not be required in respect of any amendment, modification or supplement

6

to the Plan or Disclosure Statement that relates solely to matters following the Effective Date.  Notwithstanding the foregoing, the Company may amend, modify or supplement the Plan and Disclosure Statement, from time to time, without the consent of any Consenting Creditor, to cure any non-substantive ambiguity, defect (including any technical defect) or inconsistency, provided that any such amendments, modifications or supplements do not adversely affect the rights, interests or treatment of such Consenting Creditors under such Plan and Disclosure Statement.

3.                                      Agreements of the Consenting Creditors.

(a)                                 Treatment.  Subject to the terms and conditions hereof, each Consenting Creditor irrevocably agrees to the treatment of its Note Claims and/or Preferred Stock contemplated in the Term Sheet under the Plan in the Chapter 11 Cases.

(b)                                 Voting, Support.  Subject to the terms and conditions hereof, each Consenting Creditor agrees that, for so long as the Support Period is in effect for such Consenting Creditor, such Consenting Creditor shall:

(i)                                     (A) timely vote or cause to be voted its Note Claims and/or Preferred Stock to accept the Plan by delivering its duly executed and completed ballot or ballots, as applicable, accepting the Plan on a timely basis following commencement of the Solicitation, (B) not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn); provided, however, that such vote may, upon written notice to the Company and the other Parties, be revoked (and, upon such revocation, deemed void ab initio) by any Consenting Creditor at any time following the expiration of the Support Period with respect to such Consenting Creditor, including, without limitation, if the Support Period expires following the Plan voting deadline, and (C) timely vote (or cause to be voted) its Note Claims and/or Preferred Stock against any plan, plan proposal, restructuring proposal, offer of dissolution, winding up, liquidation, sale or disposition, reorganization, merger or restructuring of the Company other than the Plan (each, a “Alternative Restructuring”), (D) not directly or indirectly, through any person or entity, (x) seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing or prosecution of any Alternative Restructuring or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation, approval of the Disclosure Statement, and the confirmation and consummation of the Plan and the Restructuring, without prejudice to the termination rights set out under Section 5 hereof, (y) object to or otherwise contest the amount, priority, secured status, or allowance of the Third Lien Note Claim, Unsecured Note Claim, or Convertible Note Claim;

(ii)                                  in their capacities as holders of Notes and/or Preferred Stock, support and take such commercially reasonable actions necessary or reasonably requested by the Company to obtain the approval of the Disclosure Statement, and confirmation and consummation of the Plan and the Restructuring; and

(iii)                               to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring, negotiate in good faith

7

appropriate additional or alternative provisions to address any such impediment; provided that there shall be no obligation to negotiate in good faith with respect to any additional or alternative provisions of the types described in Section 2(e)(i)-(iii).

(c)                                  Transfers.

(i)                                     Each Consenting Creditor agrees that, for so long as the Support Period is in effect for such Consenting Creditor, such Consenting Creditor shall not sell, transfer, loan, issue, pledge, hypothecate, assign or otherwise dispose of (other than ordinary course pledges and/or swaps) (each, a “Transfer”), directly or indirectly, in whole or in part, any of its Note Claims and Preferred Stock, as applicable, or any option thereon or any right or interest therein (including grant any proxies, deposit any Notes or Preferred Stock into a voting trust or entry into a voting agreement with respect to any such Notes or Preferred Stock), unless the transferee thereof either (i) is a Consenting Creditor or its affiliate, provided that such affiliate shall agree in writing to be bound by this Agreement as if an original Party hereto, or (ii) prior to such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Creditor and to be bound by all of the terms of this Agreement applicable to Consenting Creditors (including with respect to any and all claims or interests it already may hold against or in the Company prior to such Transfer) by executing a joinder agreement, a form of which is attached hereto as Exhibit B (a “Joinder Agreement”), and delivering an executed copy thereof within two (2) business days of such execution, to Noteholder Counsel and Weil, Gotshal & Manges LLP (“Weil”), as counsel to the Company, in which event (a) the transferee (including the Consenting Creditor transferee, if applicable) shall be deemed to be a Consenting Creditor hereunder to the extent of such transferred rights and obligations and (b) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations.  Each Consenting Creditor agrees that any Transfer of any Note Claim and/or Preferred Stock that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company and each other Consenting Creditor shall have the right to enforce the voiding of such Transfer.  Notwithstanding anything contained herein to the contrary, for so long as the Support Period is in effect for a Consenting Creditor, such Consenting Creditor may offer, sell or otherwise Transfer any or all of its Note Claims, Preferred Stock and/or any other interests to any entity that, as of the date of Transfer, controls, is controlled by or is under common control with such Consenting Creditor; provided, however, that such entity shall automatically be subject to the terms of this Agreement and deemed a Party hereto and shall have executed a joinder hereto.

(ii)                                  Notwithstanding Section 3(c)(i): (A) a Consenting Creditor may Transfer its Notes or Preferred Stock to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker become a Party to, and bound by, this Agreement; provided that (1) such Qualified Marketmaker must Transfer such right, title or interest within five (5) business days following its receipt thereof, (2) any subsequent Transfer by such Qualified Marketmaker of the right, title or interest in such Notes or Preferred Stock is to a transferee that is or becomes a Consenting Creditor effective as of the time of such transfer and (3) such transferor Consenting Creditor shall be solely responsible for the transferee Qualified

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Marketmaker’s failure to comply with the requirements of this Section 3; and (B) to the extent that a Consenting Creditor is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title or interest in Notes or Preferred Stock that such Consenting Creditor, in its capacity as a Qualified Marketmaker, acquires from a holder of the Notes or Preferred Stock who is not a Consenting Creditor without the requirement that the transferee be or become a Consenting Creditor.  For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Company (including debt securities or other debt) or enter with customers into long and short positions in claims against the Company (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Company, and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

(d)                                 Additional Claims or Equity Interests.  To the extent any Consenting Creditor (i) acquires additional Note Claims or (ii)  acquires any Preferred Stock entitled to vote on the Plan, then, in each case, each such Consenting Creditor shall promptly notify Weil and Noteholder Counsel and each such Consenting Creditor agrees that such Note Claims or Preferred Stock shall be subject to this Agreement, and that, for so long as the Support Period is in effect for such Consenting Creditor, it shall vote (or cause to be voted) any such additional Note Claims or Preferred Stock entitled to vote on the Plan (to the extent still held by it or on its behalf at the time of such vote), in a manner consistent with Section 3(b) hereof.

4.                                      Agreements of the Company.

(a)                                 Covenants.  The Company agrees that, for the duration of the Support Period, the Company shall, and shall cause each of its subsidiaries included in the definition of Company, to:

(i)                                     (A) act in good faith and use reasonable best efforts to support and complete successfully the Solicitation in accordance with the terms of this Agreement, including all milestones, and applicable law; (B) use reasonable best efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring embodied in the Plan, if any; (C) not take any action that is inconsistent with, or is intended or is reasonably likely to interfere with, this Agreement, the Plan, and any other Definitive Documents executed by the Company or consummation of the Restructuring; (D) not directly or indirectly seek or solicit any discussions relating to, or enter into any agreements relating to, any alternative proposal other than the Restructuring, nor shall the Company solicit or direct any person or entity, including, without limitation, any member of the Company’s board of directors or any holder of equity in the Company, to undertake any of the foregoing; and (E) support and take all reasonable actions necessary and appropriate to facilitate approval of the Disclosure Statement, confirmation and consummation of the Plan and the Restructuring in accordance with, and within the time frames contemplated by, this Agreement and the Definitive Documents;  provided that the Company shall not be obligated to agree to any modification of any document that is inconsistent with the Plan.

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(ii)                                  provide draft copies of all material motions or applications and other documents (including all “first day” and “second day” motions and orders, the Plan, the Disclosure Statement, ballots and other Solicitation materials in respect of the Plan and any proposed amended version of the Plan or the Disclosure Statement, and a proposed Confirmation Order) the Company intends to file with the Bankruptcy Court to the Noteholder Counsel, if reasonably practical, at least three (3) business days prior to the date when the Company intends to file any such pleading or other document (provided that if delivery of such motions, orders or materials (other than the Plan, the Disclosure Statement, a proposed Confirmation Order or cash collateral and/or adequate protection order) at least three (3) business days in advance is not reasonably practicable, such motion, order or material shall be delivered as soon as reasonably practicable prior to filing) and, without limiting any of the other terms of this Agreement, shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court.

(iii)                               to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring, negotiate in good faith appropriate additional or alternative provisions to address any such impediment.

(iv)                              (A) unless otherwise agreed by the Company and the applicable firm, on the date that is at least one (1) calendar day prior to the Commencement Date, pay to (i) Noteholder Counsel, (ii) Local Counsel, and (iii) Noteholder Financial Advisors, in each case, all then accrued unpaid reasonable and documented fees and expenses, outstanding and payable in connection with this matter and (B)  continue to pay all outstanding reasonable and documented fees and expenses incurred after the Commencement Date on a current basis by (i) Noteholder Counsel, (ii) Local Counsel, and (iii) Noteholder Financial Advisors, under their respective engagement letters or other contractual arrangements, in connection with the Restructuring without the need to file any interim or final fee applications with the Bankruptcy Court subject to the Company obtaining Bankruptcy Court approval of any such payments.

(b)                                 Automatic Stay.  The Company acknowledges and agrees and shall not dispute that after the commencement of the Chapter 11 Cases, the termination of this Agreement and the giving of notice of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Company hereby waives, to fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice); provided that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination was not proper under the terms of this Agreement.

5.                                      Termination of Agreement.

(a)                                 This Agreement shall terminate upon the receipt of written notice to the other Parties, delivered in accordance with Section 19 hereof, from (i) the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders, the Convertible Noteholder or the Requisite Preferred Holders, as applicable at any time after and during the continuance of any Creditor Termination Event or Convertible/Preferred Termination Event (as defined below), as applicable; provided that termination by the Requisite Third Lien Noteholders, the Requisite

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Unsecured Noteholders, the Convertible Noteholder, or the Requisite Preferred Holders  shall only be effective as to the applicable Consenting Class.  In addition, this Agreement shall terminate as to all Consenting Creditors upon the receipt of written notice, delivered in accordance with Section 19 hereof, from the Company to the Consenting Creditors at any time after the occurrence and during the continuance of any Company Termination Event (defined below). Notwithstanding the foregoing, this Agreement shall be automatically terminated upon the occurrence of a Creditor Termination Event set forth in Sections 5(b)(x) or (xiv), unless written notice of waiver of such Creditor Termination Event is delivered in accordance with Section 19 hereof by the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders, the Convertible Noteholder and the Requisite Preferred Holders; provided that automatic termination of this Agreement shall only be effective as to the applicable Consenting Class that does not deliver written notice of waiver of such Creditor Termination Event. No Party may exercise any of its respective termination rights as set herein, if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions), with such failure to perform or comply causing, or resulting in, the occurrence of the Creditor Termination Event or Company Termination Event specified herein.

(b)                                 A “Creditor Termination Event” shall mean any of the following:

(i)                                     the breach by the Company of (a) any covenant contained in this Agreement or (b) any other obligations of the Company set forth in this Agreement, in each case, in any material respect and, in either respect, such breach remains uncured five (5) days following the Company’s receipt of written notice pursuant to Sections 5(a) and 19 hereto (as applicable);

(ii)                                  any representation or warranty in this Agreement made by the Company shall have been untrue in any material respect when made or shall have become untrue in any material respect, and such breach remains uncured five (5) days following the Company’s receipt of notice pursuant to Sections 5(a) and 19 hereto (as applicable);

(iii)                               any term or condition of any of the Definitive Documents and any amendments, modifications, or supplements thereto, whether filed with the Bankruptcy Court or otherwise finalized, shall be (whether due to an order of the Bankruptcy Court or otherwise) inconsistent in any respect with the Term Sheet or, if not addressed by the Term Sheet, shall not be in form and substance (A) reasonably satisfactory to the Requisite Third Lien Noteholders, Requisite Unsecured Noteholders and other than with respect to the documents referenced in clause (B) hereof, the Convertible Noteholder, and (B) in the case of the loan agreements with respect to the DIP Financing and exit financing (including, any amendment or amendment and restatement of the Company’s Senior Revolving Credit Facility), satisfactory to Requisite Third Lien Noteholders, and such event remains unremedied five (5) days following the Company’s receipt of notice pursuant to Sections 5(a) and 19 hereto (as applicable);

(iv)                              the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Plan or the Restructuring or any

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material portion hereof, and either (A) such ruling, judgment or order has been issued at the request of or with the acquiescence of the Company, or (B) in all other circumstances, such ruling, judgment or order has not been not stayed, reversed or vacated within ten (10) calendar days after such issuance;

(v)                                 the Company shall not have commenced the Solicitation in accordance with section 1126(b) of the Bankruptcy Code on or before June 20, 2016;

(vi)                              [reserved];

(vii)                           the Company shall not have (A) kept the Requisite Third Lien Noteholders and Requisite Unsecured Noteholders reasonably informed of the progress of, and all material developments in, the negotiation of the covenants, conditions and other material terms of the proposed exit financing, or (B) obtained a firm commitment for exit financing on terms acceptable to the Requisite Third Lien Noteholders and reasonably acceptable to the Requisite Unsecured Noteholders prior to the Effective Date;

(viii)                        the Chapter 11 Cases shall not have been filed as of 11:59 p.m. Eastern Time on the Outside Petition Date, as such date may be extended with the consent of the Requisite Creditors;

(ix)                              the Company shall not have filed the Plan and Disclosure Statement with the Bankruptcy Court within one (1) business day of the Commencement Date;

(x)                                 the Company shall not have filed a motion with the Bankruptcy Court seeking authorization to assume this Agreement (the “RSA Assumption Motion”) within one (1) business day of the Commencement Date;

(xi)                              an order approving the use of cash collateral and/or DIP Financing on an interim basis in form and substance consistent with this Agreement and otherwise in form and substance reasonably satisfactory to the Requisite Creditors (the “Interim Cash Collateral Order”) shall not have been entered by the Bankruptcy Court on or before four (4) business days after the Commencement Date;

(xii)                           an order approving the use of cash collateral and/or DIP Financing on a final basis in form and substance substantially identical to the Interim Cash Collateral Order (or as otherwise modified in a manner reasonably acceptable to the Requisite Creditors) shall not have been entered by the Bankruptcy Court on or before 35 days after the Commencement Date;

(xiii)                        the Company files any motion or pleading with the Bankruptcy Court that is not consistent with this Agreement and such motion or pleading has not been withdrawn with prejudice within five (5) days following the Company’s receipt of written notice pursuant to Sections 5(a) and 19 hereto (as applicable);

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(xiv)                       the Company shall not have obtained an order of the Bankruptcy Court approving the RSA Assumption Motion on or before the first business day after thirty-five (35) calendar days after the Commencement Date or the assumption of this Agreement shall not have become effective on or before the first business day after thirty-five (35) calendar days after the Commencement Date;

(xv)                          the orders approving Disclosure Statement and confirming the Plan shall not have been entered by the Bankruptcy Court on or before the first business day after forty-five (45) calendar days after the Commencement Date;

(xvi)                       the Effective Date shall not have occurred on or before the first business day after sixty (60) calendar days after the Commencement Date;

(xvii)                    the Company loses the exclusive right to file and/or solicit acceptance of a chapter 11 plan;

(xviii)                 upon the filing by the Company of any motion or other request for relief seeking, or the Bankruptcy Court entering an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, or (D) the effect of which would render the Plan incapable of consummation on the terms set forth herein;

(xix)                       except pursuant to a termination under Section 5(c), at the option of any non-terminating Consenting Class, if this Agreement is terminated as to Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders, the Convertible Noteholder, or the Requisite Preferred Holders;

(xx)                          if any necessary consents and waivers, as applicable, under the Company’s Senior Revolving Credit Facility have not been obtained by the Commencement Date in form and substance reasonably satisfactory to the Requisite Third Lien Noteholders and Requisite Unsecured Noteholders;

(xxi)                       if the Company (x) seeks to sell any material assets, (y) enters into any material contractual obligations, or (z) enters into any material settlements, in each case, outside the ordinary course of business unless the Company obtains the prior written consent of Requisite Third Lien Noteholders;

(xxii)                    if any of the orders approving the use of cash collateral and the granting of adequate protection, the Plan, or the Disclosure Statement are reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the prior written consent of the Requisite Creditors;

(xxiii)                 if the Company files any motion, application, or adversary proceeding challenging the amount, scope, extent, validity, enforceability, perfection, priority of, or seeking avoidance of, the Note Claims, or (with respect to the Third Lien Notes) the liens securing such Note Claims, or any other cause of action against and/or seeking to restrict the rights of the Consenting Creditors, either directly or through the

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respective agents or indenture trustees (or if the Company supports any such motion, application, or adversary proceeding commenced by any third party or consents to the standing of any such third party); or

(xxiv)                if giving effect to the Restructuring Transactions would breach or otherwise violate the Second Lien Note Indentures, unless waived by the requisite holders of Second Lien Notes.

(c)                                  A “Convertible/Preferred Termination Event” means that the Company shall not have obtained votes accepting the Plan from holders of Unsecured Notes sufficient to satisfy the conditions for acceptance set forth in section 1126(c) of the Bankruptcy Code, and as a result (i) the Convertible Noteholder would receive no distribution under the Plan, in which case the Convertible Noteholder shall be entitled to terminate this Agreement as to itself, and (ii) the Preferred Holders would receive no distribution under the Plan, in which case each Consenting Preferred Holder shall be entitled to terminate this Agreement as to itself.

(d)                                 A “Company Termination Event” shall mean any of the following:

(i)                                     the breach in any material respect by one or more of the Consenting Creditors in any Class, of any of the undertakings, representations, warranties or covenants of the Consenting Creditors set forth herein in any material respect which remains uncured five (5) days after the receipt of written notice of such breach pursuant to Section 5(a) and 19 hereof (as applicable), but only if the non-breaching Consenting Creditors in such Class hold less than 66 2/3% of the aggregate principal amount of claims in such Class, and only with respect to such breaching Class;

(ii)                                  the board of directors, managers, members or partners, as applicable, of a Company reasonably determines in good faith based upon the advice of outside counsel that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law; provided, that the Company provides notice of such determination to the Consenting Creditors within five (5) days after the date thereof;

(iii)                               the Company shall not have obtained votes accepting the Plan from holders of Third Lien Notes, Unsecured Notes, Convertible Note and the Preferred Stock sufficient to satisfy the conditions for acceptance set forth in section 1126(c) of the Bankruptcy Code on or before July 29, 2016;

(iv)                              any Consenting Third Lien Noteholder or Consenting Unsecured Noteholder files any motion or pleading with the Bankruptcy Court that is not substantially consistent with this Agreement and such motion or pleading has not been withdrawn for a period of five (5) days following such Party’s receipt of written notice pursuant to Sections 5(a) and 19 hereof (as applicable) that such motion or pleading is materially inconsistent with this Agreement, unless such motion or pleading (A) does not seek, and could not result in, relief that would have any adverse impact on the Restructuring or (B) is supported by less than half of Third Lien Noteholders and less than half of Unsecured Noteholders, in each case holding 33 1/3% or less of the

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aggregate principal amount of the Third Lien Notes and Unsecured Notes, respectively, that have voted on the Plan;

(v)                                 the Effective Date shall not have occurred on or before the first business day after sixty (60) calendar days after the Commencement Date;

(vi)                              the issuance (other than at the request or with the acquiescence of the Company) by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Plan or the Restructuring, and such ruling, judgment or order has not been stayed, reversed or vacated within fifteen (15) calendar days after such issuance;

(vii)                           except pursuant to a termination under Section 5(c), if the Consenting Third Lien Noteholders, Consenting Unsecured Noteholders, Convertible Noteholder or Consenting Preferred Holders give a notice of termination of this Agreement;

(viii)                        (A) if any necessary consents and waivers, as applicable, under the Company’s Senior Revolving Credit Facility have not been obtained by the Commencement Date in form and substance satisfactory to the Company or (B) if applicable, the Company shall not have obtained a firm commitment for DIP Financing and exit financing in form and substance satisfactory to the Company prior to the Commencement Date;

(ix)                              if the Company shall not have obtained a firm commitment for exit financing in form and substance satisfactory to the Company prior to the Effective Date; or

(x)                                 if the Company shall have obtained an acceptable proposal for DIP Financing or exit financing, and within three (3) business days of notification to the Consenting Third Lien Noteholders and the Consenting Unsecured Noteholders (A) such Consenting Third Lien Noteholders or Consenting Unsecured Noteholders do not consent to such DIP Financing or exit financing in accordance with the terms hereof (in the case of the Consenting Unsecured Noteholders, on the basis that the proposed DIP Financing or exit financing is not reasonably satisfactory in form and substance to the Consenting Unsecured Noteholders), and the Company and the Consenting Third Lien Holders and/or Consenting Unsecured Noteholders, as applicable, are unable to resolve such objection within three (3) business days following receipt of the objection or (B) the Company does not receive a consent or notice of objection from the Consenting Third Lien Noteholders or the Consenting Unsecured Noteholders.

(e)                                  Mutual Termination.  This Agreement may be terminated by mutual agreement of the Company and the Requisite Creditors upon the receipt of written notice delivered in accordance with Section 19 hereof.

(f)                                   Effect of Termination.  Upon the termination of this Agreement in accordance with this Section 5, and except as provided in Section 13 hereof, this Agreement shall forthwith

15

become void and of no further force or effect and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, the Third Lien Indenture, the Unsecured Notes, the Convertible Note or the Certificate of Designations, Preferences, Rights and Limitations pursuant to which the Preferred Stock was created (as applicable) and any ancillary documents or agreements thereto; provided, however, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.  Upon any such termination of this Agreement, any and all consents and ballots tendered by the Consenting Creditors prior to such termination shall be deemed, for all purposes, automatically null and void ab initio, shall not be considered or otherwise used in any manner by the Parties in connection with the Plan and this Agreement or otherwise, and such consents or ballots may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek a court order or consent from the Company allowing such change or resubmission), and the Company shall not oppose any such change or resubmission.  The Consenting Creditors shall have no liability to the Company or to each other in respect of any termination of this Agreement in accordance with the terms of this Section 5 and Section 19 hereof.

(g)                                  If the Restructuring Transactions are not consummated pursuant to the Plan concurrently with the date of termination of this Agreement, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

6.                                      Definitive Documents; Good Faith Cooperation; Further Assurances.

Each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise reasonable best efforts with respect to the pursuit, approval, implementation and consummation of the Plan and the Restructuring, as well as the negotiation, drafting, execution and delivery of the Definitive Documents.  Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings and voting any claims against or securities of the Company in favor of the Plan, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement. Any Third Lien Noteholder who, after giving effect to the Restructuring Transactions, would otherwise own a majority of the New Common Shares, agrees to cooperate in good faith with the Company to modify the treatment of its Third Lien Notes so that it would receive less than a majority of the New Common Shares but would receive additional cash consideration / Plan consideration of a different form that had, as of the Effective Date, equivalent value to the New Common Shares that such Third Lien Noteholder would otherwise be entitled to receive under the Plan.

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7.                                      Representations and Warranties.

(a)                                 Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Creditor becomes a party hereto):

(i)                                     such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii)                                  the execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any material provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(iii)                               the execution, delivery and performance by such Party of this Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required by the SEC or other securities regulatory authorities under applicable securities laws; and

(iv)                              this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b)                                 Each Consenting Creditor severally (and not jointly), represents and warrants to the Company that, as of the date hereof (or as of the date such Consenting Creditor becomes a party hereto), such Consenting Creditor (i) is the beneficial owner of the aggregate principal amount of Notes or number of shares of Preferred Stock set forth below its name on the signature page hereof (or below its name on the signature page of a Joinder Agreement for any Consenting Creditor that becomes a party hereto after the date hereof), or is the nominee, investment manager, or advisor for one or more beneficial holders thereof, and does not beneficially own any other Notes or Preferred Stock, and/or (ii) has, with respect to the beneficial owners of such Notes or Preferred Stock, (A) sole investment or voting discretion with respect to such Notes or Preferred Stock, (B) full power and authority to vote on and consent to matters concerning such Notes or Preferred Stock or to exchange, assign and transfer such Notes or Preferred Stock, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.

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(c)                                  Each Consenting Creditor severally (and not jointly) makes the representations and warranties set forth in Section 22(c) hereof, in each case, to the other Parties.

(d)                                 The Company hereby represents and warrants to each Consenting Creditor that will receive New Common Shares or New Warrants, as applicable, in connection with the Restructuring, that such shares, upon issuance, shall be duly authorized, validly issued, fully paid and non-assessable and such warrants shall be duly authorized and validly issued.

(e)                                  The Company hereby represents and warrants to each Consenting Creditor that as of the date hereof there are recorded mortgages in respect of at least 94% of the PV 10 of the Company’s proved reserves as of December 31, 2015 as estimated by the Company’s independent reserve engineers using March 31, 2016 strip pricing.

8.                                      Disclosure; Publicity.

(a)                                 Within one business day following the Support Effective Date, subject to the provisions set forth in Section 8(b) hereof, the Company shall disseminate a Current Report on Form 8-K or a press release disclosing the existence of this Agreement and the terms hereof, with such redactions as may be reasonably requested by any Consenting Creditor’s counsel to maintain the confidentiality of the items identified in Section 8(b) hereof, except as otherwise required by law.  In the event that the Company fails to make the foregoing disclosures in compliance with the terms specified herein, any such Consenting Creditor may publicly disclose the foregoing, including, without limitation, this Agreement and all of its exhibits and schedules (subject to the redactions called for by Section 8 hereof), and the Company hereby irrevocably waives and releases any claims against the Consenting Creditors arising as a result of such disclosure by a Consenting Creditor in compliance with this Agreement.

(b)                                 The Company shall submit drafts to Noteholder Counsel of any press releases, public documents and any and all filings with the SEC that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least two (2) business days prior to making any such disclosure.  Except as required by applicable law, and notwithstanding any provision of any other agreement between the Company and such Consenting Creditor to the contrary, no Party or its advisors shall disclose to any person (including, for the avoidance of doubt, any other Consenting Creditor), other than advisors to the Company, the principal amount or percentage of any Notes, any other securities of the Company or any other claims against the Company held by any Consenting Creditor, in each case, without such Consenting Creditor’s prior written consent; provided, however, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Creditor a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant Consenting Creditor) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Notes held by all the Consenting Creditors collectively.  Notwithstanding the provisions in this Section 8, any Consenting Creditor may disclose such Consenting Creditor’s individual holdings to any Person.  Any public filing of this Agreement, with the Bankruptcy Court or otherwise, which includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the holdings of each Consenting Creditor (provided that the

18

holdings disclosed in such signature pages may be filed in unredacted form with the Bankruptcy Court under seal).

9.                                      Amendments and Waivers.

(a)                                 Other than as set forth in Section 9(b), this Agreement and the Definitive Documents, including any exhibits or schedules hereto or thereto (including the Term Sheet), may not be waived, modified, amended or supplemented except with the written consent of the Company and Requisite Creditors; provided that (i) Requisite Creditors shall not unreasonably withhold consent to waivers, modifications, amendments and supplements to any of the Definitive Documents (other than this Agreement), as long as such Definitive Documents (other than this Agreement), as so altered, are consistent with the Term Sheet, and (ii) any waivers, modifications, amendments and supplements to the loan agreements with respect to DIP Financing and exit financing shall be satisfactory to the Requisite Third Lien Noteholders.

(b)                                 Notwithstanding Section 9(a):

(i)                                     any waiver, modification, amendment or supplement to this Agreement that would have the effect of changing this Section 9 shall require the written consent of all of the Parties;

(ii)                                  any waiver, modification, amendment or supplement to this Agreement that would have the effect of changing the definition of Requisite Creditors, Requisite Third Lien Noteholders, Requisite Unsecured Noteholders, Convertible Noteholder, or Requisite Preferred Holders shall require the written consent of each Consenting Creditor included in such definition;

(iii)                               any waiver, modification, amendment or supplement to this Agreement or the Definitive Documents that has the effect of treating or affecting any Consenting Creditor in a manner that is disproportionately adverse, on an economic or non-economic basis, to the manner in which any of the other Consenting Creditors are treated (after taking into account each of the Consenting Creditors’ respective holdings and interests in the Company and the recoveries contemplated by the Term Sheet (as in effect on the date hereof)) shall require the written consent of such Consenting Creditor and the Company; and

(iv)                              any waiver, modification, amendment or supplement to this Agreement or the Definitive Documents that materially, adversely affect the rights of a Consenting Class shall require the consent of each Consenting Creditor in such Consenting Class, and the Company (it being agreed that, for the avoidance of doubt, (A) any change to this Agreement or the Plan that results in a diminution of the value of the property to be received by a Consenting Class under the Plan shall be deemed to materially, adversely affect such Consenting Class, whether such change is made directly to the treatment of a Consenting Class or to the treatment of another Consenting Class or otherwise, and (B) any change to this Agreement or the Plan that (x) reduces the Unsecured Noteholder Cash Distribution or the percentage of Unsecured Noteholder New Common Shares, (y) changes the duration, strike price or equity percentage of the

19

Unsecured Noteholder New Warrants, or (z) modifies the Requisite Unsecured Creditors’ consent rights with respect to the board of directors set forth in the Term Sheet, in each case, shall be deemed to materially, adversely affect the Consenting Class of Unsecured Noteholders).

(c)                                        In the event that a Consenting Creditor does not consent to a waiver, modification, amendment or supplement to this Agreement (“Non-Consenting Creditor”) requiring the consent of such Consenting Creditor, but such waiver, change, modification or amendment receives the consent of Consenting Creditors owning at least 66 2/3% of the principal outstanding amount of Notes or Preferred Stock of the affected Class of which such Non-Consenting Creditor is a member, this Agreement shall be deemed to have been terminated only as to such Non-Consenting Creditors, but this Agreement shall continue in full force and effect in respect to the Company and all other Consenting Creditors of the Consenting Class who have so consented.

10.                               Effectiveness.

This Agreement shall become effective and binding upon each Party upon the execution and delivery by such Party of an executed signature page hereto and shall become effective and binding on all Parties on the Support Effective Date, provided that the Support Effective Date occurs within five (5) business days of the date hereof; provided, however, that signature pages executed by Consenting Creditors shall be delivered to (a) other Consenting Creditors in a redacted form that removes such Consenting Creditors’ holdings of the Notes and (b) the Company, Weil and Noteholder Counsel in an unredacted form (to be held by Weil and Noteholder Counsel on a professionals’ eyes only basis).

11.                               GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a)                                 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to the conflict of laws principles thereof.

(b)                                 Each of the Parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in any federal or state court in the State of New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Restructuring Transactions.  Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the courts described above in New York, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement or the Restructuring Transactions, (i) any

20

claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all proceedings contemplated by this Section 11(b) shall be brought in the Bankruptcy Court.

(c)                                  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.                               Specific Performance/Remedies.

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

13.                               Survival.

Notwithstanding the termination of this Agreement pursuant to Section 5 hereof, the agreements and obligations of the Parties in this Section 13, and Sections 5(f), 8, 10, 11, 12, 14, 15(b), 16, 17, 18, 19, 21, and 22 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination; provided, further, that the representations and warranties contained in this Agreement shall not survive the expiration of the Support Period.

14.                               Headings.

The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

21

15.                               Successors and Assigns; Severability; Several Obligations.

(a)                                 This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 15 shall be deemed to permit Transfers of the Notes or claims arising under the Notes other than in accordance with the express terms of this Agreement.

(b)                                 If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably satisfactory manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  The agreements, representations and obligations of the Parties are, in all respects, ratable and several and neither joint nor joint and several.

16.                               No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

17.                               Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Term Sheet) constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and each Consenting Creditor shall continue in full force and effect for the duration of such confidentiality agreement.

18.                               Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Execution copies of this Agreement may be delivered by facsimile, electronic mail or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

19.                               Notices.

All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers:

22

(1) If to the Company, to:

Halcón Resources Corporation
1000 Louisiana Street
Suite 6700
Houston, Texas 77002
Fax: (832) 538-0220
Attn: David S. Elkouri
Email: delkouri@halconresources.com

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Fax: (212) 310-8007
Attention:	Gary T. Holtzer, Esq
(gary.holtzer@weil.com)
- and -
Joseph H. Smolinsky, Esq
(joseph.smolinsky@weil.com)
- and -
Ted S. Waksman, Esq.
(ted.waksman@weil.com)

(2) If to a Consenting Creditor, or a transferee thereof, to the addresses or facsimile numbers set forth below following the Consenting Creditor’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

With respect to any Consenting Unsecured Noteholder:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Fax: (212) 492-0158
Attention:	Andrew N. Rosenberg
(arosenberg@paulweiss.com)
- and -
Samuel E. Lovett
(slovett@paulweiss.com)

23

With respect to any Consenting Third Lien Noteholder:

Latham & Watkins LLP
330 North Wabash Ave.
Suite 2800
Fax: (312) 993-9767
Attention:	Richard Levy
(Richard.levy@lw.com)
- and -
Peter Knight
(peter.knight@lw.com)
-and-
James Ktsanes
(james.ktsanes@lw.com)

Any notice given by delivery, mail or courier shall be effective when received.  Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

20.                               Creditors’ Committee.

Notwithstanding anything herein to the contrary, if any Consenting Creditor is appointed to and serves on an official committee of unsecured creditors in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Creditor’s exercise of its fiduciary duties to any person arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement. All Parties agree they shall not oppose the participation of any of the Consenting Creditors or any trustee under the Third Lien Indenture or the Unsecured Indentures on any official committee of unsecured creditors formed in the Chapter 11 Cases.

21.                               Qualification on Consenting Noteholders Representations.

The Parties acknowledge that all representations, warranties, covenants, and other agreements made by any Consenting Creditor that is a separately managed account of an investment manager are being made only with respect to the Claims managed by such investment manager (in the amount identified on the signature pages hereto), and shall not apply to (or be deemed to be made in relation to) any Claims that may be beneficially owned by such Consenting Creditor that are not held through accounts managed by such investment manager.

22.                               No Solicitation; Representation by Counsel; Adequate Information.

(a)                                 This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases from the Noteholders or the Preferred Holders.  The acceptances of the Consenting Creditors with respect to the Plan will not be solicited until such Consenting Creditor has received the Disclosure Statement and related ballots and solicitation materials, each as approved or ratified by the Bankruptcy Court.

(b)                                 Each Party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal

24

decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(c)                                  Each Consenting Creditor acknowledges, agrees and represents to the other Parties that it (i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act, (ii) understands that the securities to be acquired by it (if any) pursuant to the Restructuring Transactions have not been registered under the Securities Act and that such securities are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting Creditor’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available and (iii) has such knowledge and experience in financial and business matters that such Consenting Creditor is capable of evaluating the merits and risks of the securities to be acquired by it (if any) pursuant to the Restructuring Transactions and understands and is able to bear any economic risks with such investment.

(d)                                 The Company (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any other party and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Consenting Creditors’ express representations, warranties, and covenants in this Agreement, and has entered into this Agreement voluntarily and of its own choice and not under coercion or duress.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

25

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

HALĆON PARTIES

HALĆON RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chairman of the Board and Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN HOLDINGS, INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HK RESOURCES, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

THE 7711 CORPORATION

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN GULF STATES, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN LOUISIANA OPERATING, L.P.

By:	Halcón Gulf States, LLC,
its general partner

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN FIELD SERVICES, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	President and Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN ENERGY PROPERTIES, INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN OPERATING CO., INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN WILLISTON I, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN WILLISTON II, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN RESOURCES OPERATING, INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HRC ENERGY LOUISIANA, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HRC ENERGY RESOURCES (WV), INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HRC PRODUCTION COMPANY

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN ENERGY HOLDINGS, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HRC ENERGY, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HK ENERGY, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HK LOUISIANA OPERATING, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HK OIL & GAS, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HK ENERGY OPERATING, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HRC OPERATING, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

By:	Ares Capital Management II LLC, its Adviser

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: (310) 201-4169

Attention: Darryl Schall

Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES STRATEGIC INVESTMENT PARTNERS LTD.

By:	ARES STRATEGIC INVESTMENT MANAGEMENT LLC, AS
INVESTMENT MANAGER

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: (310) 201-4169

Attention: Darryl Schall

Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

FUTURE FUND BOARD OF GUARDIANS

By:	ARES ENHANCED LOAN INVESTMENT STRATEGY ADVISOR IV, L.P., ITS
INVESTMENT MANAGER (ON BEHALF OF THE ASIP II SUB-ACCOUNT)

By:	ARES ENHANCED LOAN INVESTMENT STRATEGY ADVISOR IV GP, LLC,
ITS GENERAL PARTNER

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: (310) 201-4169

Attention: Darryl Schall

Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ASIP (HOLDCO) IV S.À.R.L.

By:	ASIP OPERATING MANAGER IV LLC, ITS INVESTMENT MANAGER

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: (310) 201-4169

Attention: Darryl Schall

Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES MULTI-STRATEGY CREDIT FUND V (H), L.P.

By:	ARES MSCF V (H) MANAGEMENT LLC, ITS MANAGER

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: (310) 201-4169

Attention: Darryl Schall

Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

TRANSATLANTIC REINSURANCE COMPANY

By:	ARES ASIP VII MANAGEMENT, L.P., ITS PORTFOLIO MANAGER

By:	ARES ASIP VII GP, LLC, ITS GENERAL PARTNER

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: (310) 201-4169

Attention: Darryl Schall

Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

RSUI INDEMNITY COMPANY

By:	ARES ASIP VII MANAGEMENT, L.P., ITS PORTFOLIO MANAGER

By:	ARES ASIP VII GP, LLC, ITS GENERAL PARTNER

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: (310) 201-4169

Attention: Darryl Schall

Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES SPECIAL SITUATIONS FUND III, L.P.

By:	ASSF OPERATING MANAGER III, LLC, ITS MANAGER

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: (310) 201-4169

Attention: Darryl Schall

Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES SPECIAL SITUATIONS FUND IV, L.P.

By:	ASSF OPERATING MANAGER IV, L.P., ITS MANAGER

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: (310) 201-4169

Attention: Darryl Schall

Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

AF IV US BD Holdings, L.P.

By:	/s/ Daniel Nguyen
Name: Daniel Nguyen
Title: Chief Financial Officer

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

ARES MANAGEMENT LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California, 90067

Phone: 310 201-4204

Attention: Daniel Nguyen

Email: Nguyen@aresmgmt.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

FRANKLIN ADVISERS, INC. as investment manager on behalf of certain funds and accounts

By:	/s/ Glenn Voyles
Name: Glenn Voyles
Title: VP

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

One Franklin Pkwy

San Mateo, CA 94403

Fax: 650-312-2070

Attention: Bryant Dieffenbacher; Christopher Chen

Email: bryant.dieffenbacher@franklintempleton.com; chris.chen@franklintempleton.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

TYRUS CAPITAL EVENT MASTER FUND LIMITED
by its agent, Tyrus Capital S.A.M.

By:	/s/ Mark Madden
Name: Mark Madden
Title: Director

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

c/o Tyrus Capital S.A.M.

4 Avenue de Roqueville

98000 Monaco

Fax: +377 9999 5090

Attention: Head of Legal

Email: opsteam@tyruscap.mc; legal@tyruscap.mc

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

EACH ENTITY LISTED ON EXHIBIT A HERETO

By:	Putnam Investment Management, LLC, as investment manager

By:	/s/ Norman P. Boucher
Name: Norman P. Boucher
Title: Portfolio Manager

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

c/o Putnam Investments

One Post Office Square

Boston, MA 02109

Attention: Office of the General Counsel

Fax: (617) 760-1625

Attention: Stephen M. Gianelli

Email: stephen_gianelli@putnam.com

A copy of the Agreement and Declaration of Trust of each Consenting Creditor listed on Exhibit A hereto is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of each such Consenting Creditor as Trustees and not individually and that the obligations of this instrument are not binding on any of the Trustees or officers or shareholders individually, but are binding only on the assets or property of each such Consenting Creditor with respect to its obligations hereunder. Furthermore, notice is given that the assets and liabilities of each series of each such Consenting Creditor that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint and are binding only on the assets or property of each series with respect to its obligations hereunder.

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

Exhibit A

Putnam Investment Management, LLC

Consenting Creditor
Putnam High Yield Trust
Putnam High Income Securities Fund
Putnam Variable Trust — Putnam VT High Yield Fund
Putnam Variable Trust — Putnam VT Global Asset Allocation Fund
Putnam Premier Income Trust
Putnam Master Intermediate Income Trust
Putnam Asset Allocation Funds — Putnam Dynamic Asset Allocation Growth Fund
Putnam Asset Allocation Funds — Putnam Dynamic Asset Allocation Balanced Fund
Putnam Asset Allocation Funds — Putnam Dynamic Asset Allocation Conservative Fund
Putnam Variable Trust — Putnam VT Diversified Income Fund
Putnam Funds Trust — Putnam Dynamic Risk Allocation Fund
Putnam Funds Trust — Putnam Absolute Return 700 Fund
Great-West Funds, Inc. — Great-West Putnam High Yield Bond Fund

CONSENTING CREDITOR

EACH ENTITY LISTED ON EXHIBIT A HERETO

By:	The Putnam Advisory Company, LLC, as investment manager

By:	/s/ Norman P. Boucher
Name: Norman P. Boucher
Title: Portfolio Manager

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

c/o Putnam Investments

One Post Office Square

Boston, MA 02109

Attention: Office of the General Counsel

Fax: (617) 760-1625

Attention: Stephen M. Gianelli

Email: stephen_gianelli@putnam.com

Exhibit A

The Putnam Advisory Company, LLC

Consenting Creditor
Putnam High Yield Fixed Income Fund, LLC
Putnam World Trust — Putnam Global High Yield Bond Fund
LGT Multi Manager Bond High Yield (USD)
Putnam Total Return Fund, LLC
IG Putnam U.S. High Yield Income Fund
Mackenzie Corporate Bond Fund
Mackenzie North American Corporate Bond Fund
Investors Canadian High Yield Income Fund
Counsel Portfolio Services Inc — Counsel Fixed Income
The International Investment Fund — Putnam Global Alpha Fund
Counsel North American High Yield Bond Fund

CONSENTING CREDITOR

EACH ENTITY LISTED ON EXHIBIT A HERETO

By:	Putnam Fiduciary Trust Company, as investment manager

By:	/s/ Norman P. Boucher
Name: Normal P. Boucher
Title: Portfolio Manager

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

c/o Putnam Investments

One Post Office Square

Boston, MA 02109

Attention: Office of the General Counsel

Fax: (617) 760-1625

Attention: Stephen M. Gianelli

Email: stephen_gianelli@putnam.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

Exhibit A

Putnam Fiduciary Trust Company

Consenting Creditor
Putnam Total Return Trust
Putnam Retirement Advantage GAA Balanced Portfolio
Putnam Retirement Advantage GAA Conservative Portfolio
Putnam Retirement Advantage GAA Growth Portfolio
Putnam Retirement Advantage GAA Income Strategies Portfolio

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Loomis, Sayles & Company, L.P., as investment manager,

on behalf of one or more discretionary accounts holding the Notes

(each such account, separately and not jointly, a “Noteholder”)

By: Loomis, Sayles & Company, Incorporated

Its General Partner

By:	/s/ Mari Shimokawa
Name: Mari Shimokawa
Title: V.P. & Deputy Chief Compliance Officer

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

One Financial Center

27th Floor

Boston, MA 02111

Fax: [•]

Attention: Peter S. Sheehan

Email: psheehan@loomissayles.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

MANULIFE ASSET MANAGEMENT as investment adviser on behalf of:

John Hancock Focused High Yield Fund

John Hancock Funds III - Core High Yield Fund

Manulife High Yield Bond Fund

John Hancock Global Short Duration Credit Fund

Manulife Global Tactical Credit Fund

Manulife US Fixed Income Trust

Manulife US Tactical Credit Fund

Manulife Global - US Special Opportunities Fund

By:	/s/ Diane Landers
Name: Diane Landers
Title: Chief Operating Officers

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Manulife Asset Management (US) LLC

197 Clarendon Street, Boston, MA 02116

Fax: 617.375.1666

Attention: Diane Landers

Email: dlanders@manulifeam.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

HALRES LLC

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

3811 Turtle Creek Blvd., Suite 1000

Dallas, Texas 75219

Fax: 214.599.0200

Attention: Mark A. Welsh IV

Email: mwelsh@encapinvestments.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer Diversified High Income Trust

By:	Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor
Name: William Taylor
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer Funds — U.S. High Yield
By:	Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor
Name: William Taylor
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer High Income Trust
By:	Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor
Name: William Taylor
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer High Yield Fund
By:	Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor
Name: William Taylor
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ING Partners, Inc. — VY Pioneer High Yield Portfolio
By:	Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor
Name: William Taylor
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer Funds — Global High Yield
By:	Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor
Name: William Taylor
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer Multi-Asset Income Fund
By:	Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor
Name: William Taylor
Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Credit Suisse Securities USA, LLC

By:	/s/ Kevin Lowe
Name: Kevin Lowe
Title: Managing Director

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

11 Madison Ave

New York, NY 10010

Fax: (212) 322-9355

Attention: Charles O’Reilly

Email: Charles.O’Reilly@csg.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Equitec Specialists, LLC

By:	/s/ Christopher Kuehner
Name: Christopher Kuehner
Title: Compliance Officer

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Equitec Specialist, LLC

8 Spruce Street #50C

New York, NY 10038

Fax: 212-747-1114

Attention: Dan Katzner

Email: dkatzner@eqtc.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

CANADA PENSION PLAN INVESTMENT BOARD

By:	/s/ Scott Lawrence
Name:	Scott Lawrence
Title:	Managing Director, Head of Relationship Investments

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

One Queen Street East, Suite 2500

Toronto, Ontario M5C 2W5

Fax:

Attention:

Email:

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Thornburg Investment Income Builder Fund

By:	/s/ Jason Brady
Name:	Jason Brady
Title:	Portfolio Manager, President & CEO

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

2300 North Ridgetop RD

Santa Fe, NM 87506

Fax: 505.467.7175

Attention: Leon Sandersfeld

Email: lsandersfeld@thornburg.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Thornburg Strategic Income Fund

By:	/s/ Jason Brady
Name:	Jason Brady
Title:	Portfolio Manager, President & CEO

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

2300 North Ridgetop RD

Santa Fe, NM 87506

Fax: 505.467.7175

Attention: Leon Sandersfeld

Email: lsandersfeld@thornburg.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Delaware Public Employees’ Retirement System

By:	/s/ Jason Brady
Name:	Jason Brady
Title:	Portfolio Manager, President & CEO

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

2300 North Ridgetop RD

Santa Fe, NM 87506

Fax: 505.467.7175

Attention: Leon Sandersfeld

Email: lsandersfeld@thornburg.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Arlington County Employees’ Retirement System

By:	/s/ Jason Brady
Name:	Jason Brady
Title:	Portfolio Manager, President & CEO

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

2300 North Ridgetop RD

Santa Fe, NM 87506

Fax: 505.467.7175

Attention: Leon Sandersfeld

Email: lsandersfeld@thornburg.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

/s/ Floyd C. Wilson
Floyd C. Wilson

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

c/o Halcón Resources Corporation

1000 Louisiana Street, Suite 6700

Houston, Texas 77002

Fax: 713.589.8020

Attention: Floyd C. Wilson

Email: fwilson@halconresources.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

/s/ James W. Christmas
James W. Christmas

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

1089 Oceanfront

Long Beach, New York 11561

Fax:

Attention:

Email: jchristmas@halconresources.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Delaware Investment Advisers, a series of Delaware Management Business Trust, on behalf of each of the accounts on Appendix A for which it is designated as investment adviser, severally and not jointly

By:	/s/ Wayne A. Anglace
Name:	Wayne A. Anglace
Title:	Vice President/Portfolio Manager

Delaware Investments Fund Advisers, a series of Delaware Management Business Trust, on behalf of each of the accounts on Appendix A for which it is designated as investment adviser, severally and not jointly

By:	/s/ Wayne A. Anglace
Name:	Wayne A. Anglace
Title:	Vice President/Portfolio Manager

Delaware Management Company, a series of Delaware Management Business Trust, on behalf of each of the accounts on Appendix A for which it is designated as investment adviser, severally and not jointly

By:	/s/ Wayne A. Anglace
Name:	Wayne A. Anglace
Title:	Vice President/Portfolio Manager

Notice Address:

c/o Delaware Investments

2005 Market Street

Philadelphia, PA 19103

Attn:  Wayne Anglace, with a copy to General Counsel

Fax:  215-255-1640

Email: wayne.anglace@delinvest.com

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

Appendix A

Account	Investment Adviser
Delaware Investments Dividend and Income Fund, Inc.	Delaware Management Company, a series of Delaware Management Business Trust (“DMC”)
Delaware VIP Diversified Income Series, a series of Delaware VIP Trust	DMC
Delaware Divided Income Fund, a series of Delaware Group Equity Funds V	DMC
Delaware Enhanced Global Dividend and Income Fund	DMC
Delaware Diversified Income Fund, a series of Delaware Group Adviser Funds	DMC
Delaware Foundation Conservative Allocation Fund, a series of Delaware Group Foundation Funds	DMC
Delaware Foundation Moderate Allocation Fund, a series of Delaware Group Foundation Funds	DMC
Delaware Foundation Growth Allocation Fund, a series of Delaware Group Foundation Funds	DMC
Optimum Fixed Income Fund, a series of Optimum Fund Trust	DMC
LVIP Delaware Foundation Conservative Allocation Fund, a series of Lincoln Variable Insurance Products Trust	Delaware Investments Fund Advisers, a series of Delaware Management Business Trust (“DIFA”)
LVIP Delaware Foundation Moderate Allocation Fund, a series of Lincoln Variable Insurance Products Trust	DIFA
LVIP Delaware Foundation Aggressive Allocation Fund, a series of Lincoln Variable Insurance Products Trust	DIFA
Munson Healthcare Operating Fund — Convertibles	Delaware Investment Advisers, a series of Delaware Management Business Trust (“DIA”)
Munson Healthcare Pension Plan - Convertibles	DIA
Munson Healthcare Foundation - Convertibles	DIA
Presbyterian Villages of Michigan Foundation	DIA
Midland First United Methodist Church Foundation	DIA
Hurley Hospital Post Retirement	DIA
Bronson Healthcare Group Self Funded Liability Account	DIA
Bronson Healthcare Group Post Retirement Medical	DIA
Bronson Healthcare Group Long Term Reserve	DIA
Bronson Healthcare Group Pension Plan	DIA
Delaware Diversified Income Trust, a separate fund established under the Delaware Investments Collective Investment Trust	DIA
Bronson Battle Creek Retirement Plan	DIA

SCHEDULE 1

Restructuring Subsidiaries

Halcón Holdings, Inc.
HK Resources, LLC
The 7711 Corporation
Halcón Gulf States, LLC
Halcón Louisiana Operating, L.P.
Halcón Field Services, LLC
Halcón Energy Properties, Inc.
Halcón Operating Co., Inc.
Halcón Williston I, LLC
Halcón Williston II, LLC
Halcón Operating Inc.
HRC Energy Louisiana, LLC
HRC Energy Resources (WV), Inc.
HRC Production Company
Halcón Energy Holdings, LLC
HRC Energy, LLC
HK Energy, LLC
HK Louisiana Operating, LLC
HK Oil & Gas, LLC
HK Energy Operating, LLC
HRC Operating, LLC

EXHIBIT A

TERM SHEET

HALCÓN RESOURCES CORPORATION

TERM SHEET

JUNE 9, 2016

This Term Sheet(1) sets forth the principal terms of the Restructuring of the Company to be implemented pursuant to a joint prepackaged plan of reorganization, consistent with the terms set forth herein, to be filed in cases commenced by the Company under chapter 11 of the Bankruptcy Code.  As reflected in the restructuring support agreement dated June 9, 2016, by and among the Company and the Consenting Creditors (the “Restructuring Support Agreement”), to which this Term Sheet is an exhibit, the Restructuring is supported by the Company, the Consenting Third Lien Noteholders, the Consenting Unsecured Noteholders, the Convertible Noteholder, and the Consenting Preferred Holders.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY AND/OR OTHER APPLICABLE LAWS. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN IS STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY ABSENT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND THE REQUISITE CREDITORS, EXCEPT AS REQUIRED BY LAW AND AS CONTEMPLATED BY THE RESTRUCTURING SUPPORT AGREEMENT.

Transaction Overview

The Company:

Holdings, together with certain of its subsidiaries that are parties to the Restructuring Support Agreement, namely: Halcón Holdings, Inc., HK Resources, LLC, The 7711 Corporation, Halcón Gulf States, LLC, Halcón Louisiana Operating, L.P., Halcón Field Services, LLC, Halcón Energy Properties, Inc., Halcón Operating Co., Inc., Halcón Williston I, LLC, Halcón Williston II, LLC, Halcón Resources Operating Inc., HRC Energy Louisiana, LLC, HRC Energy Resources (WV), Inc., HRC Production Company, Halcón Energy Holdings, LLC, HRC Energy, LLC, HK Energy, LLC, HK Louisiana Operating, LLC, HK Oil & Gas, LLC, HK Energy Operating, LLC, and HRC Operating, LLC. For purposes of this Term Sheet and the Restructuring, the Company does not include HK TMS, LLC (“TMS”) and SBE Partners, LP (“SBE”) and any of the Company’s and Consenting Creditors’ respective claims against, and/or interests in, TMS and SBE will not be affected, impaired or otherwise impacted in any way or manner by the Restructuring.

Claims and Interests to be Restructured:

Revolving Credit Agreement Claims: consisting of, as of the date hereof, approximately $120.0 million in aggregate unpaid principal amount, which includes undrawn letters of credit, plus interest, fees and other expenses, arising under or in connection with that certain Senior Revolving Credit Agreement, dated as of February 8, 2012, by and among Holdings, as borrower, each of the guarantors named therein, JP Morgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and the lenders party thereto (as rolled into a debtor-in-possession financing facility or amended, modified or otherwise supplemented from time to time, the “Revolving Credit Facility” or the “Revolving Credit Agreement”) (the “Revolving Credit Agreement Claims”).

Second Lien Note Claims: consisting of approximately $812.8 million in aggregate

(1)  Capitalized terms used but not otherwise herein defined have the meanings ascribed to them in either Annex A attached hereto or the Restructuring Support Agreement (as defined below).  To the extent of any direct conflict between this Term Sheet and the Restructuring Support Agreement, the Restructuring Support Agreement will govern and control.

unpaid principal, plus interest, fees and other expenses, of (a) the 8.625% Senior Secured Notes (the “8.625% Second Lien Notes”) under that certain indenture, dated as of May 1, 2015, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee (as amended, modified, or otherwise supplemented from time to time, the “8.625% Second Lien Note Indenture”) and (b) the 12.0% Senior Secured Notes (the “12.0% Second Lien Notes” and, together with the 8.625% Second Lien Notes, the “Second Lien Notes”) under that certain indenture, dated as of December 21, 2015, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee (as amended, modified or otherwise supplemented from time to time, the “12.0% Second Lien Note Indenture” and, together with the 8.625% Second Lien Note Indenture, the “Second Lien Note Indentures”) (the “Second Lien Note Claims”).

Third Lien Note Claims: consisting of approximately $1.02 billion in aggregate unpaid principal, plus interest, fees and other expenses, of the Third Lien Notes under the Third Lien Note Indenture (the “Third Lien Note Claims”).

Unsecured Note Claims: consisting of approximately $650.0 million in aggregate unpaid principal, plus interest, fees and other expenses, of: (a) the 8.875% Senior Unsecured Notes under the 8.875% Senior Unsecured Note Indenture; (b) the 9.25% Senior Unsecured Notes under the 9.25% Senior Unsecured Note Indenture; and (c) the 9.75% Senior Unsecured Notes under the 9.75% Senior Unsecured Note Indenture (the “Unsecured Note Claims”).

Convertible Note Claims: consisting of approximately $290.0 million in aggregate unpaid principal, plus interest, fees and other expenses of the Convertible Note issued on February 8, 2012, pursuant to that certain Securities Purchase Agreement, effective December 21, 2011, by and between HALRES LLC (formerly Halcón Resources LLC) and RAM Energy Resources, Inc. (“Securities Purchase Agreement”) (the “Convertible Note Claims”).

General Unsecured Claims: consisting of any Claim against the Company (other than the Unsecured Note Claims, the Convertible Note Claims or any Intercompany Claims) that is neither secured nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court (the “General Unsecured Claims”).

Preferred Stock Interests: consisting of $222.5 million, including undeclared dividends, in the Preferred Stock issued by Holdings pursuant to that certain Certificate of Designations, Preferences, Rights and Limitations of 5.75% Series A Convertible Perpetual Preferred Stock, dated June 17, 2013 (the “Preferred Stock Interests”).

Existing Equity Interests: consisting of any Interests in Holdings (other than the Preferred Stock), including common stock, and any options, warrants or rights to acquire any Interests in Holdings issued pursuant to the Holdings Certificate of Incorporation (the “Existing Equity Interests”).

Transaction Overview

Restructuring Summary:

Creditors and interests holders will receive the following treatments under the Plan:

i.                  The Revolving Credit Agreement Claims: On the Effective Date, the Company will obtain a credit facility pursuant to an amendment or an amendment and restatement of the Revolving Credit Agreement (or any replacement financing) in the aggregate principal amount of approximately $700,000,000, or such lower amount as determined by the Company based on prevailing market conditions, but in no event less than $600,000,000 (the “Amended Revolving Credit Agreement”). The Amended Revolving Credit Agreement shall be in form and substance (a) reasonably satisfactory to the Requisite Unsecured Noteholders, and (b) satisfactory to the Requisite Third Lien Noteholders. The proceeds from the Amended Revolving Credit Agreement, plus cash on hand, will be used by the Company to (1) provide additional liquidity for working capital and general corporate purposes; (2) pay all reasonable and documented Restructuring Expenses; (3) fund Plan distributions; and (4) fund the administration of the Chapter 11 Cases.

ii.               Second Lien Note Claims. The legal, equitable, and contractual rights of the Second Lien Notes will be unaltered by the Restructuring or the Plan. On the Effective Date, the Second Lien Notes will be reinstated and unimpaired.

iii.            Third Lien Note Claims. On the Effective Date, Third Lien Noteholders will receive their pro rata share (based on the total amount of Allowed Third Lien Note Claims) of: (a) New Common Shares, which New Common Shares will represent, after giving effect to the Restructuring, in the aggregate, 76.5% of the total outstanding shares of Reorganized Holdings (subject to dilution by the Management Incentive Plan and, to the extent applicable, the exercise of the New Warrants) (the “Third Lien New Common Shares”) and (b) Cash in the amount of $33.8 million (the “Third Lien Cash Distribution”).

iv.           Unsecured Note Claims. On the Effective Date, Unsecured Noteholders will receive their pro rata share (based on the total amount of Allowed Unsecured Note Claims) of: (a) New Common Shares, representing, after giving effect to the Restructuring, in the aggregate, 15.5% of the total outstanding shares of Reorganized Holdings (subject to dilution by the Management Incentive Plan and, to the extent applicable, the exercise of the New Warrants) (the “Unsecured Noteholder New Common Shares”); (b) Cash in the amount of $37.6 million (the “Unsecured Noteholder Cash Distribution”); and (c) the Unsecured Noteholder New Warrants to purchase, after giving effect to the Restructuring, 4.0% of the total outstanding shares of Reorganized Holdings as of the Effective Date, subject to dilution by the Management Incentive Plan, exercisable for a four (4) year period commencing on the Effective Date at an exercise price based on a $1.33 billion equity value.

v.              Convertible Note Claims. Subject to the limitations sets forth below, on the Effective Date, the Convertible Noteholder will receive: (a) New Common Shares, representing, after giving effect to the Restructuring, in the aggregate, 4.0% of the total outstanding shares of Reorganized Holdings (subject to dilution by the Management Incentive Plan and, to the extent applicable, the exercise of the New Warrants) (the “Convertible Noteholder New Common Shares”); (b) Cash in the amount of $15.0 million (the “Convertible Noteholder Cash Distribution”); and (c) the Convertible Noteholder New Warrants to purchase 1.0% of the total outstanding shares of Reorganized

Holdings as of the Effective Date, subject to dilution by the Management Incentive Plan, exercisable for a four (4) year period commencing on the Effective Date at an exercise price based on a $1.33 billion equity value.

vi.           General Unsecured Claims. Subject to the limitations set forth below, as a part of the Restructuring, except to the extent that a holder of a General Unsecured Claim agrees to different treatment, the Company or Reorganized Company, as applicable, will continue to pay or dispute each General Unsecured Claim in the ordinary course of business as if the Chapter 11 Cases had never been commenced.

vii.        Preferred Stock Interests. Subject to the limitations set forth below, on the Effective Date, Preferred Holders will receive their pro rata share (based on the total amount of Allowed Preferred Stock Interests) of Cash in the amount of $11.1 million representing a recovery of 5.0% of the liquidation preference per share of the Preferred Stock (the “Preferred Stock Cash Distribution”).

viii.     Existing Equity Interests. Subject to the limitations set forth below, on the Effective Date, Existing Equity Interests will be cancelled and the holders of Existing Equity Interests will receive their pro rata share of New Common Shares representing in the aggregate 4.0% of the total outstanding shares of Reorganized Holdings (subject to dilution by the Management Incentive Plan and, to the extent applicable, the exercise of the New Warrants).

The Plan will provide that, in the event the classes of Unsecured Note Claims, Convertible Note Claims or Preferred Stock Interests vote to reject the Plan (any such class, a “Rejecting Class”) then: (i) any class of claims or interests junior in priority to such Rejecting Class will not receive or retain any value under the Plan; (ii) any New Warrants that were to be distributed to such junior classes of creditors will be cancelled and will not be issued under the Plan; (iii) the New Common Shares that were to be distributed to such junior classes of creditors or interest holders will be reallocated and distributed as set forth in this Term Sheet, and (iv) the Cash that was to be distributed to such junior classes of creditor or interest holders will remain property of the Company and will vest in the Reorganized Company on the Effective Date. In the event the Unsecured Note Claims is a Rejecting Class: (a) no Convertible Noteholder New Warrants will be issued under the Plan; (b) the New Common Shares that were to be distributed to the Convertible Noteholder and Existing Equity Interests shall be reallocated and distributed pro rata to the Third Lien Noteholders; and (c) if the Company elects not to terminate the Restructuring Support Agreement, then the distributions to be received by the General Unsecured Claims shall be modified so as to comply with section 1129(b) of the Bankruptcy Code, subject to the Consenting Third Lien Noteholders’ rights under Section 9 of the Restructuring Support Agreement.(2)  In the event the Preferred Stock Interests is a Rejecting Class, the Preferred Holders will not receive or retain any distributions on account of their Preferred Stock Interests.

The solicitation of votes on the Plan from Third Lien Noteholders, Unsecured Noteholders and the Convertible Noteholder will be made pursuant to Section 4(a)(2) and Regulation D of the Securities Act and, with respect to Third Lien Note Claims and Unsecured Note Claims, the Company will only solicit votes on the Plan from

(2)  In the event the Unsecured Note Claims is a Rejecting Class, and it is determined by the Company in consultation with the Requisite Third Lien Noteholders that the votes of the holders of General Unsecured Claims must be solicited to comply with the requirements of section 1125 of the Bankruptcy Code, then the relevant milestones set forth in the Restructuring Support Agreement with respect to the approval of the Disclosure Statement, confirmation of the Plan and the Effective Date shall be extended by 60 calendar days.

Eligible Third Lien Noteholders or Eligible Unsecured Noteholders.

At least five (5) business days prior to the Commencement Date, and on the same date, the Company will pay cash interest with respect to the (i) Third Lien Noteholders through the later of May 15, 2016 and the date on which interest and/or dividends are paid on the Unsecured Notes, the Convertible Note or the Preferred Stock and (ii) Unsecured Noteholders through the later of May 15, 2016 and the date on which interest and/or dividends are paid on the Third Lien Notes, the Convertible Note or the Preferred Stock. The Unsecured Noteholder Cash Distribution (i) accounts for the cash interest paid to holders of the 8.875% Senior Unsecured Notes on May 16, 2016, and (ii) assumes that additional cash interest shall be paid to the holders of the 9.25% Senior Unsecured Notes and 9.75% Senior Unsecured Notes prior to the Commencement Date in the amount of $11.1 million, of which $4.2 million is attributable to the period from and after April 1, 2016 through May 15, 2016 (the “Unsecured Interest Payment”). The Third Lien Noteholder Cash Distribution assumes that additional cash interest shall be paid to the Third Lien Noteholders prior to the Commencement Date in the amount of $33.1 million, of which $16.2 million is attributable to the period from and after April 1, 2016 through May 15, 2016 (the “Third Lien Interest Payment”). From and after the Support Effective Date, the Company shall not make any interest or dividend payments on account of the Convertible Note, Preferred Stock or otherwise, except as provided above. The Convertible Noteholder agrees that, from and after the Support Effective Date, so long as the Restructuring Support Agreement remains in effect as to it (i) no further interest payments shall be made on the Convertible Note and (ii) the Convertible Noteholder waives any default that may arise under the Convertible Note on account of the Company failing to pay interest on any other debt or obligation. The Company shall accrue interest through the Commencement Date on the Third Lien Notes, Unsecured Notes, Convertible Note and Preferred Stock in accordance with the terms thereof, and all such interest, to the extent not paid as set forth above, shall be deemed part of the Third Lien Note Claims, Unsecured Note Claims, Convertible Note Claims, and Preferred Stock Interests, as applicable.

Implementation:	The Company will commence the Chapter 11 Cases and implement the Restructuring pursuant to the Plan as provided in the Restructuring Support Agreement.

Use of Cash Collateral/ DIP Financing:

The Company will seek authority promptly upon commencement of the Chapter 11 Cases to use cash collateral to fund the administration of the Chapter 11 Cases.  In connection with the Company’s use of cash collateral and DIP Financing (if applicable), subject to Bankruptcy Court approval, the Company will provide “adequate protection” (as such term is defined in sections 361 and 363 of the Bankruptcy Code) to the Revolving Credit Agreement Lenders, the Second Lien Noteholders and the Third Lien Noteholders on the terms reasonably satisfactory to the Company and the Requisite Creditors, including, without limitation, customary stipulations as to amount, validity and priority of claims, adequate protection liens, superpriority claims, postpetition reimbursement of fees, 506(c), 552(b) “equities of the case” and marshaling waivers, and reimbursement of reasonable fees and expenses of counsel in accordance with existing fee letters; provided that any adequate protection to the Third Lien Noteholders shall not be cash pay (other than ordinary course expense reimbursements, including, without limitation, the reasonable fees and expenses of counsel).(3)

(3)  The Company may elect to seek funding for the Chapter 11 Cases by means of DIP Financing, which DIP Financing may include a “roll-up” of some or all of the Revolving Lender Credit Facility, but, for the avoidance of doubt, no “roll-up” of any Second Lien Note Claims or Third Lien Note Claims.  The terms of any DIP Financing shall be (a) in form and substance reasonably satisfactory to the Requisite Unsecured Noteholders, and (b) in form and substance satisfactory to the Company and the Requisite Third Lien Noteholders.

Any order approving the use of cash collateral and/or DIP Financing will be reasonably satisfactory to the Company and the Requisite Creditors.

Classification and Treatment of Claims and Interests

Administrative, Priority Tax, and Other Priority Claims:

On or as soon as practicable after the Effective Date, each holder of an administrative, priority tax or other priority claim will be paid in full in Cash or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Unimpaired — Presumed to Accept

Other Secured Claims:

On the Effective Date, to the extent any Other Secured Claims exist, all such Other Secured Claims of the Company allowed as of the Effective Date will be satisfied by either (a) payment in full in Cash, (b) reinstatement pursuant to section 1124 of the Bankruptcy Code or (c) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

Unimpaired — Presumed to Accept

Revolving Credit Agreement Claims:

On the Effective Date, each holder of Allowed Revolving Credit Agreement Claims will receive, in full and final satisfaction of such Allowed Revolving Credit Agreement Claims, its pro rata share of the commitments and/or loans made pursuant to the Amended Revolving Credit Agreement and will receive its benefits and be bound by the obligations therein.

Unimpaired — Presumed to Accept

Second Lien Note Claims:

The legal, equitable, and contractual rights of the holders of Allowed Second Lien Notes Claims are unaltered by the Plan. On the Effective Date, or as soon as practicable thereafter, the holders of Allowed Second Lien Notes Claims will have their Allowed Claims reinstated.

Unimpaired — Presumed to Accept

Third Lien Note Claims:

On the Effective Date, each holder of an Allowed Third Lien Note Claim will be entitled to receive, in full and final satisfaction of such Allowed Third Lien Note Claim, its pro rata share (based on the total amount of Allowed Third Lien Note Claims) of: (i) the Third Lien Note New Common Shares and (ii) the Third Lien Cash Distribution.

Impaired — Entitled to Vote

Unsecured Note Claims:

On the Effective Date, each holder of an Allowed Unsecured Note Claim will be entitled to receive, in full and final satisfaction of such Allowed Unsecured Note Claim, its pro rata share (based on the total amount of Allowed Unsecured Note Claims) of: (i) the Unsecured Noteholder Cash Distribution; (ii) the Unsecured Noteholder New Common Shares; and (iii) the Unsecured Noteholder New Warrants; provided, however, that if the Unsecured Note Claims is a Rejecting Class, then: (a) no Convertible Noteholder New Warrants will be issued under the Plan; (b) the New

Common Shares that were to be distributed to the Convertible Noteholder and Existing Equity Interests shall be reallocated and distributed pro rata to the Third Lien Noteholders; and (c) if the Company elects not to terminate the Restructuring Support Agreement, then the distributions to be received by the General Unsecured Claims shall be modified so as to comply with section 1129(b) of the Bankruptcy Code, subject to the Consenting Third Lien Noteholders’ rights under Section 9 of the Restructuring Support Agreement.

Impaired — Entitled to Vote

Convertible Note Claims:

On the Effective Date, the Convertible Noteholder will be entitled to receive, in full and final satisfaction of such Allowed Convertible Note Claims: (i) the Convertible Noteholder Cash Distribution; (ii) the Convertible Noteholder New Common Shares; and (iii) the Convertible Noteholder New Warrants; provided, however, that if the Unsecured Note Claims is a Rejecting Class then: (a) the Convertible Noteholder New Warrants will not be issued under the Plan; (b) the New Common Shares that would have been distributed to the Convertible Noteholder under the Plan will be reallocated and distributed to the Third Lien Noteholders; and (c) the Cash that was to be distributed to the Convertible Noteholder pursuant to the Convertible Noteholder Cash Distribution will remain property of the Company and will vest in the Reorganized Company on the Effective Date; provided, further, however, that if the Unsecured Note Claims is not a Rejecting Class and the Convertible Noteholder Claims is a Rejecting Class, then: (x) the Convertible Noteholder Warrants will not be issued under the Plan; (y) the New Common Shares that would have been distributed to the Convertible Noteholder under the Plan will be reallocated and distributed to the Third Lien Noteholders and the Unsecured Noteholders pro rata based on their respective holdings of New Common Shares; and (z) the Cash that was to be distributed to the Convertible Noteholder pursuant to the Convertible Noteholder Cash Distribution will remain property of the Company and will vest in the Reorganized Company on the Effective Date.

Impaired — Entitled to Vote

General Unsecured Claims:

On the Effective Date, except to the extent that a holder of a General Unsecured Claim agrees to different treatment, the Company or Reorganized Company, as applicable, will continue to pay or dispute each General Unsecured Claim in the ordinary course of business as if the Chapter 11 Cases had never been commenced; provided, however, that if the Unsecured Note Claims is a Rejecting Class then the distributions to be received by the General Unsecured Claims shall be modified so as to comply with section 1129(b) of the Bankruptcy Code, subject to the Consenting Third Lien Noteholders’ rights under Section 9 of the Restructuring Support Agreement.

Unimpaired — Presumed to Accept (subject to the proviso above and in Footnote 2 relating to the Unsecured Note Claims being a Rejected Class)

Intercompany Claims:

All Intercompany Claims will be paid, adjusted, reinstated or discharged as determined by the Company, subject to the consent of the Requisite Third Lien Noteholders and Requisite Unsecured Noteholders, which consent shall not be unreasonably withheld.

Unimpaired — Presumed to Accept

Intercompany Interests:	On the Effective Date, or as soon as practicable thereafter, all Intercompany Interests will be reinstated. Unimpaired — Presumed to Accept

Preferred Interests:

On the Effective Date, each holder of an Allowed Preferred Stock Interest will be entitled to receive, in full and final satisfaction of such Allowed Preferred Stock Interest, its pro rata share (based on the total amount of Allowed Preferred Stock Interests) of the Preferred Stock Cash Distribution; provided, however, that if the Unsecured Note Claims, the Convertible Note Claims or the Preferred Stock Interests is a Rejecting Class, then the Preferred Holders will not receive or retain any value under the Plan and the Cash to be distributed pursuant to the Preferred Stock Cash Distribution will remain property of the Company and will vest in the Reorganized Company on the Effective Date.

Impaired — Entitled to Vote

Existing Equity Interests:

On the Effective Date, (a) all Existing Equity Interests will be cancelled, and (b) the holders of Existing Equity Interests will receive New Common Shares representing, in the aggregate, 4.0% of the total outstanding shares of Reorganized Holdings (subject to dilution by the Management Incentive Plan and, to the extent applicable, the exercise of the New Warrants); provided, however, that if: (i) the Unsecured Note Claims is a Rejecting Class, then Existing Equity Interests will not receive or retain any value under the Plan and the New Common Shares that would have been distributed to Existing Equity Interests under the Plan will be reallocated and distributed pro rata to the Third Lien Noteholders; (ii) the Unsecured Note Claims is not a Rejecting Class and the Convertible Noteholder Claims is a Rejecting Class, then Existing Equity Interests will not receive or retain any value under the Plan and the New Common Shares that would have been distributed to Existing Equity Interests under the Plan will be reallocated and distributed pro rata to the Third Lien Noteholders and the Unsecured Noteholders based on their respective holdings of New Common Shares; and (iii) the Unsecured Note Claims and the Convertible Note Claims are not Rejecting Classes and the Preferred Stock Interests is a Rejecting Class, then Existing Equity Interests will not receive or retain any value under the Plan and the New Common Shares that would have been distributed to Existing Equity Interests under the Plan will be reallocated and distributed pro rata to the Third Lien Noteholders, the Unsecured Noteholders and the Convertible Noteholder based on their respective holdings of New Common Shares.

The Plan will provide that the holders of Existing Warrants will have until the Warrant Record Date to exercise their respective rights under the Existing Warrants to purchase common stock of the Company and to have such common stock interests treated as Existing Equity Interests under the Plan. To the extent a holder of Existing Warrants does not exercise its Existing Warrants prior to the Warrant Record Date, such Existing Warrants will be cancelled and the holders of such Existing Warrants will not receive or retain any value under the Plan on account of such no-exercised Existing Warrants.

Impaired — Deemed to Reject

Section 510(b) Claims:

Any holder of a claim against the Company that is described in section 510(b) of the Bankruptcy Code will not receive a distribution under the Plan and such section 510(b) claims will be extinguished.

Impaired — Deemed to Reject

General Provisions

New Common Shares and New Warrants

The Boards of Directors of the Company and the Reorganized Company and Reorganized Holdings shall each use their reasonable best efforts to have the New Common Shares and New Warrants listed on a nationally recognized exchange, as soon as practicable subject to meeting applicable listing requirements following the Effective Date.

Executory Contracts and Unexpired Leases:

The Company reserves the right to reject certain executory contracts and unexpired leases subject to the reasonable consent of the Requisite Third Lien Noteholders. All executory contracts and unexpired leases not expressly rejected will be deemed assumed pursuant to the Plan.

Management Incentive Plan:

A post-Restructuring management incentive plan (“Management Incentive Plan”) under which 10% of the New Common Shares will be reserved for issuance as awards under the Management Incentive Plan, as described below. All awards issued under the Management Incentive Plan will be dilutive of all other New Common Shares issued pursuant to the Plan.

•                  Participants: All employees of the Company and its subsidiaries.

•                  Pool: 10% of the total share capital of the Company (subject to dilution by the New Warrants to the same extent other New Common Shares are diluted):

•                  7.5% of the pool (“Exit Awards”) to be granted on the Effective Date with such awards to be allocated to employees as determined by the Chief Executive Officer.

•                  2.5% of the pool to be allocated, in such form and with such terms and conditions as determined by the Compensation Committee of the New Board following the Effective Date.

•                  Exit Awards:

•                  Options

•                  5% of the pool will be in the form of stock options (“Options”) granted on the Effective Date.

•                  The exercise price per share of the Options will be equal to the greater of (1) the per share value based on a Reorganized Company equity value of $650 million or (2) the weighted average trading prices of the New Common Shares for the seven (7) trading dates commencing on the first trading day immediately following the Effective Date (assuming the shares are then publicly traded).

•                  The Options will vest subject to continued employment over 3 years in equal annual installments.

•                  Restricted Stock and Restricted Stock Units

•                  2.5% of the pool will be granted in the form of Restricted Stock or Restricted Stock Units (collectively, the “RSUs”) on the Effective Date.

•                  50% of the RSUs (i.e., 1.25% of the pool) will be vested in full at grant.

•                  50% of the RSUs (i.e., 1.25% of the pool) will vest on the first anniversary of the Effective Date, subject to continued employment.

•                  Accelerated Vesting:

•                  Notwithstanding the foregoing, if, prior to the vesting dates set forth above, any one of the following shall occur then any Options and/or RSUs (as applicable) granted to an employee as set forth above shall immediately vest in full: (i) with respect to management employees who are party to employment agreements with the Company as of June 1, 2016, upon (a) termination of the employee by the Company without Cause, (b) resignation by the employee for Good Reason, and (c) the death or disability of the employee; and (ii) with respect to all other employees, upon the death or disability of the employee. If, prior to the vesting dates set forth above, an employee is terminated with Cause, or resigns without Good Reason, the employee will forfeit any remaining and unvested Options and/or RSUs.

•                  For purposes hereof, (a) “Cause” shall be defined in a manner that is consistent with its definition under existing management employment agreements, and (b) “Good Reason” shall be defined in a manner consistent with its definition under existing management employment agreements, excluding any component of such definition relating to reductions in the budget over which the employee has authority.

Board of Directors:

The initial Board of Directors of Reorganized Holdings (the “New Board”) will be a 9 member board comprised of (i) the Chief Executive Officer, (ii) 3 directors designated by Ares (provided that one such board selection shall be subject to the written consent of Franklin, which consent shall not be unreasonably withheld), (iii) 3 directors designated by Franklin, in the cases of clauses (ii) and (iii) for so long as Ares and Franklin, respectively, is included in the definition of “Requisite Third Lien Noteholders,” and, if Ares or Franklin is not so included, then its three (3) directors shall be designated by Requisite Third Lien Noteholders (and if Franklin is not so included, it shall also lose its consent right to one of Ares’ board selections set forth above), (iv) 1 director designated by the Requisite Unsecured Noteholders (the “Unsecured Director”), and (v) 1 existing director designated by the Chief Executive Officer, which shall be reasonably acceptable to the Requisite Unsecured Noteholders and Requisite Third Lien Noteholders. The New Board will have a three-tiered structure classified into staggered 3-year terms, with two directors initially serving a one-year term, four directors (including the Unsecured Director) initially serving a two-year term, and three directors initially serving a three-year term. The members of the New Board will be identified no later than at the Confirmation Hearing or otherwise in accordance with section 1129(a)(5) of the Bankruptcy Code. On the Effective Date, the terms of the current members of the boards of directors of Holdings will expire.

Charter; Bylaws:

The charter, bylaws, limited liability company agreements and other organizational documents of each Reorganized Company’s corporate entity will be amended or amended and restated by the Reorganized Company in a manner reasonably satisfactory to the Requisite Third Lien Noteholders, the Requisite Unsecured Noteholders and the Convertible Noteholder and consistent with section 1123(a)(6) of the Bankruptcy Code, if applicable.

Cancellation of Notes, Interests, Instruments, Certificates and other

Except as provided herein and in connection with the Amended Revolving Credit Agreement and the Second Lien Notes, on the Effective Date, all notes, instruments, certificates evidencing debt to, or equity interests in, the Company, including, without

Documents:

limitation, the Third Lien Notes, the Unsecured Notes, the Convertible Note, the Preferred Stock, the Existing Equity Interests and the Existing Warrants, will be cancelled and obligations of the Company thereunder will be discharged. In addition, on the Effective Date, any registration rights or similar agreements with respect to Existing Equity Interests will also be cancelled and any obligations of the Company thereunder will be discharged.

Vesting of Assets:

On the Effective Date, and if applicable, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all assets of the Company’s Estates will vest in the Reorganized Company free and clear of all claims, liens, encumbrances, charges and other interests, except as otherwise provided in the Plan.

Compromise and Settlement:

The Plan will contain customary provisions for the compromise and settlement of claims stating that, notwithstanding anything in the Plan to the contrary, the allowance, classification and treatment of allowed claims and equity interests and their respective distributions take into account and conform to the relative priority and rights of such claims and interests in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise.

Compensation and Benefit Plans:	All material employee compensation and benefit plans of the Company in effect as of June 1, 2016, will be deemed to be assumed under the Plan.(4)

Survival of Indemnification Obligations and D&O Insurance:

Any obligations of the Company pursuant to its corporate charters, bylaws, limited liability company agreements or other organizational documents to indemnify current and former officers, directors, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Company or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Company will not be discharged or impaired by confirmation of the Plan. All such obligations will be deemed and treated as executory contracts to be assumed by the Company under the Plan and will continue as obligations of the Reorganized Company. In addition, after the Effective Date, the Reorganized Company will not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of June 1, 2016, and all members, managers, directors and officers of the Company who served in such capacity at any time prior to the Effective Date will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

Director and Officer Liability Policy:

To the extent the Company plans to extend existing insurance coverage or purchase new insurance coverage covering its current and former officers and directors from claims and causes of action of any third party (including without limitation any holder of a claim) that remain unreleased as of the Effective Date, such extended or newly purchased insurance will be in such amounts, for such terms or periods of time, and placed with such insurers as are determined by the Company with the reasonable consent of the Requisite Creditors.

(4)  All senior management employment agreements to be modified, if necessary, to provide for one time waiver to ensure that restructuring transactions under the Plan do not trigger a change of control thereunder. There will be no material changes to the terms of the Company’s benefit plans prior to the Effective Date not otherwise contemplated by this Term Sheet.

Conditions to Effectiveness:

The Plan will be subject to usual and customary conditions to confirmation and effectiveness (as applicable), as well as such other conditions that are reasonably satisfactory to the Company and the Requisite Creditors, including the following:

1.              the Definitive Documents (except as provided in number 5 below) will contain terms and conditions consistent in all respects with this Term Sheet and the Restructuring Support Agreement and will otherwise be reasonably satisfactory in form and substance to the Requisite Creditors;

2.              the Bankruptcy Court will have entered the Confirmation Order, and such Confirmation Order will not have been reversed, stayed or modified;

3.              the Restructuring Support Agreement will not have been terminated, and will be in full force and effect;

4.              all Restructuring Expenses will have been paid in full in Cash;

5.              the Amended Revolving Credit Agreement, including all documentation related thereto, will each be in form and substance (a) reasonably satisfactory to the Requisite Unsecured Noteholders, and (b) satisfactory to the Company and the Requisite Third Lien Noteholders, and will have been consummated; and

6.              all governmental and third party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions contemplated by this Term Sheet will have been obtained, not be subject to unfulfilled conditions and be in full force and effect, and all applicable waiting periods will have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on such transactions.

The conditions to effectiveness may be waived in writing by the Company together with the Requisite Creditors.

Releases:	The Plan will provide for standard releases (including from the holders of Claims, Interests and from the Company) with language substantially to the effect of the following:

Releases by the Company. As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce this Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Company and the implementation of the Restructuring, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties are deemed forever released and discharged, to the maximum extent permitted by law, by the Company, the Reorganized Company, and the Estates from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Company, the Reorganized Company, or their Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Company, the Reorganized Company, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other person, based on or relating to, or in any manner arising from, in whole or in part, the Company, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Company or the Reorganized

Company, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Company and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Restructuring Support Agreement, and the Plan and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes fraud, gross negligence or willful misconduct.

Releases by Holders of Claims and Interests. As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce this Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Company and the implementation of the Restructuring, and except as otherwise provided in this Plan or in the Confirmation Order, the Released Parties are deemed forever released and discharged, to the maximum extent permitted by law, by (i) the holders of all Claims or Interests who vote to accept the Plan, (ii) the holders of Claims or Interests that are unimpaired under the Plan, (iii) the holders of Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan, and (iv) the holders of Claims or Interests who vote to reject the Plan but do not opt out of granting the releases set forth herein, from any and all Claims, obligations, rights, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Company, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other person, based on or relating to, or in any manner arising from, in whole or in part, the Company, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Company or the Reorganized Company, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Company and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Restructuring Support Agreement, and the Plan and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that constitutes fraud, gross negligence or willful misconduct.

Exculpation:

The Plan will contain standard exculpation provisions with language substantially to the effect of the following:

Exculpation. To the maximum extent permitted by applicable law, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the Disclosure Statement, the Restructuring Support Agreement, the Restructuring

Transactions, this Plan, or the solicitation of votes for, or confirmation of, this Plan; the funding of this Plan; the occurrence of the Effective Date; the administration of this Plan or the property to be distributed under this Plan; the issuance of securities under or in connection with this Plan; or the transactions in furtherance of any of the foregoing; except for fraud, gross negligence or willful misconduct. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

Discharge of the Company:

The Plan will contain standard discharge provisions with language substantially to the effect of the following:

Effective as of the Effective Date: (a) the rights afforded in the Plan and the treatment of all claims and interests will be in exchange for and in complete satisfaction, discharge, and release of all claims and interests of any nature whatsoever, including any interest accrued on such claims from and after the Commencement Date, against the Company or any of its assets, property, or Estates; (b) the Plan will bind all holders of claims and interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all claims and interests will be satisfied, discharged, and released in full, and the Company’s liability with respect thereto will be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all entities will be precluded from asserting against the Company, the Company’s Estates, the Reorganized Company, its successors and assigns, and its assets and properties any other claims or interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

Injunction:

The Plan will contain standard injunction provisions with language substantially to the effect of the following:

From and after the Effective Date, all entities are permanently enjoined from commencing or continuing in any manner, any suit, action, or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest, or remedy released or to be released pursuant to the Plan or the Confirmation Order.

Definitive Documents and Due Diligence:

This Term Sheet is indicative, and any final agreement will be subject to the Definitive Documents. The Definitive Documents will contain terms, conditions, representations, warranties, and covenants, each customary for the transactions described herein consistent with the terms of this Term Sheet.

Securities Exemptions:

Notwithstanding the foregoing, the issuance and distribution under the Plan of (i) the New Common Shares to the Third Lien Noteholders, Unsecured Noteholders, the Convertible Noteholder and holders of Existing Equity Interests, and (ii) the New Warrants to the Unsecured Noteholders and the Convertible Noteholder and the New Common Shares issuable upon exercise thereof will be exempt from registration under the Securities Act or applicable securities laws without further act or action by any Person pursuant to section 1145(a) of the Bankruptcy Code and/or any other applicable exemptions.

Tax Structure:

To the extent possible, the Restructuring contemplated by this Term Sheet will be structured so as to obtain the most beneficial structure for the Company and their equity holders post-transaction as determined by the Company with the written consent of the Requisite Third Lien Noteholders (with such consent not to be unreasonably withheld).

Avoidance Actions:

The Reorganized Company will retain all rights to commence and pursue any causes of action that are expressly preserved and not released under the Plan, it being understood that the Reorganized Company will not retain any claims or causes of action against the Released Parties, subject to the carveout for any act or omission of a Released Party that is a criminal act or constitutes fraud, gross negligence or willful misconduct.

Restructuring Expenses:

The Company agrees to pay the reasonable out-of-pocket fees, costs and expenses incurred by each of the Revolving Credit Agreement Agent and each of the Consenting Creditors, and expenses of their respective legal and financial advisors (but no more than one legal counsel, one local counsel in each appropriate jurisdiction and one financial advisor for each of the Revolving Credit Agreement Agent and the Consenting Third Lien Noteholders, and the Consenting Unsecured Noteholders, the Convertible Noteholder, and the Consenting Preferred Holders) (collectively, the “Restructuring Expenses”). All such Restructuring Expenses incurred and invoiced up to the Commencement Date shall be paid in full in cash prior to the Commencement Date.

Retention of Jurisdiction:

The Plan will provide for a broad retention of jurisdiction by the Bankruptcy Court for (a) resolution of claims, (b) allowance of compensation and expenses for pre-Effective Date services, (c) resolution of motions, adversary proceedings or other contested matters, (d) entering such orders as necessary to implement or consummate the Plan and any related documents or agreements and (e) other purposes.

Resolution of Disputed Claims:

The Plan will provide customary procedures for the resolution of disputed Claims, including the ability (but not requirement) to establish a claims bar date pursuant to an order of the Bankruptcy Court. Once resolved, the claimants will receive distributions, if any, in accordance with the provisions of the Plan and the classification of their Allowed Claim.

ANNEX A

Certain Defined Terms

Defined Terms

“Accredited Investor”	An Accredited Investor as defined in Rule 501 of Regulation D under the Securities Act.

“Administrative Expense Claim”

A Claim for costs and expenses of administration during the Chapter 11 Cases pursuant to sections 328, 330, 363, 364(c)(1), 365, 503(b) or 507(a)(2) of the Bankruptcy Code, including, (a) the actual and necessary costs and expenses incurred from and after the Commencement Date and through the Effective Date of preserving the Estates and operating the businesses of the Company (such as wages, salaries or commissions for services, and payments for goods and other services and leased premises); (b) Fee Claims; (c) the Restructuring Expenses; and (d) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of the title 28 of the United States Code, 28 U.S.C. §§1-1401.

“Allowed”

With reference to any Claim or Interest, (a) any Claim or Interest arising on or before the Effective Date (i) as to which no objection to allowance has been interposed within the time period set forth in the Plan, or (ii) as to which any objection has been determined by a final order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder, (b) any Claim or Interest as to which the liability of the Company and the amount thereof are determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court, or (c) any Claim or Interest expressly allowed under the Plan; provided, however, that notwithstanding the foregoing, the Reorganized Company will retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise unimpaired pursuant to the Plan.

“Ares”	Ares Management LLC together with any funds or managed accounts affiliated with, or managed by, Ares Management LLC or an affiliate.

“Cash”	Legal tender of the United States of America.

“Cause of Action”

Any action, claim, cause of action, controversy, demand, right, lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Commencement Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Cause of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

“Claim”	A “claim,” as defined in section 101(5) of the Bankruptcy Code.

“Class”	Any group of Claims or Interests classified by the Plan pursuant to section 1122(a)(1)

Defined Terms

of the Bankruptcy Code.

“Confirmation Hearing”	A hearing at which the Bankruptcy Court will confirm the Plan, as applicable.

“Disputed or Disallowed Claim or Interest”	Any Claim or Interest that is not yet Allowed.

“Eligible Third Lien Noteholder”

A Third Lien Noteholder that, as of a certain date set forth in the Disclosure Statement, is an Accredited Investor and certifies to that effect, or the Company reasonably believes is an Accredited Investor.

“Eligible Unsecured Noteholder”

An Unsecured Noteholder that, as of a certain date set forth in the Disclosure Statement, is an Accredited Investor and certifies to that effect, or the Company reasonably believes is an Accredited Investor.

“Estate(s)”	Individually or collectively, the estate or estates of the Company created under section 541 of the Bankruptcy Code.

“Exculpated Parties”

Collectively: (a) the Company; (b) the Revolving Credit Agreement Agent; (c) the Revolving Credit Agreement Lenders; (d) the other Secured Parties under and as defined in the Revolving Credit Agreement; (e) the Consenting Third Lien Noteholders; (f) the Consenting Unsecured Noteholders; (g) the Convertible Noteholder; (h) the Consenting Preferred Holders; (i) the Third Lien Note Trustee; (j) the Unsecured Note Trustee; and (k) with respect to each of the foregoing entities in clauses (a) through (j), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees.

“Existing Warrants”

Any warrants or other options to purchase common stock or units or any other Interests in any of the Company, including, without limitation, those certain five year warrants to purchase 7.3 million shares of Holdings’ common stock issued pursuant to HALRES LLC pursuant to the Securities Purchase Agreement.

“Fee Claim”

A Claim for professional services rendered or costs incurred on or after the Commencement Date and on or prior to the Effective Date by professional persons retained by the Company or any statutory committee appointed in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code in the Chapter 11 Cases.

“Franklin”	Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.

“Holdings Certificate of Incorporation”	The Amended and Restated Certificate of Incorporation of Holdings dated May 6, 2015, as amended, modified or otherwise supplemented from time to time.

Defined Terms

“Interest”

Any ownership interest in the Company, including all common stock or units, preferred stock or units or other instruments evidencing an ownership interest in the Company, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interests in any of the Company’s corporate entities that existed immediately before the Effective Date.

“Intercompany Claim”	Any Claim against any of the Company’s entities held by another of the Company’s entities.

“Intercompany Interest”

An Interest in any of the Company’s entities held by another of the Company’s entities or an Interest in the Company held by an affiliate of the Company (other than any Preferred Stock or Existing Equity Interest in Holdings).

“Other Secured Claim”	A secured Claim, other than an Administrative Expense Claim, a Priority Tax Claim, a Revolving Credit Agreement Claim, a Second Lien Note Claim or a Third Lien Note Claim.

“Priority Non-Tax Claim”	Any Claim other than an Administrative Expense Claim or a Priority Tax Claim that is entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

“Priority Tax Claim”	Any secured or unsecured Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

“Released Parties”

Collectively: (a) the Company; (b) the Revolving Credit Agreement Agent; (c) the Revolving Credit Agreement Lenders; (d) the other Secured Parties under and as defined in the Revolving Credit Agreement; (e) the Consenting Third Lien Noteholders; (f) the Consenting Unsecured Noteholders; (g) the Convertible Noteholder; (h) the Consenting Preferred Holders; (i) the Third Lien Note Trustee; (j) the Unsecured Note Trustee; and (k) with respect to each of the foregoing entities in clauses (a) through (j), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees.

“Reorganized Company”	The Company as reorganized under the Plan, if applicable.

“Revolving Credit Agreement Agent”	JP Morgan Chase Bank, N.A., in its capacity as administrative agent under the Revolving Credit Agreement.

“Revolving Credit Agreement Lenders”	The lenders from time to time party to the Revolving Credit Agreement as lenders thereunder, including former lenders and any applicable assignees and participants thereof.

Defined Terms

“Third Lien Note Trustee”	U.S. Bank National Association in its capacity as trustee under the Third Lien Indenture, and its successors and assigns, and collateral trustee under the Third Lien Security Agreement.

“Third Lien Security Agreement”	The Third Lien Security Agreement, dated as of September 10, 2015, between and among Holdings, each of the guarantors named therein, and U.S. Bank, National Association, as collateral trustee.

“Unsecured Note Trustee”	U.S. Bank, National Association, as indenture trustee under each of the Unsecured Indentures, and its successors and assigns.

“Warrant Record Date”

The deadline under the Plan for holders of Existing Warrants to exercise their respective rights to purchase common stock in Holdings and receive the treatment afforded to Existing Equity Interests under the Plan, which shall be set by the Company.

EXHIBIT B

FORM OF JOINDER AGREEMENT FOR CONSENTING CREDITORS

This Joinder Agreement to the Restructuring Support Agreement, dated as of [•], 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among Halcón Resources Corporation and its subsidiaries party thereto, and the holders of the principal amounts outstanding under the [Third Lien Notes / Unsecured Notes / Convertible Note / Preferred Stock] (together with their respective successors and permitted assigns, the “Consenting Creditors” and each, a “Consenting Creditor”) is executed and delivered by                                  (the “Joining Party”) as of               , 2016.  Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.     Agreement to be Bound.  The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof).  The Joining Party shall hereafter be deemed to be a “Consenting Creditor” and a “Party” for all purposes under the Agreement and with respect to any and all Note Claims and/or Preferred Stock held by such Joining Party.

2.     Representations and Warranties.  With respect to [the aggregate principal amount of Third Lien Notes / Unsecured Notes / Convertible Note] [the number of shares of Preferred Stock], in each case, set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Creditors set forth in Section 7 of the Agreement to each other Party to the Agreement.

3.     Governing Law.  This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[CONSENTING CREDITOR]

By:
Name:
Title:

Principal Amount of the Third Lien Notes:  $

Principal Amount of the Unsecured Notes:  $

Principal Amount of the Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:

Fax:
Attention:
Email:

Acknowledged:

HALĆON RESOURCES CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO JOINDER

Exhibit B

Schedule of Executory Contracts to be Rejected

Exhibit B

Schedule of Executory Contracts to be Rejected

Property	Non-Debtor Counterparty	Debtor Counterparty	Lease or Sublease	Lease Commencement Date	Description
600 Cranberry Woods Dr., Suite 300, Cranberry, PA	McKnight Property Management, LLC 310 Grant Street, Suite 2400 Pittsburgh, PA 15219	Halcόn Resources Corp.	Lease	August 1, 2013	Office space
600 Cranberry Woods Dr., Suite 300, Cranberry, PA	Prodigo Solutions, Inc. 600 Cranberry Woods Drive, Suite 300 Cranberry Township, PA 16066	Halcόn Resources Corp.	Sublease	August 1, 2015	Office space
5100 E Skelly Drive, Suite 600, Tulsa, OK	KBS Meridian Tower, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660	Halcόn Resources Corp.	Lease	November 1, 2013	Office space
5100 E Skelly Drive, Suite 600, Tulsa, OK	RAM Energy, LLC 5100 E. Skelly Drive, Suite 650 Tulsa, Oklahoma 74135	Halcόn Resources Corp.	Sublease	June 16, 2014	Office space

EXECUTION VERSION

CONSENT AND AMENDMENT
TO RESTRUCTURING SUPPORT AGREEMENT

THIS CONSENT AND AMENDMENT dated as of July 22, 2016 (this “Amendment”) is entered into by and among (i) Halcón Resources Corporation (“Holdings” and, together with certain of its subsidiaries that are parties hereto and listed on Schedule 1 hereto, the “Company”) and (ii) the undersigned Consenting Creditors comprising the Requisite Creditors. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the RSA (as defined below).

WHEREAS, the Parties entered into a certain Restructuring Support Agreement dated as of June 9, 2016 (the “RSA”).

AND WHEREAS, the Parties wish to amend certain provisions of the RSA and consent to certain matters with respect to the Second Lien Notes.

AND WHEREAS, the Parties wish to take such actions necessary to give effect to the foregoing.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and in the RSA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Section 1.                                           Amendment to Term Sheet.  With respect to the Term Sheet, the first sentence of the last paragraph under the heading “Restructuring Summary” is hereby amended and restated in its entirety as follows:

“No later than two (2) business days prior to the Commencement Date, the Company will pay via wire transfer cash interest with respect to the (i) Third Lien Noteholders through the later of May 15, 2016 and the date on which interest and/or dividends are paid on the Unsecured Notes, the Convertible Note or the Preferred Stock and (ii) Unsecured Noteholders through the later of May 15, 2016 and the date on which interest and/or dividends are paid on the Third Lien Notes, the Convertible Note or the Preferred Stock, and on the date of such interest payments, the Company will notify the respective advisors to the Requisite Third Lien Noteholders and the Requisite Unsecured Noteholders of the making of such payments.”

Section 2.                                           Amendment to RSA.  Section 4 of the RSA is hereby amended by adding the following paragraph at the end of such section:

“(c)  The Plan shall not specify how distributions will be allocated between principal and interest, and the Company shall amend the Plan dated as of June 20, 2016 to remove any references to distributions being allocated to principal or interest, including by removing Section 6.11, no later than three (3) business days before the Confirmation Hearing.”

Section 3.                                           Consent. The Company and the undersigned Consenting Creditors hereby agree to the treatment of the Second Lien Notes, including without limitation, the related amendment to the Second Lien Notes and Second Lien Indentures, as set forth on the term sheet attached hereto as Exhibit A.

Section 4.                                           Miscellaneous.

4.1                               This Amendment shall become effective and binding upon each Party upon the execution and delivery by such Party of an executed signature page hereto and shall become effective and binding on all Parties upon receipt by the Company of executed signature pages from each of (i) the Requisite Third Lien Noteholders, (ii) the Requisite Unsecured Noteholders, (iii) the Convertible Noteholder and (iv) the Requisite Preferred Holders.

4.2                               Except as specifically set forth herein, the terms of the RSA shall remain in full force and effect and are hereby ratified and confirmed.

4.3                               This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Execution copies of this Amendment delivered by facsimile or PDF shall be deemed to be an original for the purposes of this paragraph.

[Signature Page Follows]

2

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

HALĆON PARTIES

HALĆON RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chairman of the Board and Chief Executive Officer

SIGNATURE PAGE TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN HOLDINGS, INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HK RESOURCES, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

THE 7711 CORPORATION

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN GULF STATES, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN LOUISIANA OPERATING, L.P.

By:	Halcón Gulf States, LLC,
its general partner

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN FIELD SERVICES, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	President and Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN ENERGY PROPERTIES, INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN OPERATING CO., INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN WILLISTON I, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN WILLISTON II, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN RESOURCES OPERATING, INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HRC ENERGY LOUISIANA, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HRC ENERGY RESOURCES (WV), INC.

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HRC PRODUCTION COMPANY

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HALCÓN ENERGY HOLDINGS, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HRC ENERGY, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HK ENERGY, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HK LOUISIANA OPERATING, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HK OIL & GAS, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HK ENERGY OPERATING, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

HRC OPERATING, LLC

By:	/s/ Floyd C. Wilson
	Name:	Floyd Wilson
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

By:	Ares Capital Management II LLC, its Adviser

	By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $ Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC 2000 Avenue of the Stars 12th Floor Los Angeles, California, 90067

Phone: (310) 201-4169
Attention: Darryl Schall
Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES STRATEGIC INVESTMENT PARTNERS LTD.

By:	ARES STRATEGIC INVESTMENT MANAGEMENT LLC, AS
INVESTMENT MANAGER

By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC
2000 Avenue of the Stars
12th Floor
Los Angeles, California, 90067

Phone: (310) 201-4169
Attention: Darryl Schall
Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR FUTURE FUND BOARD OF GUARDIANS

By:	ARES ENHANCED LOAN INVESTMENT STRATEGY ADVISOR IV, L.P., ITS INVESTMENT MANAGER (ON BEHALF OF THE ASIP II SUB-ACCOUNT)

By:	ARES ENHANCED LOAN INVESTMENT STRATEGY ADVISOR IV GP, LLC, ITS GENERAL PARTNER

By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC 2000 Avenue of the Stars 12th Floor Los Angeles, California, 90067

Phone: (310) 201-4169
Attention: Darryl Schall
Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ASIP (HOLDCO) IV S.À.R.L.

By:	ASIP OPERATING MANAGER IV LLC, ITS INVESTMENT MANAGER

By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC
2000 Avenue of the Stars
12th Floor
Los Angeles, California, 90067

Phone: (310) 201-4169
Attention: Darryl Schall
Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES MULTI-STRATEGY CREDIT FUND V (H), L.P.

By:	ARES MSCF V (H) MANAGEMENT LLC, ITS MANAGER

By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC
2000 Avenue of the Stars
12th Floor
Los Angeles, California, 90067

Phone: (310) 201-4169
Attention: Darryl Schall
Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

TRANSATLANTIC REINSURANCE COMPANY

By:	ARES ASIP VII MANAGEMENT, L.P., ITS PORTFOLIO MANAGER

By:	ARES ASIP VII GP, LLC, ITS GENERAL PARTNER

By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC
2000 Avenue of the Stars
12th Floor
Los Angeles, California, 90067

Phone: (310) 201-4169
Attention: Darryl Schall
Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

RSUI INDEMNITY COMPANY

By:	ARES ASIP VII MANAGEMENT, L.P., ITS PORTFOLIO MANAGER

By:	ARES ASIP VII GP, LLC, ITS GENERAL PARTNER

By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC
2000 Avenue of the Stars
12th Floor
Los Angeles, California, 90067

Phone: (310) 201-4169
Attention: Darryl Schall
Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES SPECIAL SITUATIONS FUND III, L.P.

By:	ASSF OPERATING MANAGER III, LLC, ITS MANAGER

By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC
2000 Avenue of the Stars
12th Floor
Los Angeles, California, 90067

Phone: (310) 201-4169
Attention: Darryl Schall
Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ARES SPECIAL SITUATIONS FUND IV, L.P.

By:	ASSF OPERATING MANAGER IV, L.P., ITS MANAGER

By:	/s/ Darryl Schall
Name: Darryl Schall
Title: Vice President

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC
2000 Avenue of the Stars
12th Floor
Los Angeles, California, 90067

Phone: (310) 201-4169
Attention: Darryl Schall
Email: Dschall@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

AF IV US BD Holdings, L.P.

By:	/s/ Daniel Nguyen

Name:	Daniel Nguyen

Title:	Chief Financial Officer

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
ARES MANAGEMENT LLC
2000 Avenue of the Stars
12th Floor
Los Angeles, California, 90067

Phone: 310 201-4204
Attention: Daniel Nguyen
Email: Nguyen@aresmgmt.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

FRANKLIN ADVISERS, INC. as investment manager on behalf of certain funds and accounts

By:	/s/ Glenn Voyles

Name:	Glenn Voyles

Title:	VP

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
One Franklin Pkwy
San Mateo, CA 94403

Fax: 650-312-2070
Attention: Bryant Dieffenbacher; Christopher Chen
Email:	bryant.dieffenbacher@franklintempleton.com; chris.chen@franklintempleton.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

TYRUS CAPITAL EVENT MASTER FUND LIMITED
by its agent, Tyrus Capital S.A.M.

By:	/s/ Mark Madden

Name:	Mark Madden

Title:	Director

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
c/o Tyrus Capital S.A.M.
4 Avenue de Roqueville
98000 Monaco

Fax: +377 9999 5090
Attention: Head of Legal
Email: opsteam@tyruscap.mc; legal@tyruscap.mc

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

EACH ENTITY LISTED ON EXHIBIT A HERETO

By:	Putnam Investment Management, LLC, as investment manager

By:	/s/ Norman P. Boucher

Name:	Norman P. Boucher

Title:	Portfolio Manager

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
c/o Putnam Investments
One Post Office Square
Boston, MA 02109
Attention: Office of the General Counsel

Fax: (617) 760-1625
Attention: Stephen M. Gianelli
Email: stephen_gianelli@putnam.com

A copy of the Agreement and Declaration of Trust of each Consenting Creditor listed on Exhibit A hereto is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of each such Consenting Creditor as Trustees and not individually and that the obligations of this instrument are not binding on any of the Trustees or officers or shareholders individually, but are binding only on the assets or property of each such Consenting Creditor with respect to its obligations hereunder. Furthermore, notice is given that the assets and liabilities of each series of each such Consenting Creditor that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint and are binding only on the assets or property of each series with respect to its obligations hereunder.

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

Exhibit A

Putnam Investment Management, LLC

Consenting Creditor

Putnam High Yield Trust
Putnam High Income Securities Fund
Putnam Variable Trust — Putnam VT High Yield Fund
Putnam Variable Trust — Putnam VT Global Asset Allocation Fund
Putnam Premier Income Trust
Putnam Master Intermediate Income Trust
Putnam Asset Allocation Funds — Putnam Dynamic Asset Allocation Growth Fund
Putnam Asset Allocation Funds — Putnam Dynamic Asset Allocation Balanced Fund
Putnam Asset Allocation Funds — Putnam Dynamic Asset Allocation Conservative Fund
Putnam Variable Trust — Putnam VT Diversified Income Fund
Putnam Funds Trust — Putnam Dynamic Risk Allocation Fund
Putnam Funds Trust — Putnam Absolute Return 700 Fund
Great-West Funds, Inc. — Great-West Putnam High Yield Bond Fund

CONSENTING CREDITOR

EACH ENTITY LISTED ON EXHIBIT A HERETO

By: The Putnam Advisory Company, LLC, as investment manager

By:	/s/ Norman P. Boucher

Name: Norman P. Boucher

Title: Portfolio Manager

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

c/o Putnam Investments

One Post Office Square

Boston, MA 02109

Attention: Office of the General Counsel

Fax: (617) 760-1625

Attention: Stephen M. Gianelli

Email: stephen_gianelli@putnam.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

Exhibit A

The Putnam Advisory Company, LLC

Consenting Creditor

Putnam High Yield Fixed Income Fund, LLC
Putnam World Trust — Putnam Global High Yield Bond Fund
LGT Multi Manager Bond High Yield (USD)
Putnam Total Return Fund, LLC
IG Putnam U.S. High Yield Income Fund
Mackenzie Corporate Bond Fund
Mackenzie North American Corporate Bond Fund
Investors Canadian High Yield Income Fund
Counsel Portfolio Services Inc — Counsel Fixed Income
The International Investment Fund — Putnam Global Alpha Fund
Counsel North American High Yield Bond Fund

CONSENTING CREDITOR

EACH ENTITY LISTED ON EXHIBIT A HERETO

By: Putnam Fiduciary Trust Company, as investment manager

By:	/s/ Norman P. Boucher

Name: Normal P. Boucher

Title: Portfolio Manager

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

c/o Putnam Investments

One Post Office Square

Boston, MA 02109

Attention: Office of the General Counsel

Fax: (617) 760-1625

Attention: Stephen M. Gianelli

Email: stephen_gianelli@putnam.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

Exhibit A

Putnam Fiduciary Trust Company

Consenting Creditor

Putnam Total Return Trust
Putnam Retirement Advantage GAA Balanced Portfolio
Putnam Retirement Advantage GAA Conservative Portfolio
Putnam Retirement Advantage GAA Growth Portfolio
Putnam Retirement Advantage GAA Income Strategies Portfolio

CONSENTING CREDITOR

Loomis, Sayles & Company, L.P., as investment manager,
on behalf of one or more discretionary accounts holding the Notes
(each such account, separately and not jointly, a “Noteholder”)
By: Loomis, Sayles & Company, Incorporated
Its General Partner

By:	/s/ Mari Shimokawa

Name: Mari Shimokawa

Title: V.P. & Deputy Chief Compliance Officer

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

One Financial Center

27th Floor

Boston, MA 02111

Fax: [•]

Attention: Peter S. Sheehan

Email: psheehan@loomissayles.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

MANULIFE ASSET MANAGEMENT as investment adviser on behalf of:

John Hancock Focused High Yield Fund

John Hancock Funds III - Core High Yield Fund

Manulife High Yield Bond Fund

John Hancock Global Short Duration Credit Fund

Manulife Global Tactical Credit Fund

Manulife US Fixed Income Trust

Manulife US Tactical Credit Fund

Manulife Global - US Special Opportunities Fund

By:	/s/ Diane Landers

Name: Diane Landers

Title: Chief Operating Officers

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Manulife Asset Management (US) LLC

197 Clarendon Street, Boston, MA 02116

Fax: 617.375.1666

Attention: Diane Landers

Email: dlanders@manulifeam.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

HALRES LLC

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

3811 Turtle Creek Blvd., Suite 1000

Dallas, Texas 75219

Fax: 214.599.0200

Attention: Mark A. Welsh IV

Email: mwelsh@encapinvestments.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer Diversified High Income Trust

By:  Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor

Name: William Taylor

Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer Funds — U.S. High Yield

By:  Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor

Name: William Taylor

Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer High Income Trust

By:  Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor

Name: William Taylor

Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer High Yield Fund

By:  Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor

Name: William Taylor

Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

ING Partners, Inc. — VY Pioneer High Yield Portfolio

By:  Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor

Name: William Taylor

Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer Funds — Global High Yield

By:  Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor

Name: William Taylor

Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Pioneer Multi-Asset Income Fund

By:  Pioneer Investment Management, Inc., its adviser

By:	/s/ William Taylor

Name: William Taylor

Title: Vice President

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Pioneer Investment Management, Inc.

60 State Street

Boston, MA 02109

Fax: 617-528-6845

Attention: Will Taylor

Email: William.taylor@pioneerinvestments.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Credit Suisse Securities USA, LLC

By:	/s/ Kevin Lowe

Name: Kevin Lowe

Title: Managing Director

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:	11 Madison Ave
New York, NY 10010

Fax: (212) 322-9355

Attention: Charles O’Reilly

Email: Charles.O’Reilly@csg.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Equitec Specialists, LLC

By:	/s/ Christopher Kuehner

Name: Christopher Kuehner

Title: Compliance Officer

Principal Amount of Third Lien Notes:     $

Principal Amount of Unsecured Notes:  $

Principal Amount of Convertible Note:  $

Number of Shares of Preferred Stock:

Notice Address:

Equitec Specialist, LLC

8 Spruce Street #50C

New York, NY 10038

Fax: 212-747-1114

Attention: Dan Katzner

Email: dkatzner@eqtc.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

CANADA PENSION PLAN INVESTMENT BOARD

By:	/s/ Scott Lawrence
Name: Scott Lawrence
Title: Managing Director, Head of Relationship Investments

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
One Queen Street East, Suite 2500
Toronto, Ontario M5C 2W5

Fax:
Attention:
Email:

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Thornburg Investment Income Builder Fund

By:	/s/ Jason Brady

Name: Jason Brady

Title: Portfolio Manager, President & CEO

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
2300 North Ridgetop RD
Santa Fe, NM 87506

Fax: 505.467.7175
Attention: Leon Sandersfeld
Email: lsandersfeld@thornburg.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

Thornburg Strategic Income Fund

By:	/s/ Jason Brady

Name: Jason Brady

Title: Portfolio Manager, President & CEO

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
2300 North Ridgetop RD
Santa Fe, NM 87506

Fax: 505.467.7175
Attention: Leon Sandersfeld
Email: lsandersfeld@thornburg.com

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CONSENTING CREDITOR

Delaware Public Employees’ Retirement System

By:	/s/ Jason Brady

Name: Jason Brady

Title: Portfolio Manager, President & CEO

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
2300 North Ridgetop RD
Santa Fe, NM 87506

Fax: 505.467.7175
Attention: Leon Sandersfeld
Email: lsandersfeld@thornburg.com

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CONSENTING CREDITOR

Arlington County Employees’ Retirement System

By:	/s/ Jason Brady

Name: Jason Brady

Title: Portfolio Manager, President & CEO

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:
2300 North Ridgetop RD
Santa Fe, NM 87506

Fax: 505.467.7175
Attention: Leon Sandersfeld
Email: lsandersfeld@thornburg.com

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CONSENTING CREDITOR

/s/ Floyd C. Wilson
Floyd C. Wilson

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:

c/o Halcón Resources Corporation
1000 Louisiana Street, Suite 6700
Houston, Texas 77002
Fax: 713.589.8020
Attention: Floyd C. Wilson
Email: fwilson@halconresources.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

CONSENTING CREDITOR

/s/ James W. Christmas
James W. Christmas

Principal Amount of Third Lien Notes: $

Principal Amount of Unsecured Notes: $

Principal Amount of Convertible Note: $

Number of Shares of Preferred Stock:

Notice Address:

1089 Oceanfront
Long Beach, New York 11561

Fax:
Attention:
Email: jchristmas@halconresources.com

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CONSENTING CREDITOR

Delaware Investment Advisers, a series of Delaware Management Business Trust, on behalf of each of the accounts on Appendix A for which it is designated as investment adviser, severally and not jointly

By:	/s/ Wayne A. Anglace
Name: Wayne A. Anglace
Title: Vice President/Portfolio Manager

Delaware Investments Fund Advisers, a series of Delaware Management Business Trust, on behalf of each of the accounts on Appendix A for which it is designated as investment adviser, severally and not jointly

By:	/s/ Wayne A. Anglace
Name: Wayne A. Anglace
Title: Vice President/Portfolio Manager

Delaware Management Company, a series of Delaware Management Business Trust, on behalf of each of the accounts on Appendix A for which it is designated as investment adviser, severally and not jointly

By:	/s/ Wayne A. Anglace
Name: Wayne A. Anglace
Title: Vice President/Portfolio Manager

Notice Address:
c/o Delaware Investments
2005 Market Street
Philadelphia, PA 19103
Attn: Wayne Anglace, with a copy to General Counsel
Fax: 215-255-1640
Email: wayne.anglace@delinvest.com

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

Appendix A

Account	Investment Adviser
Delaware Investments Dividend and Income Fund, Inc.	Delaware Management Company, a series of Delaware Management Business Trust (“DMC”)
Delaware VIP Diversified Income Series, a series of Delaware VIP Trust	DMC
Delaware Divided Income Fund, a series of Delaware Group Equity Funds V	DMC
Delaware Enhanced Global Dividend and Income Fund	DMC
Delaware Diversified Income Fund, a series of Delaware Group Adviser Funds	DMC
Delaware Foundation Conservative Allocation Fund, a series of Delaware Group Foundation Funds	DMC
Delaware Foundation Moderate Allocation Fund, a series of Delaware Group Foundation Funds	DMC
Delaware Foundation Growth Allocation Fund, a series of Delaware Group Foundation Funds	DMC
Optimum Fixed Income Fund, a series of Optimum Fund Trust	DMC
LVIP Delaware Foundation Conservative Allocation Fund, a series of Lincoln Variable Insurance Products Trust	Delaware Investments Fund Advisers, a series of Delaware Management Business Trust (“DIFA”)
LVIP Delaware Foundation Moderate Allocation Fund, a series of Lincoln Variable Insurance Products Trust	DIFA
LVIP Delaware Foundation Aggressive Allocation Fund, a series of Lincoln Variable Insurance Products Trust	DIFA
Munson Healthcare Operating Fund — Convertibles	Delaware Investment Advisers, a series of Delaware Management Business Trust (“DIA”)
Munson Healthcare Pension Plan - Convertibles	DIA
Munson Healthcare Foundation - Convertibles	DIA
Presbyterian Villages of Michigan Foundation	DIA
Midland First United Methodist Church Foundation	DIA
Hurley Hospital Post Retirement	DIA
Bronson Healthcare Group Self Funded Liability Account	DIA
Bronson Healthcare Group Post Retirement Medical	DIA
Bronson Healthcare Group Long Term Reserve	DIA
Bronson Healthcare Group Pension Plan	DIA
Delaware Diversified Income Trust, a separate fund established under the Delaware Investments Collective Investment Trust	DIA
Bronson Battle Creek Retirement Plan	DIA

SIGNATURE PAGE TO CONSENT AND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

SCHEDULE 1

Restructuring Subsidiaries

Halcón Holdings, Inc.

HK Resources, LLC

The 7711 Corporation

Halcón Gulf States, LLC

Halcón Louisiana Operating, L.P.

Halcón Field Services, LLC

Halcón Energy Properties, Inc.

Halcón Operating Co., Inc.

Halcón Williston I, LLC

Halcón Williston II, LLC

Halcón Operating Inc.

HRC Energy Louisiana, LLC

HRC Energy Resources (WV), Inc.

HRC Production Company

Halcón Energy Holdings, LLC

HRC Energy, LLC

HK Energy, LLC

HK Louisiana Operating, LLC

HK Oil & Gas, LLC

HK Energy Operating, LLC

HRC Operating, LLC

EXHIBIT A

Second Lien Note Amendment Term Sheet

HALCÓN RESOURCES CORPORATION

TERM SHEET

JULY 22, 2016

This term sheet sets forth the principal terms of a proposed amendment (“Amendment”) to the Second Lien Note Indentures (as defined below) to be implemented pursuant to a consent solicitation, consistent with the terms set forth herein.  Reference is hereby made to that certain restructuring support agreement dated June 9, 2016, by and among the Company and the Consenting Creditors (the “Restructuring Support Agreement”). (1)

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY AND/OR OTHER APPLICABLE LAWS.  THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROVISIONS OF RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL RULES. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN IS STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY ABSENT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE TERMS SET FORTH HEREIN ARE FOR DISCUSSION PURPOSES ONLY AND REMAIN SUBJECT TO APPROVAL BY THE LENDERS UNDER THE REVOLVING CREDIT AGREEMENT, THE REQUISITE CREDITORS UNDER THE RESTRUCTURING SUPPORT AGREEMENT, AND THE BOARD OF DIRECTORS OF THE COMPANY.

Transaction Overview

Notes and Indentures to be Amended:

The Company is prepared to enter into the Amendment, consistent with the terms set forth herein, to: (a) the 8.625% Senior Secured Notes (the “8.625% Second Lien Notes”) issued under that certain indenture, dated as of May 1, 2015, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee (as amended, modified, or otherwise supplemented from time to time, the “8.625% Second Lien Note Indenture”) and (b) the 12.0% Senior Secured Notes (the “12.0% Second Lien Notes” and, together with the 8.625% Second Lien Notes, the “Second Lien Notes” and the holders of such Second Lien Notes, the “Second Lien Noteholders”) issued under that certain indenture, dated as of December 21, 2015, by and among Holdings, as issuer, each of the guarantors named therein, and U.S. Bank National Association, as trustee (as amended, modified or otherwise supplemented from time to time, the “12.0% Second Lien Note Indenture” and, together with the 8.625% Second Lien Note Indenture, the “Second Lien Note Indentures”).

Proposed Amendments:

On or as soon as reasonably practicable following the Effective Date of the Plan, the Second Lien Note Indentures and any the other applicable Note Documents (as defined in the Second Lien Note Indenture) will be amended as follows:

Incurrence of Indebtedness/Lien Covenants

•                  Section 4.3(b)(1): Section 4.3(b)(1)(a)(i) to be amended and restated as $900.0 million. The remaining provisions of Section 4.3(b)(1) shall remain unchanged.

(1)  Capitalized terms used but not otherwise herein defined have the meanings ascribed to them in the Restructuring Support Agreement or the Second Lien Note Indentures, as applicable.

•                  Section 4.3(b)(3): $150 million Parity Lien Debt basket to be deleted.

•                  Section 4.5: Subsection (14) of the definition of Permitted Liens to be amended to delete any references to other Parity Lien Debt.

Restricted Payments Covenant

•                  Section 4.4(b)(3): Amend Section 4.4(b)(3) to adjust the start date for measuring the Consolidated Net Income builder basket period from April 1, 2015, to the beginning of the fiscal quarter after the Effective Date of the Plan.

•                  Subsection 4.4: Amend the definition of Restricted Payment to include any prepayments of Junior Lien Debt or unsecured Indebtedness incurred under Credit Facilities.

•                  Section 4.4(c)(14): $250 million basket for prepayments of unsecured notes to be deleted.

Noteholder Professionals:

Prior to the Petition Date, but subject to the occurrence of the Support Effective Date, the Company agrees to pay the reasonable fees and expenses incurred through and including the Support Effective Date of each of Centerview Partners LLC, as financial advisor to the ad hoc group of Second Lien Noteholders (the “Ad Hoc Group”), and O’Melveny & Myers LLP, as counsel to the Ad Hoc Group (collectively, the “Noteholder Advisors”); provided, however, that the reasonable fees and expenses of the Noteholder Advisors shall not exceed $500,000.00 in the aggregate.

Consent Fee:

In addition to the Amendment, in consideration for the Consenting Noteholder Obligations set forth below, the Company agrees to pay:

(a)         to each holder of 8.625% Second Lien Notes that agrees to the Amendment and is either party to the Lock-up Agreement (as defined below) or does not object or take any action in contravention to the Plan, a fee equal to 1.25% of the aggregate principal amount of such holder’s outstanding 8.625% Second Lien Notes, subject to the occurrence of the Effective Date of the Plan and the effectiveness of the Amendment (the “8.625% Note Consent Fee”); and

(b)         to each holder of 12.0% Second Lien Notes that agrees to the Amendment and is either party to the Lock-up Agreement or does not object or take any action in contravention to the Plan, a fee equal to 1.25% of the aggregate principal amount of such holder’s outstanding 12.0% Second Lien Notes, subject to the occurrence of the Effective Date of the Plan (the “12.0% Note Consent Fee” and, together with the 8.625% Note Consent Fee, the “Consent Fees”);

provided, however, that the Consent Fees shall only be paid if the Effective Date occurs within the milestones set forth in the Restructuring Support Agreement as in effect on the date hereof and without regard to any amendments of such milestones although the balance of this Term Sheet shall remain in effect.

Agreements of the Consenting Second Lien Noteholders:

Subject to the occurrence of the Support Effective Date (as herein defined), each holder of Second Lien Notes that agrees to the Amendment agrees to:

•                  timely submit its consent to the Amendment;

•                  support and take such commercially reasonable actions necessary or reasonably requested by the Company to obtain approval of the Disclosure Statement, and confirmation and consummation of the Plan and the Restructuring, including any debtor-in-possession financing for the Company that includes a “roll up” of the Revolving Credit Agreement Claims and any other transactions contemplated by the Plan;

•                  not directly or indirectly, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing or prosecution of any Alternative Restructuring or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation, approval of the Disclosure Statement, and the confirmation and consummation of the Plan and the Restructuring, including any debtor-in-possession financing that includes a “roll up” of the Revolving Credit Agreement Claims and any other transactions contemplated by the Plan; and

•                  not transfer any of its Second Lien Note Claims unless such transferee agrees to be bound by the terms set forth herein and notifies the Company within two (2) business days of such transfer (collectively, the “Consenting Noteholder Obligations”).

Support Effective Date:

The date by which the Company and holders of not less than 51% of the outstanding principal amount of the Second Lien Notes execute the Lock-up Agreement (the “Support Effective Date”). For purposes of this Term Sheet, “Lock-up Agreement” means a lock-up or similar agreement consistent with the terms set forth herein.

Implementation:

To be implemented through a consent solicitation to be commenced by the Company on or as soon as reasonably practicable following the Effective Date of the Plan but in no event later than thirty (30) days following the Effective Date.

Disclosure:

The terms of the Amendment, including the Company’s obligation to solicit consents for the Amendment from holders of the Second Lien Notes on or as soon as reasonably practicable following the Effective Date, shall be described in the solicitation procedures motion filed in the Chapter 11 Cases.

Exhibit B

Notice of Entry of the Order

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

x
:
In re	:	Chapter 11
:
HALCÓN RESOURCES CORPORATION, et al.,	:	Case No. 16-11724 (BLS)
:
	:	Jointly Administered
Debtors.(1)	:
x

NOTICE OF (A) ENTRY OF ORDER (I) APPROVING THE DEBTORS’ (a)
DISCLOSURE STATEMENT PURSUANT TO SECTIONS 1125 AND 1126(b) OF
THE BANKRUPTCY CODE, (b) SOLICITATION OF VOTES AND VOTING
PROCEDURES, AND (c) FORMS OF BALLOTS, AND (II) CONFIRMING
THE AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN OF HALCÓN
RESOURCES CORPORATION, ET AL. UNDER CHAPTER 11 OF THE
BANKRUPTCY CODE, AND (B) OCCURRENCE OF EFFECTIVE DATE

TO CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that an order (the “Order”) approving the disclosure statement, solicitation of votes and voting procedures, and forms of ballots, and confirming the Amended Joint Prepackaged Plan of Halcón Resources Corporation, Et Al. Under Chapter 11 of the Bankruptcy Code, dated as of September 2, 2016 (as amended, modified or supplemented, the “Plan”), for the above-captioned debtors, as debtors and debtors in possession (collectively, the “Debtors”), was entered by the Honorable Brendan L. Shannon, Chief United States Bankruptcy Judge for the District of Delaware (the “Bankruptcy Court”) on September [  ], 2016.  Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Order.

PLEASE TAKE FURTHER NOTICE that the Order is available for inspection during regular business hours in the office of the Clerk of the Bankruptcy Court, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801.  The Order is also available on the website maintained by the Debtors’ noticing agent, Epiq Bankruptcy Solutions, LLP at

(1)  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Halcón Resources Corporation (0684); Halcón Holdings, Inc. (5102); HK Resources, LLC (9194); The 7711 Corporation (4003); Halcón Gulf States, LLC (2976); Halcón Louisiana Operating, L.P. (9727); Halcón Field Services, LLC (0280); Halcón Energy Properties, Inc. (5292); Halcón Operating Co., Inc. (3588); Halcón Williston I, LLC (9550); Halcón Williston II, LLC (9676); Halcón Resources Operating, Inc. (4856); HRC Energy Louisiana, LLC (1433); HRC Energy Resources (WV), Inc. (2713); HRC Production Company (3501); Halcón Energy Holdings, LLC (0538); HRC Energy, LLC (5010); HK Energy, LLC (8956); HK Louisiana Operating, LLC (4549); HK Oil & Gas, LLC (0502); HK Energy Operating, LLC (8107); HRC Operating, LLC (5129).  The Debtors’ mailing address is 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

http://dm.epiq11.com/Halcon or by accessing the Bankruptcy Court’s website www.deb.uscourts.gov.  Please note that a PACER password and login are required to access documents on the Bankruptcy Court’s website.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on September [  ], 2016.

PLEASE TAKE FURTHER NOTICE that, in accordance with section 8.3 of the Plan and the Order, any proof of Claim for damages arising out of the rejection of any executory contract or unexpired lease pursuant to Section 8.1 of the Plan must be filed with (a) if by hand delivery or overnight courier, to Epiq Bankruptcy Solutions, LLC, Attn: Halcón Claims Processing, 10300 SW Allen Blvd., Beaverton, OR 97005, (b) if by first-class mail, to Epiq Bankruptcy Solutions, LLC, Attn: Halcón Claims Processing, P.O. Box 4421, Beaverton, OR 97076-4421, or (c) if by hand delivery, United States Bankruptcy Court, Dist. Del., 824 Market Street, 3rd Floor, Wilmington, Delaware 19801, no later than thirty (30) days after the later of (1) the Confirmation Date or (2) the effective date of rejection of such executory contract or unexpired lease, or shall be forever barred from assertion against the Reorganization Plan Debtors and their Estates.

PLEASE TAKE FURTHER NOTICE that, in accordance with Section 2.2 of the Plan, all professional Persons seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code shall file first and final applications for allowance of compensation for services provided, and reimbursement of expenses incurred by no later than October [  ], 2016 at 4:00 p.m. (Prevailing Eastern Time).  The hearing on first and final fee applications shall be held before the Bankruptcy Court on November [  ], 2016 at 10:00 a.m. (Prevailing Eastern Time) or as soon thereafter as counsel may be heard.

PLEASE TAKE FURTHER NOTICE that, the Debtors are authorized to release any and all funds deposited into any segregated accounts maintained for the benefit of any utility companies pursuant to the Final Order Pursuant to 11 U.S.C. §§ 366 and 105(a) (i) Approving Debtors’ Proposed Form of Adequate Assurance of Payment to Utilities, (ii) Establishing Procedures for Resolving Objections by Utility Companies, and (iii) Prohibiting Utilities from Altering, Refusing, or Discontinuing Service (ECF No. 135).  All utilities, including any Person who received a deposit or other form of adequate assurance of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), including, without limitation, gas, electric, telephone, trash and sewer services, shall return such Deposits to the Debtors and/or the Reorganized Debtors, as applicable, either by setoff against postpetition indebtedness or by cash refund, by no later than ten (10) days following the Effective Date, and, as of the Effective Date, such utilities are not entitled to make requests for or receive Deposits.

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PLEASE TAKE FURTHER NOTICE that the Plan and the provisions thereof are binding on the Debtors, the Reorganized Debtors, any holder of a Claim against, or Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder or entity voted to accept the Plan.

Dated:           Wilmington, Delaware

September  , 2016

YOUNG CONAWAY STARGATT & TAYLOR, LLP
Robert S. Brady (No. 2847)
Michael R. Nestor (No. 3526)
Jaime Luton Chapman (No. 4936)
Patrick A. Jackson (No. 4976)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

-and-

WEIL, GOTSHAL & MANGES LLP
Gary T. Holtzer
Joseph H. Smolinsky
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for the Debtors
and Debtors in Possession

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